EXHIBIT 10.35

               LIMITED LIABILITY COMPANY AGREEMENT

                               OF

                SHOWBOAT ROCKINGHAM COMPANY, LLC,

            A NEW HAMPSHIRE LIMITED LIABILITY COMPANY

               LIMITED LIABILITY COMPANY AGREEMENT
                               OF
              SHOWBOAT ROCKINGHAM COMPANY, L.L.C.,
            A NEW HAMPSHIRE LIMITED LIABILITY COMPANY


                        TABLE OF CONTENTS

                                                             PAGE

ARTICLE I. RECITALS AND DEFINITIONS                             2
 1.1 Recitals                                                   2

ARTICLE II. OFFICES                                             6
 2.1 Principal Office                                           6

ARTICLE III. PURPOSE                                            6
 3.1 Purpose                                                    6

ARTICLE IV. CAPITAL                                             6
 4.1 Capital Contributions                                      6
 4.2 Capital Accounts                                          10
 4.3 Federal Income Tax Elections                              11
 4.4 Members Invested Capital                                  12
 4.5 Development Financing                                     12
 4.6 Excess Interest                                           12
 4.7 Interest                                                  13

ARTICLE V. MEMBERS                                             13
 5.1 Powers                                                    13
 5.2 Compensation to Members                                   13
 5.3 Other Ventures                                            14
 5.4 Meetings of Members                                       14
 5.5 Action By Written Consent                                 14
 5.6 Place of Meetings of Members                              15
 5.7 Annual Meetings                                           15
 5.8 Annual Meetings: Notice                                   15

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 5.9 Special Meetings                                          15
 5.10 Waiver of Notice                                         15
 5.11 Adjourned Meetings And Notice Thereof                    15
 5.12 Delegation of Authority To Members and Managers          16
 5.13 Admission of New Members                                 16
 5.14 Cooperation of the Member                                16
 5.15 Company Action by Members                                16

ARTICLE VI. MANAGERS                                           17
 6.1 Election                                                  17
 6.2 Removal, Resignation and Vacancies                        17
 6.3 Managers' Power                                           18
 6.4 Company Action by Managers                                18
 6.5 Bank Accounts                                             19
 6.6 Meetings of Managers                                      19
 6.7 Action by Written Consent                                 20
 6.8. Place of Meetings of Managers                            20
 6.9 First Meeting                                             20
 6.10 Special Meetings                                         20
 6.11 Notice                                                   20
 6.12 Remuneration of Managers                                 20
 6.13 Deadlock                                                 20

ARTICLE VII. TRANSFER OF MEMBERS' INTERESTS                    20
 7.1 Transfer of Members' Interests                            20
 7.2 No Transfer Permitted Under Certain Circumstances         21
 7.3 Permitted Transferees                                     21

ARTICLE VIII. COMPULSORY BUY-SELL PROVISION                    22
 8.1 Offer to Purchase                                         22
 8.2 Acceptance                                                22
 8.3 Purchase Price                                            23
 8.4 Payment of Purchase Price                                 23
 8.5 Closing                                                   23
 8.6 Government Approval                                       23

ARTICLE IX. DEFAULTING MEMBER                                  23
 9.1 Option to Purchase Member's Interest                      23

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 9.2 Offer to Purchase Shares of Rockingham Shareholders       24
 9.3 Determination of Purchase Price                           25
 9.4 Payment of Purchase Price                                 25
 9.5 Closing                                                   25

ARTICLE X. RIGHT OF FIRST REFUSAL                              26
 10.1 Third Party Offer                                        26
 10.2 Acceptance of Offer                                      26
 10.3 Third Party Sale                                         27
 10.4 Re-Application of Provisions                             27
 10.5 An Offer to Purchase Showboat's Interest                 27

ARTICLE XI. APPRAISAL                                          28
 11.1 Appraisal                                                28

ARTICLE XII. GENERAL SALE PROVISIONS                           28
 12.1 Application of Sale Provisions                           28
 12.2 Defined Terms                                            28
 12.3 Obligations of Vendor                                    28
 12.4 Release of Guarantees etc.                               29
 12.5 Deliveries to Vendor                                     29
 12.6 Repayment of Debts                                       30
 12.7 Non-Completion by Vendor                                 30
 12.8 Non-Completion by Purchaser                              30
 12.9 Restrictions on Business                                 31
 12.10 No Joint Liability                                      31
 12.11 Consents                                                31

ARTICLE XIII. PROFITS AND LOSSES                               31
 13.1 Net Profits and Losses                                   31
 13.2 Allocations of Deductions                                31
 13.3 Special Allocations                                      31
 13.4 Curative Allocations                                     33
 13.5 Federal Income Tax                                       33

ARTICLE XIV. DISTRIBUTIONS                                     33
 14.1 Operating Distributions                                  33
 14.2 Payment of Member Loans                                  33

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 14.3 Distribution on Dissolution and Liquidation              34

ARTICLE XV. ACCOUNTING AND RECORDS                             34
 15.1 Records and Accounting                                   34
 15.2 Access to Accounting Records                             34
 15.3 Annual Tax Information                                   34
 15.4 Interim Statements and Reports                           34

ARTICLE XVI. TERM                                              35
 16.1 Term                                                     35

ARTICLE XVII. DISSOLUTION OF THE COMPANY AND TERMINATION OF A
           MEMBER'S INTEREST                                   35
 17.1 Dissolution                                              35
 17.2 Bankruptcy, Insolvency or Dissolution                    35

ARTICLE XVIII. INDEMNIFICATION                                 35
 18.1 Indemnity                                                35
 18.2 Indemnity for Actions By or In the Right of The Company  36
 18.3 Indemnity If Successful                                  36
 18.4 Expenses                                                 36
 18.5 Advance Payment of Expenses                              37
 18.6 Other Arrangements Not Excluded                          37

ARTICLE XIX. MISCELLANEOUS PROVISIONS                          38
 19.1 Time is of the Essence                                   38
 19.2 Default Interest Rate                                    38
 19.3 Counterparts                                             38
 19.4 Execution by Facsimile                                   38
 19.5 Force Majeure                                            38
 19.6 Complete Agreement                                       38
 19.7 Amendments                                               39
 19.8 Governing Law                                            39
 19.9 Headings                                                 39
 19.10 Severability                                            39
 19.11 Expenses                                                39
 19.12 Heirs, Successors and Assigns                           39
 19.13 Power of Attorney                                       39

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 19.15 Compliance with Laws                                    40
 19.16 Background Investigations                               40
 19.17 Compliance with Other Agreements                        41
 19.18 Governmental Approval                                   41
 19.19 Licensing Requirements                                  41
 19.20 Foreign Gaming Licenses                                 42
 19.21 Press Releases                                          42
 19.22 Uncertainties                                           42

ARTICLE XX. CONFIDENTIALITY AND NON-USE                        43
 20.1 Disclosure of Propriety Information                      43
 20.2 Use of Proprietary Information                           44
 20.3 Destruction or Return of Confidential Information        44
 20.4 Exception                                                44
 20.5 Survival                                                 44

ARTICLE XXI. ARBITRATION                                       44
 21.1 Appointment of Arbitrators                               44
 21.2 Inability to Act                                         45

ARTICLE XXII. FORCE MAJEURE                                    45
 22.1 Force Majeure Defined                                    45
 22.2 Actions to Resolve Force Majeure Events                  46

ARTICLE XXIII. TERMINATION                                     46
 23.1 Termination Events                                       46
 23.2 Notice of Termination                                    47
 23.3 Remedies Upon Termination                                47

ARTICLE XXIV. NOTICES                                          48

EXHIBIT 3.  THE COMMON AREA                                    50
 1.01 The Common Area Defined                                  50
 1.02 The Company's Easement to Use the Common Area            50
 1.03 Operation and Maintenance of Common Area                 51
 1.04 Common Area Maintenance Cost                             52
 1.05 Accounting                                               53
 1.06 Plans and Budgets                                        53


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               LIMITED LIABILITY COMPANY AGREEMENT
                               OF
              SHOWBOAT ROCKINGHAM COMPANY, L.L.C.,
            A NEW HAMPSHIRE LIMITED LIABILITY COMPANY

     THIS LIMITED LIABILITY COMPANY AGREEMENT (this "Agreement") is made and entered into as of July 27, 1995, by and among Rockingham Venture, Inc., a New Hampshire corporation, ("Rockingham"), and Showboat New Hampshire, Inc., a Nevada corporation ("Showboat"), (Rockingham and Showboat are hereinafter collectively referred to as the "Members" and individually as the "Member") and Showboat Rockingham Company, L.L.C., a New Hampshire limited liability company (the "Company").


                            RECITALS

     A. An affiliate of Showboat lent $8.85 million to Rockingham in consideration of, among other things, the formation of an entity to own a private non-racing gaming business at Rockingham Park , a racetrack owned and operated by Rockingham.

     B. Rockingham and Showboat have agreed to form, as of the date hereof, the Company.

     C. The Members will be the registered and beneficial owners of 100% of the total Interest (as defined below) in the Company.

     D. The Members desire to enter into a limited liability company agreement to govern the affairs of the Company and the conduct of its business, including, without limitation, the rights and restrictions on the transfer of shares of a Member's Interest in the Company owned by the current and future Members of the Company.

     E. The Members desire to set forth their agreements as to the development and management of the Project (defined hereafter) and the proposed gaming operations of the Company at Rockingham Park in the event and with the expectation that (i) the State of New Hampshire enacts legislation which permits a gaming business to be operated at a racetrack facility such as the Rockingham Park and (ii) the gaming licensing authority specified in the legislation permitting gaming selects and licenses the Members.

     F. The Members acknowledge their mutual desire to enter into this Agreement despite the numerous uncertainties which must be resolved or clarified to each party's satisfaction. Both parties undertake to negotiate in good faith in a timely fashion such addenda to this Agreement as are necessary to continue the effectiveness of this Agreement and to revise the assumptions and underlying facts upon which this Agreement is based.

     NOW, THEREFORE, in consideration of the mutual promises contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and with the intention of being bound by this Agreement, the Members agree as follows:

             ARTICLE I.     RECITALS AND DEFINITIONS

1.1  RECITALS
     The foregoing Recitals are true and correct.

1.2  DEFINITIONS
     The following defined terms are used in this Agreement:

     "Act" shall mean the New Hampshire Limited Liability Company
Act  as set forth in the New Hampshire Revised Statutes Annotated
304-C:1 to 304-C:85, inclusive, as amended from time to time.

     "Affiliate" shall mean a Person who directly or indirectly or through one or more intermediaries (i) controls, is controlled by, or is under common control with the Person in question; (ii) is an officer, director or 5% shareholder, partner in or trustee of any Person referred to in the preceding clause; or (iii) is a spouse, father, mother, son, daughter, brother, sister, grandchild, uncle, aunt, nephew or niece of any Person described in clauses (i) and (ii).

     "Agreement"  shall  mean  this  Limited  Liability   Company
Agreement as originally executed and as amended, modified, supplemented, or restated from time to time, as the context may require.

     "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

     "Company" shall mean Showboat Rockingham Company, L.L.C. and includes any successor entity resulting from any merger, amalgamation, reorganization, arrangement or other combination of the Showboat Rockingham Company, L.L.C. and any other Person.

     "Control" shall mean, in relation to a Person that is a corporation, the ownership, directly or indirectly, of voting securities of such Person carrying more than 50% of the voting rights attaching to all voting securities of such Person and which are sufficient, if exercised, to elect a majority of its board of directors; "Controls" and "Controlled" shall have similar meanings.

     "Debt" shall mean, in relation to any Person (i) all indebtedness of such Person for borrowed money, including obligations with respect to bankers' acceptances; (ii) all indebtedness of such Person for the deferred purchase price of property  or  services represented by a note or  other  security;
(iii) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person; (iv) all obligations under leases which shall have been or should be, in accordance with GAAP consistently applied, recorded as capital leases in respect of which such Person is liable as lessee; (v) all reimbursement

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obligations in respect of letters of credit issued at the request of such Person; and (vi) all Debt Guaranteed by such Person.

     "Debt Guaranteed" by any Person shall mean all Debt of the kinds referred in (i) through (v) of the definition of Debt which is directly or indirectly guaranteed by such Person, or which such Person has agreed (contingently or otherwise) to purchase or otherwise acquire, or in respect of which such Person has otherwise assured or agreed to indemnify a creditor against loss.

     "Defaulting Member" shall have the meaning assigned to that term in Section 9.1.

     "Development Financing" is defined in Section 4.5.

     "Effective Date" shall mean the date upon which the Members sign this Agreement.

     "Excess Interest" shall mean the difference between the interest rate of the Development Financing or replacement Development Financing specified in Section 4.6(b) obtained pursuant to Section 4.5 and 14% per annum. In no event shall the Excess Interest exceed 4.5% per annum, even if the interest rate exceeds 18.5% per annum.

     "Extraordinary Resolution":

     (a)  of the Managers shall mean a resolution that is:

           (i) approved at a properly constituted meeting of the Managers for the purpose of considering the proposed resolution by at least 80.0% of the Managers ; or

           (ii) consented to by all of the Managers by an instrument or instruments in writing.

     (b)  of the Members shall mean a resolution that is:

           (i) approved at a properly constituted meeting of Members convened for the purpose of considering the proposed resolution by Members holding at least 80% of the Percentage
Interests ; or

           (ii) consented to by all of the Members by an instrument or instruments in writing.

     "Full Gaming" shall mean that the enabling legislation for privately owned non-racing gaming permits gaming of (i) more than 500 electronic games of chance or skill or (ii) any combination of games which includes table games. During Full Gaming the Percentage Interest of Rockingham shall be 50% and the
Percentage Interest of Showboat shall be 50%. Notwithstanding the foregoing, the Company shall not conduct simulcasting, inter-track wagering and pari-mutuel activities.

     "GAAP" shall mean, at any time, accounting principles generally accepted in the United States of America at such time.

     "Gaming Area" shall mean those areas reserved for the operation of electronic games of chance or skill, table games or any other legal forms of gaming permitted under applicable law,

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and   ancillary   service  areas,  including   reservations   and
admissions, cage, vault, count room, surveillance room and any other room or area or activities therein regulated or taxed by the Gaming Authority by reason of gaming operations.

     "Gaming Authority" shall mean the New Hampshire gaming authority set forth in the enabling legislation or regulations promulgated thereunder.

     "Governmental Authorities" shall mean the Gaming Authority, the Nevada Gaming Control Board, the Nevada Gaming Commission, the New Jersey Casino Control Commission, the New South Wales Casino Control Authority, the Casino Authority, the New Hampshire Pari-Mutuel Commission and such other authority governing gaming in states or countries in which the Company or any of the Members currently conduct or in the future may conduct gaming operations.

     "Gross Gaming Revenues" shall mean all of the revenue from the operation of the Gaming Area, including, but not limited to, table games, electronic games of chance, electronic games of skill and admission fees.

     "Invested Capital" is defined in Section 4.4 of this Agreement.

     "Limited Gaming" shall mean gaming where the enabling legislation limits the Project to no more than 500 electronic games of chance and prohibits other games (e.g., a prohibition against any variety of table games).

     "Limited Gaming Adjustment" shall mean an adjustment in the scope of the Project, reduction of fees, adjustment in income sharing and the like in the event the enabling legislation provides only for Limited Gaming, and such Limited Gaming Adjustment shall be in effect until the enabling legislation permits Full Gaming unless otherwise agreed in writing by the Members. During Limited Gaming the Percentage Interests shall be 70% for Rockingham and 30% for Showboat.

     "Management  Agreement" shall mean that  certain  Management
Agreement of even date herewith, entered into between the Company and an affiliate of Showboat for the management of the Project.

     "Manager(s)" shall mean the person(s) elected by the Members to manage the Company.

     "Members" shall mean Rockingham and Showboat and any of their Permitted Transferees or other Person who acquires, with the unanimous written consent of the other Members, and directly or beneficially owns an Interest in accordance with the provisions of this Agreement.

     "Member's Interest" or "Interest" shall mean a Member's ownership interest in the Company, including the Member's share of the profits and losses of the Company and the right to receive distributions of the Company's assets.

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     "Member Loan" shall mean any loan by a Member to the Company other than the Capital Loan (defined in Section 4.1(b)

     "Parties" shall mean the parties to this Agreement, and "Party" shall mean any of them.

     "Percentage  Interest"  shall mean  each  Member's  Invested
Capital  as  a percentage of all Members' Invested Capital.   The
Members' initial percentage interests therefore are as follows:

          Showboat                        50%
          Rockingham                      50%

           "Permitted Rockingham Transferee" shall mean, in the case of a particular Rockingham Shareholder, (i) an entity, all of the voting securities or other ownership interests of which are owned by the Rockingham Shareholder, free and clear of any agreement or any option or right capable of becoming an agreement entitling any other Person (other than a Permitted Rockingham Transferee)to acquire such voting securities or other ownership interests in whole or in part; (ii) an inter vivos family or testamentary trust for the benefit of the Rockingham Shareholder or for the benefit of the Rockingham Shareholder, his spouse, children or grandchildren; (iii) the Rockingham Shareholder's parent, spouse, child or grandchild; (iv) a voting trust or similar agreement comprised of Rockingham Shareholders or Permitted Rockingham Transferees; and/or (v) another Rockingham Shareholder.

     "Permitted Transferee" shall mean, in the case of a particular Member, an entity, all of the voting securities or other ownership interests of which are owned by the Member (or parent corporation of the Member) free and clear of all liens, charges, claims and encumbrances of any nature whatsoever (including any agreement or any option or right capable of becoming an agreement entitling any other Person to acquire such voting securities or other ownership interests in whole or in part).

     "Person"  shall  mean  any individual, partnership,  limited
partnership,     limited    liability    company,    corporation,
unincorporated association, joint venture, trust, governmental entity or other entity.

     "Project" shall mean a gaming establishment and related improvements which may include restaurants, entertainment facilities, retail outlets and other ancillary facilities, including shared facilities, administrative offices, parking and easements, ordinarily accompanying a privately owned non-racing gaming establishment to be located at Rockingham Park. The Project shall not include the Race Track Operations.

     "Promissory Note" shall mean that certain promissory note made by Rockingham to the benefit of Showboat Development Company in the principal amount of $8.85 million dated December 28, 1994.

     "Race Track Operations" shall mean any permissable activity permitted by applicable statutes or regulations to be conducted at Rockingham Park, Rockingham County, Salem, New

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Hampshire    excluding   all  gaming   activities,   other   than
simulcasting, inter-track wagering, sale of lottery tickets and pari-mutuel activities, permitted by Limited and Full Gaming.

     "Regulations" shall mean rulings issued by the US Treasury as interpretations of the Code.

     "Rockingham"  shall  mean Rockingham Venture,  Inc.,  a  New
Hampshire corporation, or its Permitted Transferees and its successors and assigns.

     "Rockingham Shareholders" shall mean Joseph E. Carney,  Jr.,
Thomas F. Carney, Max  Hugel and Edward J. Keelan, or any of  the
Permitted   Rockingham  Transferees  and  their  successors   and
assigns.

     "Rockingham Shares" shall mean the shares of capital stock of Rockingham.

     "Sale Transaction" shall mean a purchase and sale of a Member's Interest between or among parties hereto pursuant to the provisions of Articles 8, 9, 10, 11 or 12 as the case may be.

     "Showboat" shall mean Showboat New Hampshire, Inc., a Nevada corporation, or its Permitted Transferees and its successors and assigns.

     "Vendor" shall mean any Party who elects or is required to sell its Interest pursuant to a Sale Transaction.

                     ARTICLE II.    OFFICES

2.1  PRINCIPAL OFFICE
     The principal office of the Company in the state of New Hampshire shall be at Rockingham Park, Rockingham Park Boulevard, Salem, New Hampshire 03079. The Members may change said principal office at any time from one location to another in the state of New Hampshire.

                     ARTICLE III.   PURPOSE

3.1  PURPOSE
     The  purpose  of  the  Company shall be  to  engage  in  the
development,  ownership  and  operation  of  the  Project.    Any
business beyond the business described herein shall require the unanimous written consent of the Members.

                     ARTICLE IV.    CAPITAL

4.1  CAPITAL CONTRIBUTIONS
     (a) Initial Capital Contributions. Immediately after the Effective Date, the Members shall contemporaneously each make the following initial capital contributions (each Member's contribution shall be conditioned on the other making its contribution):

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          (i)   Rockingham     $1,000.00

          (ii)  Showboat       $1,000.00

     (b) Additional Capital Contributions. The Members shall make additional capital contributions to the Company under the following circumstances, which amounts shall be credited to their respective capital accounts:

          (i) Upon the enactment of legislation which authorizes Limited Gaming at Rockingham Park on or before December 31, 1999 (except, however, Showboat may extend such period in its sole discretion for two successive twelve-month periods in the event that progress towards gaming legislature is evident) then:

               (1) Rockingham shall contribute such space as is necessary for the operation of the Project in the existing facility of Rockingham Park and all necessary easements, rights-of-way, licenses, common areas, customer and employee parking facilities. At the time of enactment of Limited Gaming the Members agree to attach as Exhibit 1 to this Agreement which exhibit shall specify the location of the space at the existing Rockingham Park facility which will be utilized for the Limited Gaming space.

               (2) Showboat shall contribute the principal balance of the Promissory Note exclusive of any unpaid due balances. Upon contribution of the Promissory Note by Showboat, Rockingham's obligations to make principal and interest payments shall cease and shall be forgiven by the Company in accordance with Section 4.1(b)(iii) below. In the event that the Company is liquidated during Limited Gaming, all distributions paid to Showboat pursuant to this Agreement shall be aggregated. If the aggregated distributions do not exceed the principal balance of the Promissory Note as of the date of contributing same to the Company, Rockingham shall execute a new promissory note in the principal amount which is equal to the difference between the balance of the Promissory Note at the time of contribution to the Company and the aggregate of the distributions to Showboat. The new promissory note shall accrue interest from the date of liquidation of the Company at the same rate as interest accrued under the Promissory Note and principal and interest shall be paid in quarterly installments of no less than $259,000 until said promissory note is fully amortized. All monies paid, whether by the Company or Rockingham shall be applied first to interest then to principal.

               (3) The capital contributions detailed in 4.1(b)(i)(1) and (2), whether cash or assets, when added to the initial contribution, shall be deemed to result in a 70% contribution by Rockingham and a 30% contribution by Showboat.

           (ii) Upon the passage of enabling legislation which authorizes a privately owned non-racing gaming business (operating Full Gaming or pursuant to the mutual agreement of the Members) at Rockingham Park on or before December 31, 1999 (except, however,

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Showboat  may  extend  such  period  in  its  sole  and  absolute discretion for two successive twelve month periods in  the  event
that   progress  towards  gaming  legislation  is   evident)   or
thereafter if the enabling legislation first authorizes Limited Gaming and thereafter Full Gaming is authorized then:

               (1) Rockingham shall contribute approximately fifteen (15) acres of land at the Rockingham Park premises plus related easements, licenses (excluding any Rockingham Park pari-mutuel license) and rights of way, etc., use of common areas and existing clubhouse space for the Project. In the event such legislation enables development of a hotel in connection with the Project, Rockingham shall additionally contribute approximately ten (10) acres of land for a hotel to be constructed, owned, and managed by the Company. Unless otherwise repaid by Rockingham, all land contributed shall be subject to the existing 13.5% Senior New Hampshire Development Authority Bonds (the "13.5% Bonds") or any other bonds or other indebtedness secured by the real estate resulting from a refinancing of the 13.5% Bonds so long as the total amount of such refinancing does not exceed the then current balance of the 13.5% Bonds plus any debt service reserve requirements which in no case shall exceed $7,000,000. Attached hereto as Exhibit 2 is a drawing of the Rockingham Park premises generally specifying the location of the 15 and 10 acre parcels of land.

               (2)   Showboat shall contribute (i) the  principal
          balance of the Promissory Note (if not previously contributed) exclusive of any unpaid due balances and said Promissory Note shall be deemed paid in full as provided in Section 4.1(b)(iii) below and (ii) cash sufficient to obtain the Development Financing in an amount to fund the Project, not to exceed 30% of cash funds required for the Project. To the extent that Showboat's contribution exceeds 20% of cash funds required for the Project, the excess shall become a loan (the "Capital Loan") from Showboat to the Company and shall be repaid to Showboat by the Company over a four (4) year amortization period which repayment shall commence on the third anniversary date of commencement of operations at the Project. Such excess shall accrue interest at the same rate as the Development Financing. Attached hereto as Schedule 1 is an exemplar of the calculation of funds to be repaid to Showboat pursuant to the Capital Loan should Showboat make cash contributions in excess of 20% of cash funds

               (3) The capital contributions detailed in 4.1(b)(ii)(1) and (2), whether cash or assets, when added to any previous contributions, including the contributions made by the Members for Limited Gaming, shall be deemed to be equal in value.

           (iii) The Promissory Note shall be forgiven by the Company in equal portions over 4 years commencing on the date of contribution of the Promissory Note to the Company and upon the anniversary of the date of the contribution to the Company thereafter. Payment of interest on the principal of the Promissory Note by Rockingham shall be suspended from the date the Promissory Note is contributed to the Company by Showboat.

           (iv) Attached hereto as Exhibit 3 and incorporated herein by reference are the agreements regarding the use of common areas by the businesses owned and operated by the Company and Rockingham.

           (v) The Company acknowledges that Rockingham is currently conducting Race Track Operations and that such operations may require Rockingham to make structural and other changes to the Rockingham Park facility from time to time. Such changes may adversely affect the placement of the gaming area of the Company at the Rockingham Park facility. The Company and Rockingham agree to discuss all such changes in advance of Rockingham making the change to the Rockingham Park facility and, in the event such structural change would affect the Project or the proposed location for the Project, that Rockingham shall not make such structural or other change unless the Company has approved the change in writing. The Company shall not unreasonably withhold its consent to the proposed structural or other change requested by Rockingham. Moreover, Rockingham and Showboat shall enter into a Cooperation Agreement to coordinate construction and operational activities of the Project with the Race Track Operations.

           (vi) In either Limited Gaming or Full Gaming, the Project shall be operated in and near Rockingham's Race Track Operations. The Company and Rockingham shall agree to conduct their respective operations in such a manner so has to minimize any adverse impact of their respective operations on the other.

     (c) The capital of the Company shall be the sums of cash or the agreed fair market value of the property or services (or combination of cash, property and services) contributed to the Company by the Members in such amounts or value as are set out opposite the name of each of the Members on Schedule A-1 attached hereto and incorporated herein by this reference which shall be amended from time to time by the Managers to reflect a current list of the names and addresses of each current Member. In the event that property is contributed by a Member as its capital contribution, such property shall be contributed to the Company free and clear of all liens and other interests except as may otherwise be agreed in writing by all Members. A transfer of any membership Interest shall not be effective until it has been recorded in the records of the Company.

     (d) At such time as the Members unanimously determine that additional capital is required by the Company, such additional capital contributions shall be made by the Members in proportion to the Members' Percentage Interest. If any Member should fail to make any additional capital contribution on or before the date such contribution is due, the Members who had contributed the additional contribution shall advance to the Company an amount equal to the noncontributing Member's additional capital contribution, and the amount so advanced by the contributing Members shall be considered a loan to the Company ("Additional Contribution Loan"). Said Additional Contribution Loan shall accrue interest at the then prevailing interest rates charged by banks in the Boston, Massachusetts metropolitan area plus a 1% origination fee on the principal of the Additional Contribution Loan. Additionally, the Additional Contribution Loan shall be entitled to the noncontributing Member's distributions until the Additional Capital Loan is repaid. Notwithstanding the foregoing the noncontributing Member shall continue to receive distributions in an amount equal to the noncontributing Member's portion of federal and state income tax liability of the Company as if the Company was a taxable entity in the State of New Hampshire.

     (e)    Showboat   shall   plan   and   implement   necessary
predevelopment, development and preopening activities.   Showboat
and Rockingham each agree to fund 50% of any funds required as preapproval, start-up expenses of the Project, principally for lobbying for the enactment of gaming legislation, consulting, advertising and such other services as is necessary for the start-up of operations including the enactment of gaming legislation authorizing privately-owned non-racing gaming at facilities such as Rockingham Park. Showboat agrees to advance up to the first $1 million of such expenses, if necessary, with Rockingham
funding the next $1 million of such expenses, if necessary.   All
funds so expended will become preopening expense and will be reimbursed to Showboat and Rockingham, as appropriate, upon
obtaining   the  Development  Financing.   No  funds   shall   be
distributed for a pre-opening activity unless such distribution is specified in a pre-opening budget. For each 6 month period, Rockingham and Showboat shall develop a budget for such pre-
opening  activities.   Neither  Rockingham  nor  Showboat   shall
deviate  from the budget except as otherwise approved in  writing
by  both  Members.   Only expenses specified  by  the  budget  or
otherwise approved in writing by the Members shall be reimbursed by the Company. Additionally, the Member seeking reimbursement shall provide the other Member a detailed accounting, with supporting documentation, of such expenses on a monthly basis. The Member seeking reimbursement shall be reimbursed within 15 days of receipt of the detailed accounting.

4.2  CAPITAL ACCOUNTS
     Capital Accounts shall be established on the Company's books representing the Members' respective capital contributions to the Company. The term "Capital Account" shall mean the capital account maintained for such Member in accordance with the following provisions:

     (a)  Each Member's Capital Account shall be increased by:

          (i) The amount of the Member's cash or agreed value in-kind capital contributions to the Company pursuant to Section 4.1 hereof;

          (ii) The fair market value of any property contributed by the Member to the Company (net of liabilities secured by any such contributed property that the Company is considered to assume or take subject to for purposes of Section 752 of the "Code");

           (iii) The amount of Net Profits (or items thereof) allocated to the Member pursuant to Article XIII hereof; and

           (iv) Any other increases required by Regulations issued pursuant to the Code. If Section 704(c) of the Code applies to property contributed by a Member to the Company, then the Members' Capital Accounts shall be adjusted in accordance with Regulations Section 1.704-1(b)(2)(iv)(g).

     (b)  Each Member's Capital Account shall be decreased by:

           (i) The amount of Net Losses allocated to the Member pursuant to Article XIII hereof;

           (ii) All amounts paid or distributed to the Member pursuant to Article XIV hereof, other than amounts required to be treated as a payment for property or services under the Code;

            (iii) The fair market value of any property distributed in-kind to the Member (net of any liabilities secured by such distributed property that such Member is considered to assume or take subject to for purposes of Section 752 of the
Code); and

          (iv)  Any other decreases required by the Regulations.

           Before decreasing a Member's Capital Account (as described above) with respect to the distribution of any property to such Member, all Members' accounts shall be adjusted to reflect the manner in which the unrealized income, gain, loss, and deduction inherent in such property (that has not been previously reflected in the Members' Capital Accounts) would be allocated among the Members if there were a taxable disposition of such property by the Company on the date of distribution, in accordance with Regulations Section 1.704-1(b)(2)(iv)(e).

     (c) In determining the amount of any liability for purposes of Sections 4.2(a) and 4.2(b) hereof, there shall be taken into account Code Section 752(c) and any other applicable provisions of the Code and any Regulations promulgated thereunder.

     (d) Members' Capital Accounts shall be adjusted in accordance with, and upon the occurrence of an event described in Regulations Section 1.704-1(b)(2)(iv)(f), including the addition of new Members pursuant to Section 5.13 hereof or the receipt of additional capital contributions pursuant to Section 4.6 hereof, to reflect a revaluation of the Company's assets on the Company's books. Such adjustments to the Members' Capital Accounts shall be made in accordance with Regulations Section 1.704-
1(b)(2)(iv)(g) for allocations of depreciation, depletion, amortization and gain or loss with respect to such revalued property.

     (e) All provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with
Regulations  Section  1.704-1(b), and shall  be  interpreted  and applied in a manner consistent with such Regulations. The Members shall make any appropriate modifications in the event unanticipated events might otherwise cause this Agreement not to comply with Regulations Section 1.704-1(b).

4.3  FEDERAL INCOME TAX ELECTIONS
           (i) The Managers, acting at a meeting of Managers or by written consent, shall make all elections for federal income tax purposes, including but not limited to an election, pursuant to Code Section 754, to adjust the basis of the Company's assets under Code Sections 734 or 743. In the event an election pursuant to Code Section 754 is made by the Managers, upon the adjustment to the basis of the Company's assets, the Members' Capital Accounts shall be adjusted in accordance with the requirements of Regulation
Section 1.704-1(b)(2)(iv)(m).

4.4  MEMBERS INVESTED CAPITAL
     The "Invested Capital" of a Member shall be the sum of any cash contributed by said Member to the Company, and the deemed fair market value of any property contributed by said Member to the Company, less the amount of any liabilities of such Member assumed by the Company or which are secured by property contributed by such Member to the Company. In the event the Company's assets are revalued pursuant to Section 4.2(d) hereof resulting in an adjustment to the Members' Capital Accounts, the Members' "Invested Capital" shall, for purposes of this Agreement, be deemed to be each Member's respective Capital Account balance immediately after such revaluation.

4.5  DEVELOPMENT FINANCING
     Showboat shall use its best efforts to obtain on behalf of the Company third-party debt financing in amount sufficient to fund the initial development of the Project pursuant to plans approved by the Members (the "Development Financing") following the enactment of legislation permitting Full Gaming in the State of New Hampshire. The Development Financing shall be non-recourse to Rockingham and its shareholders. The Development Financing may be secured by the Company's assets or cash flows only. In the event the third party lender requires the Company to issue equity warrants or any participation in permanent equity, such equity shall be charged against Showboat's interest in the Company.

4.6  EXCESS INTEREST
     In the event the Development Financing (defined in Section 4.5) or any renewal or replacement thereof obtained by the Company, whether or not from a Member, has an interest rate, inclusive of non-permanent participating interests (such non-permanent participating interests shall terminate contemporaneously with the satisfaction of the Development Financing) and other payments and fees paid for the use of the financing not applied towards the reduction of principal or in payment of actual costs and expenses incurred and actually paid by lender, for the financing which exceeds fourteen percent (14%) per annum, then the following provisions shall apply:

     (a)    Notwithstanding   Showboat's  fifty   percent   (50%)
Interest, Showboat shall be responsible for the payment of all of the Excess Interest on such loan;

     (b) In recognition of Showboat's bearing the responsibility for payment of all of the Excess Interest that is disproportionate to its Interest, Showboat and Rockingham agree that at Showboat's request, the Company shall agree to refinance such outstanding debt if such replacement financing is available on terms otherwise no less favorable than the then current financing, including such financing being nonrecourse to Rockingham, and can be completed at an effective interest rate below the Development Financing rate currently in place, where all proposed refinancing expenses are amortized into the replacement interest rate. If the effective replacement financing rate exceeds fourteen percent (14%), Showboat shall be responsible for the payment of all of the Excess Interest on such loan. Excess Interest, if any, shall be funded from

Showboat's share of the Distributable Cash or other cash to be distributed to Showboat. If there is insufficient cash to satisfy Showboat's obligations, the Manager shall notify Showboat. Showboat shall immediately provide additional cash to the Company by way of an additional Capital Contribution to satisfy such obligation.

4.7  INTEREST
     Except as may otherwise be provided for herein, no interest shall be paid or credited to the Members on their Capital
Accounts or upon any undistributed profits left on deposit with the Company.

                     ARTICLE V.     MEMBERS

5.1  POWERS
     Subject to the provisions of the Certificate of Organization, this Limited Liability Company Agreement and the provisions of the Act, all powers shall be exercised by or under the authority of, and the business and affairs of the Company shall be controlled by, the Members. Without prejudice to such general powers, but subject to the same limitations, it is hereby expressly declared that the Members shall have the following powers:

     (a) Subject to the provisions of Section 6.1, to select and remove all Managers, agents and employees of the Company, prescribe such powers and duties for them as may be consistent with the Act, with the Certificate of Organization or this Limited Liability Company Agreement, fix their compensation, and require from them security for faithful service.

     (b) To change the principal office of this Company from one location to another within New Hampshire; to fix and locate from time to time one or more subsidiary offices of the Company; and to designate any place within or without the state of New Hampshire for the holding of any Members' meeting or meetings.

     Each of the Members covenants and agrees to exercise the rights and votes attaching to the Member's Interest at all times and to use its best efforts to cause its nominees for Manager to act at all times so that the provisions of this Agreement shall govern the affairs of the Company to the maximum extent permitted by law. In the event of any conflict between the provisions of this Agreement and the provisions of the Certificate of Organization, each of the Members covenants and agrees to take or cause to be taken such steps and proceedings as may be required under New Hampshire law or otherwise to amend such Certificate of Organization to resolve such conflict so that the provisions of this Agreement shall, to the maximum extent permitted by law, at all times prevail.

5.2  COMPENSATION TO MEMBERS
     By Extraordinary Resolution of the Members, the Company shall have authority to pay to any Member reasonable compensation for said Member's services to the Company. It is understood that the salary paid to any Member under the provisions of this Section shall be determined without regard to the income of the Company and shall be considered as an operating expense of the Company and shall be deducted as an expense item in determining the net profits and losses of the Company.

5.3  OTHER VENTURES
     Except as may otherwise be provided for herein, nothing contained in this Agreement shall be construed to restrict or prevent, in any manner, any Member from engaging in any other businesses or investments, including, without limitation, any similar or competitive gaming operation; provided, however, a Member shall obtain the prior written consent of the other
Members to engage in any similar or competitive activities without the express written consent of all other Members within an area having a radius of thirty (30) miles from the existing boundaries of Rockingham Park, Salem, New Hampshire, except that Showboat or its Affiliates and/or any other Rockingham Permitted Transferee may pursue any gaming opportunity/activity with Yankee Greyhound Racing, Inc., or its successors or assigns, at Seabrook, a New Hampshire greyhound racing facility. The Members acknowledge that Showboat and/or its Affiliates and Rockingham and/or its Affiliates operate other gaming facilities and may in the future operate additional gaming facilities in different areas of the world, and that marketing efforts may cross over in the same markets and with respect to the same potential customer base. The Members agree that the Parties may refer customers of the Project to other facilities operated by Showboat and/or its Affiliates or Rockingham and/or its Affiliates to utilize gaming, entertainment and other amenities, without payment of any fees to any Member or the Company. Notwithstanding the foregoing, in the event that Showboat or one of its Affiliates invests in or manages a gaming facility in New England Showboat or its Affiliate shall keep all information regarding the operations of such gaming business and the business of the Project confidential in accordance with Article XX.

5.4  MEETINGS OF MEMBERS
     Management of the Company is vested in, and all actions of the Members are taken by the Members in proportion to their Percentage Interest at the time of the action taken. Except as specifically otherwise provided herein, the Members' votes to approve a matter or to take any action shall be by the vote of Members at a meeting, which meeting may be held by telephone, in person or by proxy or without a meeting by unanimous written consent. For any meeting of Members, the presence in person or by proxy of Members owning 80% of the Percentage Interest at the time of the action taken constitutes a quorum for the transaction of business. Members vote in proportion to their Percentage Interest and, except for an action that requires an Extraordinary Resolution, an action approved at a meeting by Members owning more than 50% of the Percentage Interest ("Majority") of that quorum shall be the action of the Members. From and after the date a Member becomes a Defaulting Member the votes of such Member, or its nominee Managers, or both of them, as the case may be, shall be excluded for purposes of determining whether a decision, action or matter has been approved by the Members or Managers, respectively.

5.5  ACTION BY WRITTEN CONSENT
     Any action may be taken by the Members without a meeting if authorized by the unanimous written consent of Members.

5.6  PLACE OF MEETINGS OF MEMBERS
     All annual meetings and special meetings of the Members shall be held at any place designated by the Members, or, if no such place is designated, then at the principal office of the Company. Annual meetings and special meetings may be held by telephone if designated in the notice of the meeting.

5.7  ANNUAL MEETINGS
     The annual meeting of the Members shall be held on the 1st day of May of each year at the hour of 10:00 a.m., beginning with the year 1996 or on such other date and time as the Members shall specify in writing. Should said day fall upon a legal holiday, then any such annual meeting of Members shall be held at the same time and place on the next day which is not a legal holiday.

5.8  ANNUAL MEETINGS: NOTICE
     Written notice of each annual meeting signed by a Manager or by such other person or persons as the Members shall designate, shall be given to each Member, either personally or by mail or other means of written communication, charges prepaid, addressed to such Member at his address appearing on the books of the Company or given by him to the Company for the purpose of notice. If a Member gives no address, notice shall be deemed to have been given him if sent by mail or other means of written communication addressed to the place where the principal office of the Company is situated. All such notices shall be sent to each Member entitled thereto not less than seven (7) nor more than sixty (60) calendar days before each annual meeting, and shall specify the place, the day and the hour of such meeting.

5.9  SPECIAL MEETINGS
     Special meetings of the Members, for any purpose or purposes whatsoever, may be called at any time by a Manager or by any Member. Except in special cases where other express provision is made by statute, notice of such special meetings shall be given in the same manner as for annual meetings of Members. Notices of any special meeting shall specify, in addition to the place, day and hour of such meetings the purpose or purposes for which the meeting is called.

5.10 WAIVER OF NOTICE
     The transactions of any meeting of the Members, however called and noticed or wherever held, shall be as valid as though had at a meeting duly held after regular call and notice, if a quorum be present, and if, either before or after the meeting, each of the Members not present sign a written waiver of notice or a consent to holding such meeting or an approval of the minutes thereof. All such waivers, consents or approvals shall be filed with the records or made a part of the minutes of the meeting.

5.11 ADJOURNED MEETINGS AND NOTICE THEREOF
     Any Members' meeting, annual or special, whether or not a quorum is present, may be adjourned from time to time by the vote of a majority of the Percentage Interests present in person or represented by proxy at the meeting. In the absence of a quorum no business other than the adjournment thereof may be transacted at the meeting. Other than by announcement at the meeting at which such adjournment is taken, it shall not be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned meeting. However, when any Members' meeting, either annual or special, is adjourned for thirty (30) days or more, notice of the adjourned meeting shall be given as in the case of an original meeting.

5.12 DELEGATION OF AUTHORITY TO MEMBERS AND MANAGERS
     By Extraordinary Resolution, the Members or Managers may at any time or times, and for such period as the Members shall determine, delegate their authority to determine questions relating to specific areas of the conduct, operation, and management of the Company. Until such direction or delegation of authority is made, however, the Members and Managers shall have the authority set forth in this Article V and Article VI below.

5.13 ADMISSION OF NEW MEMBERS
     New Members may be admitted to membership in the Company only with the unanimous consent of the existing Members. A new Member must agree in writing to be bound by the terms and provisions of the Certificate of Organization and this Limited Liability Company Agreement, as amended, and upon admission the new Member shall have all rights and duties of a Member of this Company.

5.14 COOPERATION OF THE MEMBER
     One of the reasons for entering into this Agreement is to create and recognize the fiduciary rights/obligations between Members delineated in this Agreement. In that regard, the Members shall cooperate fully with each other during the term of this Agreement to facilitate the performance by the Company of the Company's obligations and responsibilities set forth in this Agreement and to procure and maintain all construction, operating and gaming licenses and permits related to the Project.

5.15 COMPANY ACTION BY MEMBERS
     The taking of any of the following decisions or actions or the implementation of any of the following matters by the Company shall require Extraordinary Resolution of the Members:

     (a) sale of all or substantially all of the assets of the Company;

     (b)  incurring indebtedness in excess of $10,000,000;

     (c) approval of the initial development and business plans and budgets for the Project;

     (d) amendments to the Management Agreement, Certificate of Organization or Limited Liability Company Agreement of the
Company or termination of the Management Agreement;

     (e) material changes in the nature of the Company's business;

     (f) application for additional gaming licenses by the Company;

     (g)  a change in the auditor of the Company.

                     ARTICLE VI.    MANAGERS

6.1  ELECTION
     (a) The Members agree that the business of the Company shall be managed by six (6) Managers. So long as Showboat has a membership interest in the Company, Showboat and any of its Permitted Transferees shall have the right to nominate at least one-half (1/2) of all of the Managers, and a Showboat nominated Manager shall be the General Manager of the Company. The General Manager shall be the chief executive officer of the Company and shall be active in the management of the business of the Company. All of the Members other than Showboat and their Permitted Transferees shall have the right to nominate the remaining number of Managers. Each Manager of this Company shall be chosen annually by the Members and each shall hold office until such Manager shall resign or shall be removed or otherwise disqualified to serve, or the Manager's successor shall be elected and qualified.

     (b) Each Member shall vote at all meetings of Members, unless they are a Defaulting Member, and shall use its best efforts to cause its nominee Managers to act, in such a manner as to ensure that the nominees for Manager designated pursuant to
Section 6.1(a) are elected or appointed and maintained in office as Managers.

     (c) In the event a Member transfers only a portion of its Interest to a Permitted Transferee, the right of such Member, if any, to nominate any Manager under Subsection 6.1(a) shall be exercised by such Member and the Permitted Transferee jointly or, in the event the Member and Permitted Transferee are unable to agree as to the exercise of such powers, by the original Member alone as attorney-in-fact for each of them.

     (d)   If  a  Member acquires all of the Interest of  another
Member, the Member acquiring such Interest shall be entitled to nominate the Managers, if any, which the other Member was formerly entitled to nominate.

     (e) In the event that a nominee Manager of any Member resigns from the office of Manager, such Member shall forthwith deliver or cause to be delivered to the Company a resignation and release of such nominee Manager in a form satisfactory to the Company.

     (f) From and after the date that a Member becomes a Defaulting Member, the right of such Member to nominate any Managers shall be suspended and the nominee Managers of such Defaulting Member shall immediately resign. In the event of the failure of the Defaulting Member to obtain such resignations, the remaining Managers shall be entitled to remove such nominee Managers from office and replace them with nominees designated by the remaining Members.

6.2  REMOVAL, RESIGNATION AND VACANCIES
     (a) Subject to Section 6.1 above, a Member may remove any of its nominee Managers, either with or without cause in accordance with the terms of this Agreement. Any Manager may resign at any time by giving written notice to the Members. Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

     (b) In the event that a vacancy in the office of any Manager arises for any reason whatsoever, and provided that the Member entitled to nominate a replacement Manager is not a Defaulting Member, such vacancy shall be filled by the election or appointment of a Manager nominated by the same procedure as that by which its predecessor was nominated in accordance with the provisions of Section 6.1, Until such vacancy is filled, the Managers shall not transact any business or exercise any of its powers or functions, save and except as may be necessary to elect or appoint such new Manager and preserve the business and assets of the Company.

     (c) If a replacement Manager is not elected within ten (10) days of such vacancy occurring because of the failure of the Member who is entitled to nominate such replacement Manager to designate a nominee, thereafter the Managers then in office shall be entitled to transact business and exercise all of the powers and functions of the Managers. A decision or action of the majority of the Managers then in office shall be deemed to be the decision or action by Extraordinary Resolution of the Managers, and a decision or action of all of the Managers then in office shall be deemed to be the unanimous decision or action of the Managers.

6.3  MANAGERS' POWER
     The Managers shall have the right to make the following decisions or actions at a properly constituted meeting of Managers by at least a majority of the Managers:

     (a) To select and remove all employees, agents and representatives of the Company, prescribe such powers and duties for them as may be consistent with law, with the Certificate of Organization or this Limited Liability Company Agreement, fix their compensation, and require from them security for faithful service.

     (b) To conduct, manage and control the affairs and business of the Company, and to make such rules and regulations therefor consistent with the Act, with the Certificate of Organization or this Limited Liability Company Agreement.

     (c) To change the principal office of this Company from one location to another within New Hampshire; to fix and locate from time to time one or more subsidiary offices of the Company; and to designate any place within or without the State of New Hampshire for the holding of any Members' meeting or meetings.

6.4  COMPANY ACTION BY MANAGERS
     The taking of any of the following decisions or actions or the implementation of any of the following matters by the Company shall require an Extraordinary Resolution of the Managers;

     (a) Except as otherwise provided for herein, construct, improve, buy, own, sell, convey, exchange, assign, rent, or lease any property (real, personal or mixed), or any interest therein totaling, during any one calendar year, more than $500,000 unless in an approved budget;

     (b) Borrow money, issue evidence of indebtedness, secure any such indebtedness by mortgage, deed of trust, pledge, or other lien, or execute agreements, notes, mortgages, deeds of trust, assignments, security agreements, financing statements or other documents relating thereto which involve a credit facility to carry out the same totaling, during any one calendar year, more than $500,000 in a single or related transactions;

     (c) Abandon any of the assets of the Company in excess of $50,000 in a single or related transactions;

     (d) Perform any act in violation of the terms and conditions of this Agreement;

     (e) Make, execute, or deliver any general assignment for the benefit of creditors or any bond, confession of judgment, guaranty, indemnity bond or surety bond;

     (f) Initiate or settle any litigation by or against the Company or any proceeding before any governmental or regulatory body for more than $100,000;

     (g)   Disburse funds that exceed an approved budget by  more
than  5%.   Any such variance in excess of 5% shall  be  promptly
reported to the Managers with reasonable explanations.

     (h) Sell, lease or otherwise dispose of substantially all of the assets of the Project;

     (i) Approve annual business plans and budgets with respect to operations and capital expenditures.

     (j) Appoint an executive committee and other committees, and to delegate to the executive committee any of the power and authority of the Managers in the management of the business affairs of the Company. A Manager, in its discretion, may or may not be a member of an executive committee.

     (k)  Amend the Management Agreement or the Limited Liability
Company Agreement.

6.5  BANK ACCOUNTS
     From time to time, the General Manager may designate a person or persons to open and maintain one or more bank accounts; rent safety deposit boxes or vaults; sign checks, written directions, or other instruments to withdraw all or any part of the funds belonging to the Company and on deposit in any savings account or checking account; negotiate and purchase certificates of deposit, obtain access to the Company's safety deposit box or boxes, and, generally, sign such forms on behalf of the Company as may be required to conduct the banking activities of the Company.

6.6  MEETINGS OF MANAGERS
     The quorum for a meeting of the Managers shall be four (4) Managers, of whom at least two (2) Managers shall be nominees of Showboat and two (2) Managers shall be nominees of Rockingham. At least seven (7) days' prior written notice of any meeting of the Managers must be given unless all of the Managers waive such notice.

6.7  ACTION BY WRITTEN CONSENT
     Any action may be taken by the Managers without a meeting if authorized by the unanimous written consent of the Managers.

6.8. PLACE OF MEETINGS OF MANAGERS
     All  regular and special meetings of the Managers  shall  be held at any place within or without the state of New Hampshire which has been designated from time to time by resolution of the Managers or by written consent of all of the Managers. In the absence of such designation, regular or special meetings shall be held at the principal office of the Company.

6.9  FIRST MEETING
     The first meeting of the newly elected Managers shall be held immediately following the adjournment of the meeting of the Members and at the place thereof.

6.10 SPECIAL MEETINGS
     Special meetings of the Managers, for any purpose or purposes whatsoever, may be called at any time by a Manager.

6.11 NOTICE
     Except in special cases where other express provision is made by statute, notice of any meeting of the Managers shall be given in the same manner as for meetings of the Members, including waiver of notice of such meetings.

6.12 REMUNERATION OF MANAGERS
     Unless otherwise determined by an Extraordinary Resolution of the Members, no amount shall be payable by way of salary, bonus or other remuneration to any Manager for acting as such. Each Manager shall be entitled to be reimbursed for reasonable out-of-pocket traveling and subsistence expenses incurred while attending meetings of, or otherwise being engaged in the business of, the Company.

6.13 DEADLOCK
     In the event of a deadlock in the Managers, each of Rockingham and Showboat shall select one representative to negotiate a resolution of such deadlock.

          ARTICLE VII.   TRANSFER OF MEMBERS' INTERESTS

7.1  TRANSFER OF MEMBERS' INTERESTS
     The Interest of each Member of this Company is personal property. Except as otherwise provided in this Limited Liability Company Agreement, the transfer, directly or indirectly, of a Member's Interest is restricted. The transfer of a Member's interest shall include a gift, sale, transfer, assignment, hypothecation, pledge, encumbrance or any other disposition, whether voluntary or involuntary, by operation of law or otherwise, including, without limitation, any transfer occurring upon or by virtue of the bankruptcy, insolvency or dissolution of a Member; the appointment of a receiver, trustee, conservator or guardian for a Member or his property; pursuant to any loan or security agreement under which any of the Member's Interests are pledged or otherwise serve as collateral, as well as the transfer of any such Interest in the event recourse is made to such collateral; or the transfer, directly or indirectly, of any voting securities or other ownership interest in a Member.

     Unless the proposed transferee of a transfer or assignment of a Member's Interest receives the unanimous written consent of the Members (excluding the proposed transferee), which consent may be unreasonably withheld by any Member, the transferee of the Member's Interest has no right to participate in the management of the business and affairs of the Company or to become a Member. The transferee is only entitled to receive the share of profits or other compensation by way of income and the return of contributions, to which the transferring Member would otherwise be entitled. If the transfer is approved by all of the other Members of the Company by unanimous written consent, the transferee has all the rights and powers and is subject to all the restrictions and liabilities of his assignor, has the right to participate in the management of the business and affairs of the Company and becomes a substituted Member.

7.2 NO TRANSFER PERMITTED UNDER CERTAIN CIRCUMSTANCES Notwithstanding any other provision of this Agreement, a
Member shall not transfer all or any part of its Interest if such transfer would cause the termination of the Company for federal income tax purposes, would jeopardize any gaming license or would violate any applicable federal or state securities laws, unless unanimously agreed by all Parties.

7.3  PERMITTED TRANSFEREES
     Each Member shall be entitled, upon prior written notice to the Company and the other Members, with explanation for the transfer and a representation and warranty that the transferee is a Permitted Transferee as defined herein, to transfer the whole or any part of its Interest to any Permitted Transferee of the Member. No such transfer shall be or become effective, however, until such Permitted Transferee executes and delivers to the Company a counterpart copy of this Agreement or a written agreement in form and substance satisfactory to the other Members agreeing to be bound by the terms and conditions hereof formerly applicable to the transferor of such Interest. No such transfer shall release or discharge the transferor from any of its liabilities or obligations under this Agreement until it becomes effective and, then, only to the extent provided herein. In addition, Rockingham agrees not to record in its books or register any attempted transfer of shares of capital stock of Rockingham in violation of this Agreement.

     Each Rockingham Shareholder shall be entitled, upon prior written notice to the Company and the other Members, with adequate explanation for the transfer and a representation and warranty that the transferee is a Permitted Rockingham Transferee as defined herein, to transfer the whole or any part of its voting securities or ownership interest in Rockingham (the "Rockingham Shares") to any Permitted Rockingham Transferee of the Rockingham Shareholder. No such transfer shall become effective, however, until such Permitted Rockingham Transferee executes and delivers to the Company a counterpart copy of this Agreement or a written agreement in form and substance satisfactory to the Members agreeing to be bound by the terms and conditions hereof formerly applicable to the transferor of such Shares. No such transfer shall release or discharge the transferor from any liabilities or obligations under this Agreement until it becomes effective, and, then, only to the extent provided herein. In addition, Rockingham agrees not to record in its books or registers any attempted transfer of shares of capital stock of Rockingham by the Rockingham Shareholders in violation or contrary to the terms of this Agreement.

          ARTICLE VIII.  COMPULSORY BUY-SELL PROVISION

8.1  OFFER TO PURCHASE
     In  the  event  that any Member fails to fully  and  finally perform and fulfill its material obligations pursuant to this Agreement, except in the event of a Force Majeure Event or the events identified in Articles IX and XXIII, then in such event a "Buyout Event" shall be deemed to have occurred. At any time after the occurrence of a Buyout Event, the non-performing Member(s) or its Permitted Transferee shall have the right to take the actions set out in this Section 8.1. The non-performing Member(s) or its Permitted Transferee which first takes such action is referred to in this Article as the "Offering Members". The Offering Members may notify the remaining Members (the "Remaining Member") in writing that it will offer to purchase all, but not less than all, of the Interest owned by the Remaining Member. The Remaining Member shall have a period of thirty (30) days to cure the Buyout Event. If the Buyout Event is not cured within said period the Offering Members may offer to purchase all, but not less than all, of the Interest owned by the Remaining Member which notice shall specify in the offer the terms of the purchase and sale including the price (the "Designated Price") to be paid for the Interest owned by the Remaining Member.

8.2  ACCEPTANCE
     (a) Within forty-five (45) days after the receipt by the Remaining Member(s) of the offer from the Offering Members pursuant to Section 8.1, the Remaining Member(s) shall advise the Offering Member(s) in writing either:

          (i) that the Remaining Member(s) accept the offer made by the Offering Member(s) to purchase the Interest owned by it on the terms and conditions set out in the offer; or

           (ii) that the Remaining Member(s) elect to purchase all the Interest owned by the Offering Member(s) on the terms and conditions set forth in the offer. During such forty-five (45) day period, the Remaining Member(s) may not make an offer under
Section 8.1.

     (b) If the Remaining Member(s) elect to purchase the Interest of the Offering Member(s), (i) they shall thereupon be conclusively deemed to have made an offer to purchase the Interest of the Offering Member(s) on the terms and conditions, including the Designated Price, set out in the offer referred to in Section 8.1, and the Offering Member(s) shall be conclusively deemed to have accepted such offer of the Remaining Member(s); and (ii) each Remaining Member(s) shall purchase from each Offering Member(s) the proportionate share of such Offering Member's Interest that the Percentage Interests of the Remaining Member(s) is of the total Percentage Interest held by Remaining Member(s), but such Remaining Member(s) may agree among themselves to purchase the Interest of the Offering Member(s) in different proportions and such purchase may be made by any of the Remaining Member(s) jointly or by any one of them alone.

     (c) If the Remaining Member(s) accept the offer of the Offering Member(s) or fail to advise the Offering Member(s) in writing within the period specified in Subsection 8.2(a) of their intention to purchase the Interest of the Offering Member(s),
(i) the Remaining Member(s) shall be conclusively deemed to have accepted the offer made by the Offering Member(s) to purchase the Interest owned by the Remaining Member(s) on the terms and conditions set out in the offer; and (ii) each Offering Member shall purchase from each Remaining Member the proportionate share of such Remaining Member's Interest that the Percentage Interest of the Offering Member is of the total Percentage Interests held by the Offering Member(s), but such Offering Member(s) may agree to purchase the Interest of the Remaining Member(s) in different proportions and such purchase may be made by any of the Offering Member(s) jointly or by any one of them alone.

     (d) The Member(s) who have accepted or been deemed to have accepted an offer under this Section 8.2 shall be the "Vendor" and the Member(s) who have elected or are required to purchase the Interest under this Section 8.2 shall be the "Purchaser."

8.3  PURCHASE PRICE
     The purchase price for the Interest of the Vendor shall be the Designated Price (the "Purchase Price").

8.4  PAYMENT OF PURCHASE PRICE
     The Purchase Price shall be paid by the Purchaser in full by cash, wire transfer of immediately available funds or certified check at the Time of Closing.

8.5  CLOSING
     The purchase and sale of the Purchased Shares resulting from the acceptance or deemed acceptance of the offer pursuant to
Section 8.2 (a "Sale Transaction") shall be completed at the Time of Closing and the Place of Closing on the date which is one hundred twenty (120) days following the date of such acceptance or deemed acceptance or such longer or shorter time required by the Gaming Authority (the "Date of Closing") subject to the receipt of regulatory approvals pursuant to Section 8.6 hereof. The Sale Transaction shall be effected in accordance with the general sale provisions set forth in Article XII.

8.6  GOVERNMENT APPROVAL
     No transfer of an Interest pursuant to the provisions of this Article VIII shall occur, except with the prior written approval of any relevant Gaming Authority, if the same is required.

                ARTICLE IX.    DEFAULTING MEMBER

9.1  OPTION TO PURCHASE MEMBER'S INTEREST
     If a Member shall become a "Defaulting Member" as a result of the occurrence of any of the following events or is otherwise deemed pursuant to this Agreement to be a Defaulting

Member, the non-defaulting Members or their Permitted Transferees shall have the option to purchase all of the Defaulting Member's Interest (the "Purchased Interest") at the fair market value of such Purchased Interest (the "Purchase Price") as determined in accordance with this Agreement at the time of the exercise of the option:

     (a) If a Member is declared bankrupt or makes a proposal in bankruptcy or otherwise becomes the subject of bankruptcy, insolvency, liquidation, dissolution, winding up or similar proceeding;

     (b) If a Member makes an assignment for the benefit of creditors or otherwise acknowledges its insolvency;

     (c) If a Member allows its shares to be foreclosed upon by a third party;

     (d)   If  a  Member ceases paying its debts as  they  mature
(other   than  those  being  contested  in  good  faith  and   by
appropriate proceedings);

     (e) If a Member, directly or indirectly, transfers its Interest or any portion thereof in the Company to any Person other than a Permitted Transferee or a Rockingham Permitted Transferee, as the case may be, without the unanimous written consent of the Members (excluding the proposed transferee); or

     (f) If a Member adversely affects the gaming license of the Company due to concerns of any aspect of the suitability of such Member or any of its shareholders.

     (g)  If a Member fails to obtain all appropriate licenses.

     (h) If a Member fails to make its equity investment in the Company at such time or times as required.

     (i) If, in the discretion of Showboat, any of Showboat's gaming licenses may be adversely affected due to its interest in the Company, Showboat can elect to become a Defaulting Member.

     (j) Any Member is deemed not suitable under the New Hampshire statute, significantly delays the licensing process or materially adversely affects the pari-mutuel license of Rockingham if a pari-mutuel license is required to obtain or maintain the Full Gaming or Limited Gaming license.

9.2  OFFER TO PURCHASE SHARES OF ROCKINGHAM SHAREHOLDERS
     In the event that (i) the gaming license of the Company is materially adversely affected due to concerns of any aspect of the suitability of a particular Rockingham Shareholder or (ii) a Rockingham Shareholder transfers or attempts to transfer his Rockingham Shares other than as provided in Article VII (in either event under subsections (i) or (ii) above, the Rockingham Shareholder shall be referred to hereinafter as the "Defaulting Rockingham Shareholder"), and the continuation of such adverse impact or violation for a period of thirty (30) days after receipt by the Defaulting Rockingham Shareholder of written notice from the non-Defaulting Rockingham Shareholders or a Member specifying the same (the "curative period"), then the non-Defaulting

Rockingham Shareholders shall have the option to purchase the Defaulting Shareholders' Rockingham Shares for a mutually agreed purchase price. In the event that the non-Defaulting Rockingham Shareholders fail to purchase all of the Rockingham Shares of the Defaulting Rockingham Shareholder within forty-five (45) days following the curative period, Showboat may lend the purchase price to Rockingham to purchase the Rockingham Shares held by the Defaulting Rockingham Shareholder.. Upon receipt of the purchase price from Showboat, Rockingham shall immediately use such funds to redeem the Rockingham Shares held by the Defaulting Rockingham Shareholder. The loan of the purchase price by Showboat to Rockingham shall be pursuant to the then prevailing interest rates in the Boston, Massachusetts metropolitan area plus a 1% origination fee on the purchase price. Rockingham shall execute a promissory note and all distributions payable to Rockingham in accordance with this Agreement, except except for such sum which is equal to Rockingham's portion of federal and state income tax liability of the Company as if the Company was a taxable entity in the state of New Hampshire, shall be paid to Showboat until the promissory note shall have been paid in full.

9.3  DETERMINATION OF PURCHASE PRICE
     Except as otherwise provided in Section 9.2, the non-defaulting Member or its Permitted Transferee exercising an option under Section 9.1 (the "Buyer") and the Defaulting Member (the "Vendor" in this Article IX) shall mutually arrive at an agreeable Purchase Price within ten (10) days of the occurrence of an event giving rise to the existence of an option under
Section 9.1 (a "Triggering Event"). The Purchase Price shall be the greater of the fair market value of the Purchased Interest or the value of unreturned Equity Contribution of the Defaulting Member. If the parties cannot agree upon the Purchase Price within such ten (10) day period, the Purchase Price shall be value as determined by the appraisal provisions of Article XI.

9.4  PAYMENT OF PURCHASE PRICE
     The Purchase Price shall be paid by the Purchaser in full by cash or certified check on the Date of Closing as determined pursuant to Section 9.5.

9.5  CLOSING
     (a) The closing of the transaction of purchase and sale contemplated by this Article IX (a "Sale Transaction") shall take place at the Place of Closing at the Time of Closing on the date (in this Article IX the "Date of Closing") that, unless the Vendor and Buyer otherwise agree, is the latest of:

           (i) the date which is one hundred twenty (120) days after the relevant Triggering Event:

           (ii) the date which is seven (7) days following the receipt of all necessary governmental releases or approvals required to be obtained in order to effect a valid transfer of the Purchased Shares (and the Parties covenant and agree to use their best efforts to obtain such consents, releases or approvals); and

           (iii) the date which is thirty (30) days after the Purchase Price is finally determined in accordance with the provisions of Section 9.3.

       (b) The Sale Transaction shall be effected in accordance with the general sale provisions of Article XII.

              ARTICLE X.     RIGHT OF FIRST REFUSAL

10.1 THIRD PARTY OFFER
     (a) No transfer by any Member of any Interest to any Person other than a Permitted Transferee of such Member or another Member shall be effected except in compliance with this Article
X. Any transfer effected in compliance with this Article X shall also be in compliance with Article VII.

     (b) If any Member or Members (the "Offeror") receives a bona fide written offer (a "Third Party Offer") from any Person dealing at arm's length with the Parties (the "Buyer") to purchase all or less than all of the Interest owned by the Offeror (the "Purchased Interest"), which Third Party Offer is acceptable to the Offeror, the Offeror shall, by notice in writing to the other Members (the "Offerees"), offer to sell the Purchased Interest to the Offerees at the same price and upon the same terms and conditions as are contained in the Third Party Offer (the "Offer").

     (c) The Offer (i) shall identify in reasonable detail the Buyer and, if the Buyer is not an individual, identify those Persons who, together with their Affiliates, control the Buyer;
(ii) shall be accompanied by a true and complete copy of the Third Party Offer setting forth all of the terms and conditions of the Third Party Offer; and (iii) shall provide such information concerning the business experience and expertise of the Buyer and its financial condition as is reasonably available to the Offeror. The Offer shall not be revocable except with the consent of the Offerees and shall be open for acceptance by the Offerees for a period of ten (10) days from the date received by them (the "Offer Period").

10.2 ACCEPTANCE OF OFFER
     (a) If the Offer is accepted by any of the Offerees within the Offer Period, then the Offeror (the "Vendor") shall sell and the Offerees accepting the Offer (the "Purchaser") shall purchase the Purchased Interest upon the terms and conditions contained in the Offer.

     (b) If there is more than one Purchaser, the Purchasers shall purchase the Purchased Interest from the Offeror in the same proportions that the Percentage Interest of each Purchaser is to the total Percentage Interests held by all Purchasers, but such Purchasers may agree to purchase the Purchased Interest in different proportions and such purchase may be made by any of the Purchasers jointly or by any one of them alone.

     (c) The closing of the transaction of purchase and sale pursuant to the Offer (a "Sale Transaction") shall take place at the Place of Closing at the Time of Closing on the date which is thirty (30) days after the expiration of the Offer Period (the "Date of Closing"). The Sale Transaction shall be effected in accordance with the general sale provisions of Article XII.

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10.3 THIRD PARTY SALE
     (a) If the Offerees do not accept the Offer during the Offer Period, then, subject to the provisions of this Section 10.3, the Offeror shall be entitled, within a period of sixty
(60) days after the expiration of the Offer Period, to sell the Purchased Interest to the Buyer in accordance with the Third Party Offer.

     (b) The Managers before consenting to the transfer of the Purchased Interest to the Buyer shall be entitled to require proof that the sale to the Buyer took place in accordance with the Third Party Offer and the Managers shall refuse to permit the recording of the transfer of the Purchased Interest if, in the opinion of the Managers, the Purchased Interest were sold otherwise than in accordance with the provisions of the Third Party Offer.

     (c) No disposition to any Buyer pursuant to any Third Party Offer shall be valid or effective until the Buyer shall have executed a counterpart copy of this Agreement or a written agreement in form and substance satisfactory to the Company and the other Members agreeing to be bound by the terms and conditions hereof.

     (d) Contemporaneously with the completion of the transaction of purchase and sale under the Third Party Offer the Offeror shall (i) repay any indebtedness owing by the Offeror to the Company; and (ii) deliver to the Company and the remaining Members the documents referred to in Sections 12.3(a), (d) and
(f). At such time, the remaining Members shall deliver to the Offeror the documents referred to in Section 12.5.

10.4 RE-APPLICATION OF PROVISIONS
     If a sale of the Purchased Interest to the Buyer pursuant to the Third Party Offer is not completed within the sixty (60) day period referred to in Subsection 10.3(a), no sale of the Purchased Interest shall be made without the Offeror again complying with the terms of this Article X.

10.5 AN OFFER TO PURCHASE SHOWBOAT'S INTEREST
     With respect to any proposed transfer of any of Showboat's Interest other than a transfer to an Affiliate of Showboat whose capital stock or interests are beneficially owned 100% by Showboat, Inc. or as otherwise permitted in writing by Rockingham, Showboat and its Affiliates shall have the obligation to require the proposed transferee to purchase the same percentage of Rockingham's Interest as the proposed transferee intends to purchase from Showboat pursuant to the same terms and conditions that the proposed transferee intends to purchase Showboat's Interest or portion thereof. The purchase price for Rockingham's Interest shall be at the same price per percentage Interest as the percentage price per share of Showboat's Interest. Showboat shall give Rockingham twenty (20) days notice of the proposed transfer of Interests and Rockingham shall accept or decline its participation in the proposed transfer in said twenty (20) day period. If the proposed transferee fails or refuses to purchase Rockingham's Interest if Rockingham timely exercised its participation in the proposed transfer in accordance with the terms hereof, or if Showboat fails to give any notice specified herein, then Showboat and its Affiliates shall not be permitted to make the proposed transfer, and any such attempted transfer shall be void and of no effect.

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                    ARTICLE XI.    APPRAISAL

11.1 APPRAISAL
     In  the  event  that  the  value  of  the  Company  must  be determined, each Member will choose an employ, at its sole expense, an appraiser qualified to appraise gaming operations. Within twenty-one (21) calendar days, each appraiser will deliver to the Member and the Member shall exchange the written appraisals of value of the Company. The appraisers, shall calculate the appraised value of the Company to be the greater of
(i) the Company's book value; (ii) the income capitalization approach to value which analyzes net operating income of the subject property which is then capitalized into an indication of value; or (iii) some other appropriate method which an appraiser uses to make a valuation of a gaming business as of the time of the appraisal. Based upon such appraisals, if the Members cannot agree on a value, the appraisers shall, in accordance with
Section 17.3, choose a third appraiser. Such third appraiser shall be paid by the Members and, within twenty-one (21) days of engagement, shall deliver the third appraisal of the property. The third appraisal, if within 5% (+) of either of the two appraisals, shall be deemed to be the correct appraisal. In the event that the discrepancy is in excess of 5% (+) of either of the original appraisals, the value shall be computed as the average of the three (3) appraisals.

             ARTICLE XII.   GENERAL SALE PROVISIONS

12.1 APPLICATION OF SALE PROVISIONS
     Except as may otherwise be provided in this Agreement, the provisions of this Article XII shall apply to any sale of the Interest between or among the Members or, to the extent applicable, between Members and the Company, pursuant to the provisions of Articles VIII, IX, X and XII or Section 12.8 of this Article XII as the case may be.

12.2 DEFINED TERMS
     For the purpose of this Article XII, the terms "Vendor", "Purchaser", "Date of Closing", "Purchase Price" and "Purchased Interest" with respect to any Sale Transaction shall have the meanings attributed thereto in Article VIII, IX, X or XI, as the case may be. As used in this Article and in Articles VIII, IX and
X. "Time of Closing" shall be 2 p.m. eastern time on the Date of Closing.

12.3 OBLIGATIONS OF VENDOR
     At or prior to the Time of Closing, each Vendor shall:

     (a) deliver to the Company signed resignations of the Vendor and its nominees, if any, as Managers, officers and employees of the Company, as the case may be;

     (b)   assign  and  transfer to the Purchaser  the  Purchased
Interest and deliver the membership certificate(s), if any, representing the Purchased Interest duly endorsed for transfer to the Purchaser or as directed by it;

     (c) do all other things required in order to deliver good and marketable title to the Purchased Interest to the Purchaser free and clear of any claims, liens and encumbrances whatsoever including, without limitation, the delivery of any governmental releases and declarations of transmission (provided that, if at the Time of Closing the Purchased Interest is not free and clear of all claims, liens and encumbrances whatsoever, the Purchaser may, without prejudice to any other rights which it may have, purchase the Purchased Interest subject to such claims, liens and encumbrances and, in that event, the Purchaser shall, at the Time of Closing, assume all obligations and liabilities with respect to such claims, liens and encumbrances and the Purchase Price payable by the Purchaser for the Purchased Interest shall be satisfied, in whole or in part, as the case may be, by such assumption and the amount so assumed by the Purchaser shall be deducted from the Purchase Price payable at the Time of Closing);

     (d) deliver to the Company a release by each of the Vendor and its nominees, if any, of all claims against the Company with respect to any matter or thing up to and including the Time of Closing in their capacities as a Manager, officer, Member, employee or creditor of the Company, as the case may be, except for (i) any claims which might arise out of the Sale Transaction, or (ii) any claims which might arise out of the intentional misconduct, gross negligence or fraud of the Purchaser, in a form satisfactory to the Company acting reasonably;

     (e) deliver to the remaining Members a release by the Vendor and its nominees in their capacity as a Manager, officer and Member of the Company of all of their claims against each remaining Member and their respective nominees, if any, in their capacities as a Member, Manager or officer of the Company, except for (i) any claims which might arise out of the Sale Transaction, or (ii) any claims which might arise out of the intentional misconduct, gross negligence or fraud of the Purchaser, in a form satisfactory to the remaining Members acting reasonably.

12.4 RELEASE OF GUARANTEES ETC.
     If, at the Time of Closing, the Vendor, any principal of the Vendor or any other Person for and on behalf of the Vendor, shall have any guarantees, securities or covenants lodged with any Person to secure any indebtedness, liability or obligation of the Company and/or the remaining Members, then the remaining Members shall use their reasonable best efforts to deliver or cause to be delivered to the Vendor or cancel or cause to be canceled all of such guarantees, securities and covenants at the Time of Closing. If, notwithstanding such reasonable best efforts, the delivery or cancellation of any such guarantee, security or covenant is not obtained, the remaining Members shall deliver to the Vendor an indemnity of such Vendor, principal or other Person in writing, in form reasonably satisfactory to counsel for the Vendor, indemnifying them against any and all claims, demands, costs, expenses, damages, liabilities and suits which may be or which shall have been paid, suffered or incurred by them with respect to the said guarantee, security or covenant.

12.5 DELIVERIES TO VENDOR
     At  or  prior to the Time of Closing, each of the  remaining
Members shall:

     (a) deliver to each of the Vendor and its nominees, if any, a release by it, in its capacity as a Manager, officer and Member of the Company, of all of its claims against the Vendor and its nominees in its capacity as a Member, Manager or officer of the Company, except for (i) any claims which may arise out of the Sale Transaction, or (ii) any claims which might arise out of the intentional misconduct, gross negligence or fraud of the Vendor, in a form satisfactory to the Vendor acting reasonably; and

     (b) cause the Company to deliver to each of the Vendor and its nominees a release by the Company of all its claims against each of the Vendor and its nominees with respect to any matter or thing arising as a result of the Vendor or its nominees being a Member, Manager or officer of the Company, as the case may be, except for (i) any claims which might arise out of the Sale Transactions, or (ii) any claims which might arise out of the intentional misconduct, gross negligence or fraud of the Vendor, in a form satisfactory to the Vendor acting reasonably.

12.6 REPAYMENT OF DEBTS
     If, at the Time of Closing, the Company is indebted to the Vendor in an amount recorded on the books of the Company and verified by the Auditor, the Company shall repay such amount to the Vendor at the Time of Closing. If, at the Time of Closing, the Vendor is indebted to the Company in an amount recorded on the books of the Company and verified by the Auditors, the Vendor shall repay such amount to the Company at the Time of Closing and, if the Vendor fails to make such repayment, the Purchaser shall be entitled to pay the amount of such indebtedness to the Company from the Purchase Price and the amount of the Purchase Price payable to the Vendor shall be reduced accordingly.

12.7 NON-COMPLETION BY VENDOR
     If, at the Time of Closing, the Vendor fails to complete the Sale Transaction for any reason other than Purchaser's default, the Purchaser shall have the right, if not in default under this Agreement, without prejudice to any other rights which it may have, upon payment of the Purchase Price payable to the Vendor at the Time of Closing to the credit of the Vendor in the main branch of the Company's bankers in the City of Boston, to execute and deliver, on behalf of and in the name of the Vendor, such deeds, transfers, share certificates, resignations or other documents that may be necessary to complete the Sale Transaction and each Member, to the extent it may be a Vendor hereunder, hereby irrevocably appoints any Member who becomes a Purchaser in a Sale Transaction its attorney-in-fact on its behalf, with no restriction or limitation in that regard and declaring that this power of attorney may be exercised during any subsequent legal incapacity on its part.

12.8 NON-COMPLETION BY PURCHASER
     If, at the Time of Closing, the Purchaser fails to complete a Sale Transaction for any reason other than Vendor's default, the Vendor shall have the right (without prejudice to any other rights which it may have), at its option, exercisable within a period of thirty (30) days following the Date of Closing of such Sale Transaction upon notice to the Purchaser, to purchase from the Purchaser all the Interest owned by the Purchaser for an amount equal to 75% of the Purchase Price payable pursuant to the Sale Transaction which the Purchaser has neglected or refused to perform, less all costs incurred by the Vendor in connection with the failure by the Purchaser to complete the Sale Transaction, and the provisions of this Article XII shall apply to the purchase by the Vendor of the Purchaser's Interest pursuant to this Section 12.8.

12.9 RESTRICTIONS ON BUSINESS
     If  the  provisions of any of Articles VIII, IX,  X  or  XI,
Section 12.8 of this Article XII hereof become applicable, then from such date until the Time of Closing, the Members shall not do, nor cause, nor permit to be done anything except that which is in the ordinary course of business of the Company.

12.10     NO JOINT LIABILITY
     For greater certainty, the Parties hereto acknowledge and agree that where a Sale Transaction involves more than one Purchaser, the Purchasers in such Sale Transaction are not jointly liable for the payment of the Purchase Price for the Purchased Interest and any indebtedness purchased hereunder, but are only liable for their proportionate share thereof.

12.11     CONSENTS
     The Parties acknowledge that the completion of any Sale Transaction shall be subject, in any event, to the receipt of all necessary government, regulatory and lender consents and approvals to the transfer of Interest contemplated thereby, including the Gaming Authorities.

                ARTICLE XIII.  PROFITS AND LOSSES

13.1 NET PROFITS AND LOSSES
     Except as otherwise provided in Section 13.2, 13.3 and 13.4 hereof, all Company income, gains, losses, deductions and credit for each Company taxable year shall be allocated among the Members in proportion to their Percentage Interests on the last day of such taxable year.

13.2 ALLOCATIONS OF DEDUCTIONS
     (a) COMPANY NONRECOURSE DEDUCTIONS. Except as otherwise required by Section 13.3 and 13.4 hereof, all Nonrecourse Deductions of the Company for any taxable year shall be shared by the Members in proportion to their Percentage Interests on the last day of such taxable year. The amount of Nonrecourse Deductions of the Company shall be determined in accordance with Regulations Section 1.704-2(c).

     (b) MEMBER NONRECOURSE DEDUCTIONS. Except as otherwise required by Section 13.3 and 13.4 hereof, all Member Nonrecourse Deductions of the Company for any taxable year shall be allocated in accordance with Regulations Section 1.704-2(i)(1). The amount of Member Nonrecourse Deductions shall be determined in accordance with Regulations Section 1.704-2(i)(2).

13.3 SPECIAL ALLOCATIONS
     (a) QUALIFIED INCOME OFFSET. Except as otherwise provided in Section 13.3(b) hereof, in the event any Member unexpectedly receives any adjustments, allocations or distributions described in Regulations Section 1.704-1(b)(2)(ii)(d)(4), (5) or (6), items of Company income and gain shall be specially allocated to each such Member in an amount and manner sufficient to

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eliminate,  to  the  extent  required  by  the  Regulations,  the adjusted capital account deficit of such Member as quickly as possible.

     (b) MINIMUM GAIN CHARGEBACK. Notwithstanding any other provision of this Section 13.3, if there is a net decrease in Company Minimum Gain during any Company fiscal year, each Member who would otherwise have an adjusted capital account deficit at the end of such year shall be specially allocated items of Company income and gain for such year (and, if necessary, subsequent years) in an amount and manner sufficient to eliminate such Member's adjusted capital account deficits as quickly as possible. The items to be so allocated shall be determined in accordance with Regulations Section 1.704-1(b)(4)(iv)(e). Notwithstanding any other provision of this Section 13.3, if there is a net decrease in Minimum Gain attributable to Member Nonrecourse debt during a Company Taxable Year, each Member with a share of the Minimum Gain attributable to such member Nonrecourse Debt shall be allocated items of income and gains for such year (and, if necessary, subsequent years) in accordance with Regulations Section 1.704-(i)(4). The items to be so allocated shall be determined in accordance with Regulations
Section 1.704-2(i). This Section 13.3(b) is intended to comply with the minimum gain chargeback requirements in such sections of the Regulations and shall be interpreted consistently therewith.

     (c) ALLOCATION OF REMAINING INCOME AND GAINS ON SALE OR OTHER DISPOSITION. Except as otherwise required by this Section 13.3, income and gains arising from the sale, exchange, transfer or disposition or condemnation of all or substantially all of the Company's property shall be allocated, for Federal income tax purposes, among those who shall be Members on the date of such transaction or transactions as follows:

           (i) If one or more Members has a negative Capital Account after such Member's Capital Account is adjusted to reflect any allocation of gains under Section 13.2(b) but before such Member's Capital Account is adjusted to reflect any distribution under Section 14.3 with respect to the disposition to which this Section 13.3(c) is being applied, such income and gains shall be allocated to such Members in proportion to their negative Capital Accounts until each such Member's Capital Account equals zero.

           (ii)   To  the  extent  one or more  Member's  Capital
Account  balance  is  less than (A) the  total  of  all  Members'
Capital Account balances times (B) such Member's Percentage Interest in the Company (a "Capital Disparity"), such income and gains shall be allocated among such Members in proportion to Capital Disparities until all of the Members' Capital Accounts are, as nearly as possible, in proportion to their Percentage Interests.

           (iii) The balance of such income and gains shall be allocated to the Members in proportion to their Percentage
Interests.

     (d) ASSIGNMENTS. In the event of an assignment of an interest in the Company (other than an assignment by reason of the death of a Member), the assignor's distributive share of Company income, gains, loss, deductions and credits and expenditures not deductible in computing its taxable income (in respect of the interest so assigned) shall be the share of such items attributable to such interest accruing prior to such assignment (based on an interim closing of the books of the

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  Company), and the Assignee's share shall be the share  of  such items attributable to such interest after such assignment (based on such interim closing).

     (e)   MANDATORY SECTION 704(C) ALLOCATIONS.  Notwithstanding
the   foregoing,   to  the  extent  that  Code  Section   704(c),
Regulations Section 1.704-3, 1.704-1(b)(2)(iv), or any other regulations which may be proposed or promulgated under Code
Section 704(c), require allocations of Company income, gains, losses or deductions in a manner which is different than that set forth above, the provisions of Section 704(c) and the regulations
thereunder shall control such allocations among the Members.   In
the absence of a contrary agreement among the Members, such items shall be allocated in accordance with the "Traditional method with curative allocations" set forth in Regulations Section 1.704-3(c) or any successor regulation.

13.4 CURATIVE ALLOCATIONS
     The allocations set forth in Section 13.2 and 13.3 (the "Regulatory Allocations") are intended to comply with Regulations
Section  1.704-1(b), Regulations Section 1.704-2 and  Regulations
Section 1.704-3, and shall be interpreted and applied in a manner consistent therewith. Notwithstanding any other provisions of this Section (other than the Regulatory Allocations), the Regulatory Allocations shall be taken into account in allocating other profits, losses and items of income, gain, loss and deduction among the Members so that, to the extent possible, the net amount of such allocations of other profits, losses and other items in the Regulatory Allocations to each Member shall be equal to the net amount that would have been allocated to each such Member if the Regulatory Allocations had not occurred.

13.5 FEDERAL INCOME TAX
     It  is the intent of this Company and its Members that  this
Company  will  be  governed  by  the  applicable  provisions   of
Subchapter K, of Chapter 1, of the Code.

                  ARTICLE XIV.   DISTRIBUTIONS

14.1 OPERATING DISTRIBUTIONS
     The Company's Cash Available For Distribution shall, at such times as the Managers of the Company deem advisable, be distributed among the Members in proportion to their respective balances of Percentage Interest, as of the date of any such distribution. The term "Cash Available For Distribution" shall mean the total cash revenues generated by the Company's operations (including proceeds from the sale or refinancing of Company assets), less all cash expenditures of the Company for debt service and operating expenses, and less a reasonable amount determined by the Company to be set aside for reserves. In no event shall Cash Availible For Distributions be less than the amount equal to the Member's portion of federal and state income tax liablilty of the Company as if the Company was a taxable entity in the State of New Hampshire.

14.2 PAYMENT OF MEMBER LOANS
     Under all circumstances, Member Loans shall be repaid first out of any Cash Available for Distribution after payment of taxes as provided in Section 14.1. If a difference exists between the Members in the amount of Member Loans made to the Company, any Member with more

Member Loans outstanding (in value) than another Member shall receive the first distributions of any available cash until that Member's Loan is in parity with the other Member Loans, if any, unless otherwise provided herein. Thereafter, the Member Loans will be repaid ratably to the Members with Loans. It is the intention of the Members that Member Loans will be repaid as cash is available for distribution and may result in revolving payments to the Members as additional Member Loans are advanced to the Company.

14.3 DISTRIBUTION ON DISSOLUTION AND LIQUIDATION
     In  the  event  of  the dissolution and liquidation  of  the
Company for any reason, after the payment of or provision for creditors pursuant to the Act and other applicable law, the Company's assets shall be distributed among the Members in accordance with their respective positive Capital Account balances, in accordance with Regulations Section 1.704-1(b)(2)(ii)(b)(2).

              ARTICLE XV.    ACCOUNTING AND RECORDS

15.1 RECORDS AND ACCOUNTING
     The Company shall cause an accurate, current and complete accounting system in connection with its operation of the Project. The books and records shall be kept in accordance with GAAP consistently applied and in accordance with federal tax law. Such books and records shall be kept on a calendar year basis. Books and accounts shall be maintained at the principal office of the Company and at the Project, or at other locations as determined from time to time by the Company. The Members, or any of them, shall have the right to inspect the books and records of the Company at any time during normal business hours with reasonable notice of such inspection.

15.2 ACCESS TO ACCOUNTING RECORDS
     Each Member, and his duly authorized representative, shall have access to the accounting records at the principal office of the Company and the right to inspect and copy the books and records at reasonable times. The Company shall keep all records required to be kept at the registered office of the Company.

15.3 ANNUAL TAX INFORMATION
     The Managers shall use their best efforts to cause the Company to deliver to each Member within ninety (90) days after the end of each fiscal year all information necessary for the preparation of such Member's federal income tax return.

15.4 INTERIM STATEMENTS AND REPORTS
     On or before the thirtieth (30th) day of each month, the Company shall furnish the Managers with an unaudited operating statement for the preceding calendar month detailing the Gross Gaming Revenues received from the Project and ancillary services and expenses incurred. The Gross Gaming Revenues detail shall specify drop figure accounts on all gaming revenues. Additionally, the Managers shall meet in person or by telephone at least once each month to discuss the Company's operations. The Company shall provide written, oral or videotaped reports on the operations of the Project on a monthly basis to the Managers.

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                       ARTICLE XVI.   TERM

16.1 TERM
     The term of this Company shall begin on the date the Certificate of Organization is filed with the New Hampshire Secretary of State and shall continue for a period not to exceed fifty (50) years, unless terminated prior thereto in accordance with the provisions hereof, by unanimous agreement of the Members or pursuant to the Act.

          ARTICLE XVII.  DISSOLUTION OF THE COMPANY AND
               TERMINATION OF A MEMBER'S INTEREST

17.1 DISSOLUTION
     This Company must be dissolved on the death, retirement, resignation, expulsion, bankruptcy or dissolution of a Member or occurrence of any other event which terminates a Member's continued membership in the Company, unless the business of the Company is continued by the consent of all the remaining Members of the Company.

17.2 BANKRUPTCY, INSOLVENCY OR DISSOLUTION
     In the event a Member (the "Bankrupt Member") institutes or consents to any proceeding under the federal bankruptcy laws relating to the Member or to all or any part of its property; or is unable or admits in writing to its inability to pay its debts as they mature, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any part of its property; or applies for or consents to the liquidation or dissolution of such Member or all or substantially all of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of the Member and the appointment continues undischarged or unstayed for thirty (30) calendar days; or any proceeding under the federal bankruptcy laws or any other applicable laws relating to such Member or to all or any part of its property is instituted without the consent of such Member and continues undischarged or unstayed for sixty (60) calendar days, if all the remaining Members consent to the continuation of the business of the Company, the remaining Members shall have the right to purchase the entire Interest of the Bankrupt Member in the manner set forth in Article IX.

                 ARTICLE XVIII. INDEMNIFICATION

18.1 INDEMNITY
     This Company does hereby indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the Company, by reason of the fact that he is or was a Manager, Member, employee or agent of this Company, or is or was serving at the request of this Company as manager, director, officer, employee or agent of another limited liability company or corporation, against expenses, subject to the provisions of Section 18.4 hereof, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he

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acted  in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of this Company, and, with respect to a criminal action or proceeding, had no
reasonable  cause  to  believe his  conduct  was  unlawful.   The
termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interest of this Company, and that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

18.2 INDEMNITY FOR ACTIONS BY OR IN THE RIGHT OF THE COMPANY
     This Company does hereby indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of this Company to procure a judgment in its favor by reason of the fact that he is or was a Member, Manager, employee or agent of this Company, or is or was serving at the request of this Company as a Member, Manager, director, officer, employee or agent of another limited-liability company, corporation, partnership, joint venture, trust or other enterprise against expenses, subject to the provisions of Section 18.4 hereof, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the actions or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of this Company. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to this Company or for amounts paid in settlement to this Company, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

18.3 INDEMNITY IF SUCCESSFUL
     To the extent that a Member, Manager, employee or agent of this Company has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections
18.1 and 18.2, or in defense of any claim, issue or matter therein, this Company does hereby indemnify such person or entity against expenses, subject to the provisions of Section 18.4 hereof, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.

18.4 EXPENSES
     Any indemnification under Sections 18.1 and 18.2, unless ordered by a court or advanced pursuant to Section 19.5 below, must be made by this Company only as authorized in the specific case upon a determination that indemnification of the Member, Manager, employee or agent is proper in the circumstances. The determination must be made:

     (a) By a majority vote of a quorum of Members who were not parties to the act, suit or proceeding; or

     (b) By a majority vote of Managers who were not parties to the act, suit or proceeding; or

     (c) If a quorum consisting of Members or Managers who were not parties to the act, suit or proceeding cannot be obtained, by independent legal counsel pursuant to a written opinion.

18.5 ADVANCE PAYMENT OF EXPENSES
     The expenses of Members and Managers incurred in defending a civil or criminal action, suit or proceeding shall be paid by this Company as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the Member or Manager to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by this Company. The provisions of this subsection do not affect any rights to advancement of expenses to which personnel other than Members or Managers may be entitled under any contract or otherwise by law.

18.6 OTHER ARRANGEMENTS NOT EXCLUDED
     The indemnification and advancement of expenses authorized in or ordered by a court pursuant to this Article XVIII:

     (a) Does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the Certificate of Organization or any agreement, vote of Members or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to Section 18.2 above or for the advancement of expenses made pursuant to Section 18.5 above, may not be made to or on behalf of any Member or Manager if a final adjudication establishes that his acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action.

     (b) Continues for a person who has ceased to be a Member, Manager, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.

     (c) ROCKINGHAM'S INDEMNITY. Rockingham hereby agrees to indemnify, defend and hold the Company harmless from and against and in respect of any losses incurred by the Company arising from:

           (i)     Any  debts,  liabilities,  penalties,   fines,
sanctions, assessments and obligations relating to its business and operations of the Rockingham Park;

           (ii) All reasonable costs and expenses, including reasonable attorney's fees, incurred by the Company in connection with any action, suit, proceeding, demand, assessment or judgment incident to any of the matters pursuant to which Rockingham has agreed to indemnify the Company.

     (d)   THE  COMPANY'S INDEMNITY.  Company  hereby  agrees  to
indemnify,  defend and hold Rockingham harmless from and  against
and  in  respect  of  any losses incurred by Rockingham   in  the
operation of Rockingham Park arising from:

           (i)     Any  debts,  liabilities,  penalties,   fines,
sanctions, assessments and obligations relating to its business and operations of the Project ;

           (ii) All reasonable costs and expenses, including reasonable attorney's fees, incurred by Rockingham in connection with any action, suit, proceeding, demand, assessment or judgment incident to any of the matters pursuant to which the Company has agreed to indemnify Rockingham.

             ARTICLE XIX.   MISCELLANEOUS PROVISIONS

19.1 TIME IS OF THE ESSENCE
     Time is of the essence with respect to all time periods set forth in this Agreement.

19.2 DEFAULT INTEREST RATE
     Any sum accruing to any Party under this Agreement which shall not be paid when due shall bear interest at a rate per annum equal to the Wall Street Journal prime rate plus 5% from the date such payment becomes due and payable until it is paid in full with said interest.

19.3 COUNTERPARTS
     This Agreement may be executed in two or more counterparts and shall be deemed to have become effective when and only when all parties hereto have executed this Agreement, although it shall not be necessary that any single counterpart be signed by or on behalf of each of the parties hereto, and all such counterparts shall be deemed to constitute but one and the same instrument.

19.4 EXECUTION BY FACSIMILE
     This Agreement may be executed by facsimile and if so executed shall be legal, valid and binding on any Party executing in such manner.

19.5 FORCE MAJEURE
     Whenever this Agreement requires an act to be performed within a specified time period or to be completed diligently, such periods are subject to "unavoidable delays." Unavoidable delays include delays caused by acts of God, acts of war, civil commotions, riots, strikes, lockouts, acts of government in either its sovereign or contractual capacity, perturbation in telecommunications transmissions, inability to obtain suitable labor or materials, accident, fire, water damages, flood, earthquake, or other natural catastrophes.

19.6 COMPLETE AGREEMENT
     This   Limited   Liability  Company   Agreement,   and   the
Certificate of Organization, constitute the complete and exclusive statement of the Agreement among the Members with respect to the subject matter contained therein. This Agreement and the Articles replace and supersede all prior agreements by and among the Members or any of them. This Agreement and the Articles supersede all prior written and oral statements and no representation, statement, or condition or warranty not contained in this Agreement or the Articles will be binding on the Members or be of any force and effect whatsoever.

19.7 AMENDMENTS
     This Limited Liability Company Agreement may be amended by the Members but only at a special or annual meeting of the Members, not by written consent, and only if the notice of the intention to amend the Limited Liability Company Agreement was contained in the notice of the meeting, or such notice of a meeting is waived by all Members.

19.8 GOVERNING LAW
     This   Limited   Liability  Company   Agreement,   and   its
application, shall be governed exclusively by its terms and by the laws of the State of New Hampshire without reference to its choice of law provisions.

19.9 HEADINGS
     The headings in this Limited Liability Company Agreement are inserted for convenience only and are in no way intended to describe, interpret, define, or limit the scope, extent or intent of this Limited Liability Company Agreement or any provisions contained herein.

19.10     SEVERABILITY
     If any provision of this Limited Liability Company Agreement or the application thereof to any person or circumstance shall be deemed invalid, illegal or unenforceable to any extent, the remainder of this Limited Liability Company Agreement and the application thereof shall not be affected and shall be enforceable to the fullest extent permitted by law.

19.11     EXPENSES
     If any litigation or other proceeding is commenced in connection with or related to this Agreement, the prevailing party shall be entitled to recover from the losing party all of the incidental costs and reasonable attorneys' fees, whether or not a final judgment is rendered.

19.12     HEIRS, SUCCESSORS AND ASSIGNS
     Each and all of the covenants, terms, provisions and agreements contained in this Limited Liability Company Agreement shall be binding upon and inure to the benefit of the existing Members, all new and substituted Members, and their respective assignees (whether permitted by this Agreement or not), heirs, legal representatives, successors and assigns.

19.13     POWER OF ATTORNEY
     Each Member, in accepting this Agreement, makes, constitutes and appoints the Managers and each of them, with full power of substitution, as his, her, or its attorney-in-fact and personal representative to sign, execute, certify, acknowledge, file and record the Certificate of Organization, and to sign, execute, certify, acknowledge, file and record all appropriate instruments amending the Certificate of Organization and this Limited Liability Company Agreement on behalf of each such Member. In particular, the Manager as attorney-in-fact may sign, acknowledge, certify, file and record on behalf of each Member such instruments, agreements and documents which: (1) reflect any amendments to the Certificate of Organization or Limited Liability Company Agreement; (2) reflect the admission or withdrawal of a Member; and (3) may otherwise be required of the Company, a Member or by law. The Power of Attorney herein given by each Member is a durable power and will survive the disability or incapacity of the principal.

19.15     COMPLIANCE WITH LAWS
     (a) At all times during the term of this Agreement, each Member agrees that its actions, and those of its representatives, agents, and consultants, will be entirely in accordance with all applicable laws, rules, ordinances and regulations of all states, counties, districts and municipalities in which such Member conducts business on behalf of the Company, and also will follow applicable federal laws, rules and regulations.

     (b) In connection with this Agreement, the Members each acknowledge that certain casino gaming licenses are currently issued to and held by Showboat or its Affiliates the states of Nevada, New Hampshire and New Jersey, and the state of New South Wales, Australia, and that Showboat or its Affiliates may in the future apply for gaming licenses in additional states or foreign countries. The laws of such jurisdictions may require Showboat to disclose private or otherwise confidential information about the other Members and their respective principals, lenders and affiliates. The Members each agree to refrain from all conduct that may negatively affect Showboat's licenses or license applications. If any representative, agent, Affiliate, of Rockingham is required to be licensed, qualified or found suitable by the Gaming Authorities and is denied such status by such Gaming Authority, Showboat shall immediately sell its interest in the Company in the manner specified in Article IX.

19.16     BACKGROUND INVESTIGATIONS
     (a) The Members each acknowledge that Showboat or its Affiliates currently conduct gaming operations in Nevada, New Jersey, and will conduct gaming operations in New South Wales, Australia. Such gaming operations are highly regulated by Gaming Authorities of these states and that such regulations impose upon Showboat an affirmative duty to investigate the backgrounds of entities or individuals with whom Showboat does business. Furthermore, such regulations require that Showboat and its Affiliates, which includes the Company and the Rockingham, subject themselves to rigorous investigation. Furthermore, Showboat or its Affiliates may in the future apply for licensure in other jurisdictions, including states of the United States or foreign countries which may have similar regulations. Gaming authorities in other jurisdictions may request information regarding entities and persons with whom Showboat does business. Accordingly, the Members each agree, if requested by Showboat, to use their best efforts to supply and to cause its principals, directors, officers, major shareholders, owners and any other key individuals, to supply such information and execute such affidavits and documents, including personal history disclosure documents and personal financial disclosure documents as Showboat may reasonably request. Showboat shall reimburse Rockingham or Rockingham's shareholders, officers, or directors, as the case may be, for such shareholder's officer's, or director's expenses incurred due to supplying such information to the Gaming Authorities. Furthermore, gaming regulations require that Showboat and its Affiliates be of good repute.

Rockingham     and    its   principals,   directors,    officers,
stockholders, owners and Affiliates represent that they are of good repute.

     (b) The Members each acknowledge that Rockingham or its Affiliates currently conduct pari-mutuel operations in New Hampshire. Such operations are regulated by Gaming Authorities of New Hampshire and that such regulations impose upon the Rockingham an affirmative duty to investigate the backgrounds of entities or individuals with whom Rockingham does business. Furthermore, such regulations require that Rockingham and its Affiliates subject themselves to investigation. Accordingly, the Members each agree, if requested by Rockingham, to use their best efforts to cause their principals, directors, officers, major shareholders, owners and any other key individuals, to supply such information and execute such affidavits and documents, including personal history disclosure documents and personal financial disclosure documents as Rockingham may reasonably request. Rockingham shall reimburse Showboat or Showboat's shareholders, officers or directors, as the case may be, for such shareholder's, officer's, or director's expenses incurred due to supplying such information to the Gaming Authority except for such disclosure which is required to obtain or maintain a license for the Project. Showboat and its principals, directors, and officers represent that they are of good repute.

19.17     COMPLIANCE WITH OTHER AGREEMENTS
     Each Member shall use its best efforts to perform, or cause to be performed, all obligations of the Company under any agreement negotiated in connection herewith or pursuant hereto, including, without limitation, the Management Agreement of even date herewith between the Company and an Affiliate of Showboat.

19.18     GOVERNMENTAL APPROVAL
     Each Members shall use their best efforts to cause the Company to obtain all necessary licenses, permits and approvals from all applicable governmental authorities with respect to the construction and development of the Project.

19.19     LICENSING REQUIREMENTS
     Each Member covenants to use its best efforts to diligently obtain all state and local licenses, including gaming licenses, necessary to conduct gaming operations at the Project. The Members agree to provide the other Members with copies of all applications, reports, letters, and other documents filed or provided to the state or local licensing authorities. In the event that any Member as a result of a communication or action by the Gaming Authority (including, without limitation, the New Hampshire Racing Commission) or on the basis of consultations with its gaming counsel and/or other professional advisors, reasonably believes in good faith, with the concurrence of the Managers, that the Gaming Authority are likely to: (i) fail to license and/or approve the Company or its Affiliates to own and operate any gaming related businesses; (ii) grant required gaming licensing and/or approval only upon terms and conditions which are unacceptable to the Company; (iii) significantly delay the licensing and/or approval contemplated under this Agreement; or
(iv) revoke any existing license or gaming operating contract of the Company or its Affiliates, in each case due to concerns of any aspect of the suitability of a particular Member or its shareholders, then the Company shall cause such Member to divest itself of such Interest by sale to the other Members in the manner set forth in Article IX.

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19.20     FOREIGN GAMING LICENSES
     If Showboat determines, at its sole discretion, that any gaming licenses held by Showboat or its Affiliates in other jurisdictions may be adversely affected or in jeopardy because of its status as a Member, Showboat shall have the option at any such time to sell its Interest, subject to the right of first refusal pursuant to Article X. If this occurs prior to or within the first six (6) months after commencement of operations at the Project and Rockingham elects its right of first refusal, Showboat shall receive as sole compensation for Rockingham's purchase of its Interest, the capital contribution Showboat has made to the Company. In case of a sale by Showboat of all of its Interest under this Section, the Management Agreement shall terminate upon the consummation of such sale.

19.21     PRESS RELEASES
     The Company shall establish policies and procedures regarding the issuance of any press release. No press release shall be issued except as prepared in accordance with such policies and procedures. Press releases of any Member or its Affiliates concerning the Project or the Company shall be submitted to the Company in accordance with the policies and procedures for the Company's approval, with the exception of any press releases required to be made by any Member or its Affiliates pursuant to various securities laws applicable to such Member or its affiliates.

19.22     UNCERTAINTIES
     Due to the fact that, among other things: (i) gaming legislation has not been enacted in New Hampshire; (ii) gaming regulations have not been adopted; and (iii) gaming licenses have not been issued (each of the foregoing are collectively referred to herein as "Uncertainties"), Showboat and Rockingham agree to cooperate with each other and respect each other's opinions in resolving issues which may arise after the date hereof. The Parties acknowledge that legislation which has been considered by the New Hampshire Legislature requires that gaming licenses be limited to the holders of pari-mutuel licensees or entities in which they have an interest. In the event that such legislation, or similar legislation, is enacted, certain remedies set forth in this Limited Liability Company Agreement may not be available to Showboat.

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19.23     ADDITIONAL UNDERSTANDINGS

     (a)   The  Parties  acknowledge  and  agree  that  under  no
circumstances shall any of the remedies or rights set forth in this Limited Liability Company Agreement be exercised in any way which would adversely affect the operation of pari-mutuel wagering, simulcasting and inter-track wagering conducted by Rockingham at Rockingham Park, including, without limitation, any requirement that Rockingham sell all or any portion of its interest in Rockingham Park or Rockingham Venture Inc.

     (b)   Notwithstanding any other provision  of  this  Limited
Liability Company Agreement to the contrary, all remedies of Showboat, whether under this Limited Liability Company Agreement, under law, or at equity against Rockingham, shall be limited in recourse to Rockingham's Interest and the profits and distributions resulting therefrom. Under no circumstances shall Showboat have recourse against the Rockingham Shareholders or assets of Rockingham other than Rockingham's Interest.

     (c) Notwithstanding any other provision of this Limited Liability Company Agreement, the Parties acknowledge and agree that the performance of any of the obligations set forth herein by Rockingham may be subject to (i) restrictions contained in the Loan and Trust Agreement dated as of December 1, 1983 and as amended (the "Senior LTA"), by and among the Business Development Authority of the State of New Hampshire (the "Authority"), Rockingham, and the First National Bank of Boston, as Trustee (the "Trustee"); and (ii) provisions of RSA 284 and the regulations promulgated by the New Hampshire Pari-Mutuel Commission. Based upon the foregoing, any obligations to be performed by Rockingham pursuant to this Limited Liability Company Agreement may be subject to enactment of laws authorizing Limited Gaming or Full Gaming, consent of the Trustee and the Authority, approval of the New Hampshire Pari-Mutuel Commission, and compliance with all applicable regulations of the New Hampshire Pari-Mutuel Commission.

           ARTICLE XX.    CONFIDENTIALITY AND NON-USE

20.1 DISCLOSURE OF PROPRIETY INFORMATION
     Unless otherwise provided for herein, each Party hereto agrees for itself and its respective Affiliates, agents, representatives and consultants that it shall not disclose, reveal or make available to any third party, and that it shall take all steps necessary or desirable to prevent the Company from disclosing, revealing or making available to any third party, any confidential or proprietary information, whether of a technical, financial, commercial or other nature ("Confidential Information"), received directly or indirectly from or in respect of any other Party or in respect of the Company, except as authorized in writing by such other Party (or in the case of the Company by all parties) and except that either Party may disclose such information:

     (a)    to   its   employees,  agents,  representatives   and
consultants or employees of the Company to whom, and to the extent that, such disclosure is necessary in furtherance of the purposes of this Agreement, provided, however, that the disclosing Party shall be responsible for ensuring that such persons comply with the confidentiality and non-use provisions of this Article

XX, and shall take the steps necessary to ensure such compliance, whether by agreement, establishment of internal regulations, or otherwise; or

     (b) to the extent required by applicable law, judicial or administrative process or by any Governmental Authority.

20.2 USE OF PROPRIETARY INFORMATION
     Each Party hereto agrees that it shall not use and that it shall take all steps necessary or desirable to prevent the Company from using, any Confidential Information received from another Party or from the Company except as specifically provided in this Agreement or as otherwise expressly authorized in writing by the relevant Party (or in the case of the Company by all Parties).

20.3 DESTRUCTION OR RETURN OF CONFIDENTIAL INFORMATION
     All documents received by a Party (the "Receiving Party") containing Confidential Information of another Party or the Company and all documents derived or prepared from such documents and all copies thereof shall be inventoried by the Receiving Party, marked with a suitable label to indicate their confidential status (to the extent such documents are not already so marked) and segregated from all other papers of the Receiving Party. Upon termination of this Agreement for any reason, such documents and all copies thereof in the possession or control of the Receiving Party or its present or former employees, agents, representatives, or consultants relating to the Confidential Information of the other Party (the "Disclosing Party") shall be destroyed under the supervision of the Disclosing Party or returned to the Disclosing Party, at the Disclosing Party's discretion, and the receiving Party shall immediately cease using the Confidential Information of the disclosing Party.

20.4 EXCEPTION
     A Party (in this Section 20.4, the "Disclosing Party") shall not be obligated to keep confidential or shall not incur any liability for the use or disclosure to a third party of any information that (i) has fallen into the public domain through no unauthorized act of the Disclosing Party; (ii) was received from a third party not under any obligation to refrain from revealing such information; or (iii) was in the Disclosing Party's possession prior to the receipt from another Party or the Company.

20.5 SURVIVAL
     Notwithstanding anything to the contrary herein, the provisions of this Article XX shall survive and inure to the benefit of and be binding upon the Parties for a period of five
(5) years subsequent to the date of termination of this Agreement.

                   ARTICLE XXI.   ARBITRATION

21.1 APPOINTMENT OF ARBITRATORS
     If any dispute shall arise or if any issue left open hereunder cannot be resolved between the Parties hereto after negotiating in good faith to reach a just and equitable solution satisfactory to the Parties within fifteen (15) days, such dispute is to be referred first to a committee of four persons who shall meet in an attempt to resolve said dispute or open issue. The committee shall consist of two persons appointed by Rockingham and two persons appointed by Showboat. If an agreement cannot be reached to resolve the dispute by the committee within fifteen (15) days, the dispute or open issue will be resolved by binding arbitration before arbitrators having not less than 10 years experience in the gaming industry. In the event an appraisal of the Project or other assets needs to be performed, such appraisal is to be settled by binding arbitration before arbitrators having not less than 10 years experience in the gaming industry. Any award of the arbitrators may be filed in a court of law as a final judgment. Any such arbitration shall be in accordance with the rules and regulations adopted by the American Arbitration Association or as the Parties otherwise agree. Either Party may serve upon the other Party a written notice of the demand that the dispute or appraisal is to be resolved pursuant to this Article. Within thirty (30) days after the giving of such notice, each of the Parties hereto shall nominate and appoint an arbitrator (or appraiser, as the case may be) and shall notify the other Party in writing of the name and address of the arbitrator so chosen. Upon the appointment of the two arbitrators as HEREINABOVE provided, said two arbitrators shall forthwith, within fifteen
(15) days after the appointment of the second arbitrator, and before exchanging views as to the question at issue, appoint in writing a third arbitrator ("Selected Arbitrator") and give written notice of such appointment to each of the Parties hereto. In the event that the two arbitrators shall fail to appoint or agree upon the Selected Arbitrator within said fifteen (15) day period, the Selected Arbitrator shall be selected by the Parties themselves if they so agree upon such Selected Arbitrator within a further period of ten (10) days. If a Selected Arbitrator shall not be appointed or agreed upon within the time herein provided, then either Party on behalf of both may request such appointment in accordance with the American Arbitration Association. Rockingham and Showboat shall share equally the cost of the Selected Arbitrator. Said arbitrators shall be sworn faithfully and fairly to determine the question at issue. The arbitrators shall afford to Rockingham and Showboat a hearing and the right to submit evidence, with the privilege of cross-examination, on the question at issue, and shall with all possible speed make their determination in writing and shall give notice to the Parties hereto of such determination. The concurring determination of any two of said three arbitrators shall be binding upon the Parties, or, in case no two of the arbitrators shall render a concurring determination, then the determination of the Selected Arbitrator shall be binding upon the Parties hereto. Each Party shall pay the fees of the arbitrator appointed by it, and the fees of the Selected Arbitrator shall be divided equally between Rockingham and Showboat.

21.2 INABILITY TO ACT
     In the event that an arbitrator appointed as aforesaid shall thereafter die or become unable or unwilling to act, his successor shall be appointed in the same manner provided in this Article for the appointment of the arbitrator so dying or becoming unable or unwilling to act.

                  ARTICLE XXII.  FORCE MAJEURE

22.1 FORCE MAJEURE DEFINED
     The  following  events  are beyond  the  control  of  either
Partner (a "Force Majeure Event"):

     (a) The unavailability of financing in the marketplace except at rates in excess of eighteen and one/half (18 1/2%) per annum, inclusive of cash flow participation interests.

     (b) A delay in the opening of the Project for more than one hundred eighty (180) days after the opening date is established by the Company or a closure of the Project after Opening for more than one hundred eighty (180) days.

     (c) Any other event which materially alters the assumptions and underlying facts upon which this Agreement is based and which is reasonably expected by both Members pursuant to a projection prepared within 90 days of the commencement of Gaming Activities to reduce the projected internal rate of return to Showboat by more than thirty percent (30%) compared to such projection.

22.2 ACTIONS TO RESOLVE FORCE MAJEURE EVENTS
     In the event of a Force Majeure Event the Members agree to first meet in a good faith effort to mutually agree on appropriate courses of action to be taken in connection with a Force Majeure Event, including the economic effect thereof. In the event that the Members fail to agree on a course of action then either Member may terminate this Agreement on thirty days (30) written notice to the other Member. In the event of such termination, Showboat shall recover its total equity contributions to the date of termination in the following manner:
(i)   as   a   subordinated  obligation   of   Rockingham's   new
"replacement" gaming venture if Rockingham is successful in commencing non-racing gaming operation; (ii) repayments of the equity contributions shall commence five years after the "replacement" gaming venture commences operations; and (iii) no interest shall accrue on Showboat's equity contribution until the repayment of the debt commences in accordance with subparagraph (ii) above. Interest shall accrue at 18% per annum.



                   ARTICLE XXIII. TERMINATION

23.1 TERMINATION EVENTS
     This Agreement shall terminate upon the occurrence of the following:

     (a) on December 31, 1999, in the event that the New Hampshire legislature has not enacted legislation permitting Gaming Activities at a facility such as the Rockingham Park , provided, however, Showboat in its sole and absolute discretion may extend the time period for two successive twelve month periods in the event such legislation is believed to be imminent;

     (b) upon the effective date of passage of legislation making it unlawful to operate Gaming Activities in the state of New Hampshire or the entry of an order or judgment from a court of appropriate jurisdiction declaring such legislation unconstitutional or invalid under the laws of the state of New Hampshire (the termination shall be delayed if any court order is duly appealed and its effectiveness is suspended);

     (c)   thirty  (30)  days  after  the  New  Hampshire  Gaming
Authority denies Rockingham or Showboat any gaming license necessary to conduct gaming at the Project;

     (d) upon Showboat's failure to secure and maintain all approvals from Governmental Authorities governing or regulating
Showboat or its Affiliates to conduct gaming in the state of  New
Hampshire.

     (e) Showboat fails, after making good faith efforts to meet its financing obligations.

     (f) upon a change in the ownership of Showboat, Inc. or its Affiliates resulting in a change in the control of Showboat, unless Rockingham consents within thirty (30) days prior to the change in control of Showboat, which consent may not be unreasonably withheld, in writing to such change in control. For purposes of this section, "control" means the possession, directly of indirectly, of the power to direct or cause the direction of the management and policies of a person or entity, whether through the ownership of voting securities, by contract or otherwise. Control shall have deemed to occur where a Person owns more than 35% or more of a publicly traded corporation, or more than 50% of a non-publicly traded corporation.

     (g)  upon mutual agreement of the parties.

23.2 NOTICE OF TERMINATION
     In the event of an occurrence specified in Section 23.1 (a) through (f), either Showboat or Rockingham, as appropriate, shall terminate this Agreement by giving five (5) day's written notice, and the Term of this Agreement shall expire by limitation at the expiration of said last day specified in the notice as if said date was the date herein originally fixed for the expiration of the Term hereof.

23.3 REMEDIES UPON TERMINATION
     (a)  Prior to Commencing Gaming Operations.

          (i) In the event of an occurrence specified in Section 23.1(a) or (b) or in the event of an occurrence specified in
Section 23.1(c), (d) or (f) and neither Member continues in the development of the Project the Company shall be liquidated and each Member shall receive its pro rata share of the liquidation proceeds.

           (ii)   In  the  event  of an occurrence  specified  in
Section 23.1(c), (d), (e) or (f) which terminates this Agreement but the other party continues to participate in the development of the Project, then the withdrawing Member shall be paid by the non-withdrawing Member the value of the withdrawing Member's equity contributions to the date of termination as specified in
Section 4.1 in the following manner: (i) as a subordinated obligation of the non-withdrawing Member's new "replacement" gaming venture; (ii) repayments of the equity contributions, including, if the withdrawing Member is Showboat, the then principal balance and accrued but unpaid interest on the Capital Loan, shall commence five years after the "replacement" gaming venture commences operations; and (iii) no interest shall accrue on the equity contributions until the repayment of the debt commences in accordance with subparagraph (ii) above. Interest shall accrue on the equity contributions at 18% per annum.

      (b)  After Commencing  Gaming Operations.

           (i)   In  the  event  of the occurrence  specified  in
Section 23.1(b), each Member agrees to work with the other to minimize each Member's loss.

           (ii)   In  the  event  of an occurrence  specified  in
Section 23.1(c), (d) or (f), the non-defaulting Member shall purchase the defaulting Member's interest in this Agreement pursuant to Article IX. The purchase price shall be reduced by the damage suffered by the non-defaulting Member.

                     ARTICLE XXIV.  NOTICES

     All notices provided for in this Agreement or related to this Agreement, which any Member desires to serve on the other, shall be in writing, and any and all notices or other papers or instruments related to this Agreement shall be deemed sufficiently served or delivered on the date of mailing if sent
(i) by United States registered or certified mail (return receipt requested), postage prepaid, in an envelope properly sealed, (ii) by a facsimile transmission where written acknowledgment of receipt of such transmission is received and a copy of the notice is mailed with postage prepaid, or (iii) by a nationally recognized overnight carrier service providing for receipted delivery, addressed as follows:

          Showboat:                   with a copy to:
            J.K. Houssels, III           John N. Brewer, Esq.
            President                    Kummer Kaempfer Bonner &
            Showboat New Hampshire        Renshaw
             Inc.                        3800 Howard Hughes
            6601 Ventnor Avenue           Parkway
            Ventnor, NJ  08046           Seventh Floor
                                         Las Vegas, NV  89109

          Rockingham:                 with a copy to:
            Joseph E. Carney, Jr.        Thomas Carney
            President                    Suite 200
            Rockingham Venture, Inc.     1101 North Congress
            Rockingham Park               Avenue
            Rockingham Park Boulevard    Boynton Beach, Florida
            Salem, NH  03079              33426

     Either Rockingham or Showboat may change the address or name of addressee applicable to subsequent notices (including copies of said notices as hereinafter provided) or instruments or other papers to be served upon or delivered to the other party, by giving notice to the other party as aforesaid, provided that notice of such change shall not be effective until the fifth day after mailing or facsimile transmission.

     IN WITNESS WHEREOF, this Limited Liability Company Agreement was  adopted  by  a  unanimous vote of all the  Members  of  this
Company   at   the   organizational  meeting  thereof   held   on
___________________, 1995.

Members:

ROCKINGHAM VENTURE, INC.,
a New Hampshire corporation

By:________________________________
   Joseph E. Carney, Jr.
   President

SHOWBOAT NEW HAMPSHIRE, INC.,
a Nevada corporation

By: /s/ J.K. Houssels, III
   J.K. Houssels, III
   President

ACKNOWLEDGED AND AGREED TO
WITH RESPECT TO ARTICLES VII AND
IX ONLY:

Rockingham Shareholders:

___________________________________

___________________________________

___________________________________

___________________________________

                   EXHIBIT 3.  THE COMMON AREA


1.01 THE COMMON AREA DEFINED
     Rockingham shall continue to separately operate its racing business at Rockingham Park. Accordingly, portions of Rockingham Park will be available to the patrons, invitees, employees and licensees of the Company and Rockingham as a Common Area. The Common Area shall be all areas within Rockingham Park which are made available as hereinafter provided for the general use, convenience and benefit of the Company, Rockingham and their respective patrons, invitees, employees, and licensees. The Common Area includes, but is not limited to, common entrances, lobbies, malls, restrooms (not located within the areas exclusively controlled by the Company or Rockingham), elevators, stairways and accessways, loading docks, ramps, drives, platforms and any passageways and serviceways thereto, parking areas, roadways, sidewalks, walkways, driveways and utility lines and systems, employee locker rooms, employee lunch rooms, employee parking, executive offices, boiler room, delivery areas and loading docks, storage areas, trash receptacles, and other areas specified for the joint use of Rockingham and the Company, or their agents, employees or affiliates.

1.02 THE COMPANY'S EASEMENT TO USE THE COMMON AREA
     (a)(i) Rockingham grants the Company a nonexclusive easement to use the Common Area and to permit the Company's patrons, employees and invitees, as appropriate, to use the
Common Area. The easement may be enjoyed in common with Rockingham and its employees and invitees.

     (a)(ii) Rockingham may grant utility easements over and under portions of the Common Area to utility companies and governmental entities and to their employees and contractors as long as such easements do not materially interfere with the use thereof.

     (b)(i) Any use of, or construction in the Common Area pursuant to this Section shall be conducted with due regard for the businesses operated by the Company and Rockingham at Rockingham Park. The use of or construction in the Common Area shall also be conducted with due regard for the convenience and comfort of the customers of Rockingham and the Company to use the Common Area for parking, passage, maneuvering, egress, ingress, loading and unloading. Accordingly, during any period in which the Company is conducting business, Rockingham shall endeavor to avoid, to the extent possible and economically reasonable, unreasonable noise levels as a result of construction or excavation in the Common Area, and Rockingham shall take reasonable steps to prevent any obstructions, as well as dust and debris from the areas of construction and excavation from coming onto other portions of the Common Area or the Premises. Additionally, any construction work shall be conducted in a manner so as to not materially interfere with the business of Rockingham. Rockingham and the Company shall consult with each other as to the scheduling of and sequence of construction work and shall conduct such work at times which will not materially interfere with their respective operations.

1.03 OPERATION AND MAINTENANCE OF COMMON AREA
     (a) STANDARDS. From and after the date upon which the Project is open for business, Rockingham shall operate, or cause to be operated, the Common Area in good order, condition and repair. Rockingham shall have the right to select from time to time, a person or persons, other than Rockingham to operate and maintain the Common Area, provided, however, that such selection shall not diminish Rockingham's responsibility for such operation and maintenance.

           Without limiting the generality of the foregoing, Rockingham, in the operation and maintenance of the Common Area, shall do all things necessary and appropriate in a manner consistent with the operation of a first-class gaming facility, including but not limited to:

           (i) Maintain the floor of the Common Area smooth and evenly covered with the type of flooring material originally installed thereon, or such substitute thereof as shall be in all respects equal in quality, appearance and durability.

           (ii) Remove all papers, debris, filth and refuse from the Common Area and wash or thoroughly sweep the surface of the Common Area with frequency sufficient to maintain a clean, attractive appearance.

           (iii) Clean lighting fixtures within the Common Area and relamp and reballast as needed.

           (iv) Maintain and replace the landscaping within the Common Area in a first-class manner, with plants and materials in good thriving condition, which create an attractive appearance.

           (v) Maintain all signs and lighting fixtures of the Common Area in a clean and orderly condition, including relamping and repairing as may be required, and all such signs and lighting fixtures must provide appropriate illumination.

           (vi) Employ courteous and well-trained personnel to patrol the Common Area to maintain a safe and secure atmosphere during business hours, and thereafter, during such other hours as may be deemed necessary.

           (vii) Maintain and keep in a clean and sanitary condition public restrooms and all other common use facilities within the Common Area including any drainage systems.

           (viii) Clean, repair and maintain all utility systems that are a part of the Common Area.

           (ix) Clean and maintain the structure of the Clubhouse of Rockingham Park, the roof, skylights, wall surfaces, doors and other appurtenances to the Clubhouse.

           (x) Maintain the heating, ventilating and cooling system of the Common Area, if applicable, in good order, condition and repair, so that at all times the same shall operate at least during the same hours of the same days that the heating, ventilating and cooling system are serving the Project or the Rockingham Race Track.

           (xi) Maintain such appropriate automobile parking area entrance, exit and directional signs, markers and lights in Rockingham Park as shall be reasonably required.

           (xii) Repaint striping, markers, directional signs, etc., as necessary to maintain in first-class condition the parking area.

           (xiii) Comply with all laws, including zoning laws and the Americans With Disabilities Act, in the management and operation of the Common Area.

1.04 COMMON AREA MAINTENANCE COST
     The term "Common Area Maintenance Cost" refers to and means the total of all monies paid out during a fiscal year by Rockingham for reasonable costs and expenses directly relating to the maintenance, repair, operation and management of the Common Area. All costs shall be prorated in a mutually agreeable basis between Rockingham and the Company based upon the relationship which the Common Area contributed to the Company bears to total Common Areas in Rockingham Park. Such costs shall include, but not be limited to:

           (i) All rental charges for equipment and costs of small tools and supplies;

           (ii) All acquisition costs of maintenance equipment which cannot be capitalized;

           (iii)     Policing,   security   protection,   traffic
direction, control and regulation of the parking areas and areas of ingress and egress;

           (iv) The cost of cleaning and removal of rubbish, dirt and debris from the Common Area;

           (v) The cost of landscape maintenance and supplies for the Common Area;

           (vi) All charges for utilities services utilized in connection with the Common Area together with all costs of maintaining lighting fixtures and the cost of repairing and maintaining common utility lines in the Common Area (in the event that utility services are not separately metered, utilities shall be prorated on a mutually agreeable basis between Rockingham and the Company based upon the relationship which the Common Area controlled by the Company bears to the total Common Areas of Rockingham Park);

           (vii)   Premiums  for all fire and extended  coverage,
public  liability  and  property  damage  insurance  carried   by
Rockingham on the Rockingham Park under the provisions of this Agreement, or by law or regulation;

           (viii) All real property taxes and assessments on the Common Area required to be paid by Rockingham;

           (ix)    All  accounting  and  salary  costs  for   the
management of the Common Area.

1.05 ACCOUNTING
     Rockingham shall keep complete and accurate books and records, in accordance with generally accepted accounting principles consistently applied, of the Common Area Maintenance Cost and shall retain those books and records at its principal office at Rockingham Park. Rockingham shall preserve for a period of five (5) years following the date of the payments by the Company of its respective portion of the Common Area Maintenance Cost all such books and records, including any payroll and time records, vouchers, receipts, correspondence and memos pertaining to the Common Area Maintenance Cost. The Company has the right, during the performance of the Common Area maintenance by Rockingham and for the aforesaid period of five (5) years following its respective payments of the Common Area Maintenance Cost, to examine and audit such books and records, including the right to copy a portion or portions thereof, at reasonable times during business hours, upon notice to Rockingham given not less than five (5) days in advance of any such examination. In the event that any audit shall disclose any error in the determination of the amount of Common Area Maintenance Cost, an appropriate adjustment shall promptly be made to correct the Common Area Maintenance Cost and the Company's share of Common Area Maintenance Cost. If the Common Area Maintenance Cost or any party's share shall have been overstated by more than three percent (3%), Rockingham shall pay, at its sole cost and expense, all of the reasonable costs and expenses connected with such audit.

1.06 PLANS AND BUDGETS
     (a) Rockingham shall furnish the Company with a Common Area Budget, a preliminary budget within one hundred twenty (120) days following the enabling legislation and a definitive Common Area Budget, on or before ninety (90) calendar days prior to the opening of the Project which budget shall be for the period commencing on the first business day on which the Project begins gaming operations until December 31. On or before October 1 of each year Rockingham shall furnish the Company with a Common Area Budget for the next calendar year. Rockingham shall use its best efforts to comply with the Common Area Budget.

     (b) The Company shall approve or disapprove the Common Area Budget within twenty (20) days of receipt of the budget, provided that if Company does not give written notice to Rockingham of its approval or disapproval within such time period, the Common Area Budget shall be deemed approved. In the event that the Company disagrees with any line item contained in the Common Area Budget, the Company shall discuss its disagreement with Rockingham. Rockingham will, within ten (10) days of notice of the Company's disagreement, offer constructive corrections to resolve the Company's concerns. During any period that Owner disapproved of the Common Area Budget, Rockingham will continue to maintain the Common Area in accordance with the Common Area Budget for the preceding year as the same may be adjusted for increases year-to-year in the Consumer Price Index applicable to the Salem, New Hampshire area.

     (c) The Common Area Budget may be amended from time to time with the Company's approval, which approval shall not be unreasonably withheld or delayed, after submission by Rockingham or the Company, as applicable, of the amendments to such budget and the rationale for such amendments.

                      MANAGEMENT AGREEMENT

                          BY AND AMONG

                SHOWBOAT ROCKINGHAM COMPANY, LLC,

                   SHOWBOAT OPERATING COMPANY

                               AND

                    ROCKINGHAM VENTURE, INC.

                       MANAGEMENT AGREEMENT

                        TABLE OF CONTENTS

                                                             PAGE

ARTICLE 1. RECITALS AND DEFINITIONS                             2

ARTICLE 2. PRE-ENACTMENT PERIOD                                 7
 Section 2.01 No Current Legislation                            7
 Section 2.02 Duties During Pre-enactment Period                7

ARTICLE 3. APPOINTMENT/TERM/OPTION TO EXTEND TERM               7
 Section 3.01 Appointment                                       7
 Section 3.02 Term                                              7
 Section 3.03 Opening the Project                               7

ARTICLE 4. OWNER AND MANAGER DEVELOPMENT OBLIGATIONS DURING
           DEVELOPMENT TERM                                     8
 Section 4.01 Construction of Project/Compliance with Law       8
 Section 4.02 Engagement of Manager As Consultant               8
 Section 4.03 Preliminary Plans and Specifications              8
 Section 4.04 Pre-Opening Committee                             8
 Section 4.05 Obligations during Development Term.              9
 Section 4.06 Construction                                      9
 Section 4.07 Pre-Opening Services by Manager.                  9
 Section 4.08 Payment of Pre-Opening Expenses                   9

ARTICLE 5. OPERATIONS                                           9
 Section 5.01 Accounting Procedures and Services Books and
              Records                                           9
 Section 5.02 Manager's Access to Gaming Financial Records     10
 Section 5.03 Audits                                           10
 Section 5.04 Monthly Financial Statements                     10
 Section 5.05 Expenses                                         11
 Section 5.06 Standards.                                       11
 Section 5.07 Plans and Budgets.                               12
 Section 5.08 Management                                       13
 Section 5.09 Bank Accounts                                    14

 Section 5.10 Owner's Advances                                 14
 Section 5.11 Cooperation of Owner and Manager                 15
 Section 5.12 Financing Matters.                               15
 Section 5.13 Conflict of Interest/Non-Competition             16

ARTICLE 6. MANAGEMENT FEE                                      16
 Section 6.01 Payments to Manager.                             16

ARTICLE 7. MANAGER'S RIGHT OF FIRST REFUSAL FOR CONCESSIONS    17

ARTICLE 8. REAL PROPERTY TAXES AND ASSESSMENTS, AND PAYMENTS
           TO THE GAMING AUTHORITY                             17
 Section 8.01 Payment of Real Estate Taxes and Assessments     17
 Section 8.02 Exceptions                                       17

ARTICLE 9. USE AND OCCUPANCY OF THE PROJECT                    18
 Section 9.01 Uses                                             18
 Section 9.02 Showboat Marks                                   18
 Section 9.03 Rockingham Marks                                 18

ARTICLE 10. MAINTENANCE AND REPAIRS                            18
 Section 10.01 Owner's Maintenance and Repairs                 18

ARTICLE 11. INSURANCE AND INDEMNITY                            19
 Section 11.01 Owner Insurance Obligations                     19
 Section 11.02 Parties Insured                                 20
 Section 11.03 Approved Insurance Companies                    20
 Section 11.04 Approval of Insurance Coverage                  21
 Section 11.05 Failure to Obtain Required Insurance            21
 Section 11.06 Waiver of Subrogation                           21
 Section 11.07 Mutual Cooperation                              21
 Section 11.08 Delivery of Insurance Policies                  21
 Section 11.09 Indemnification by Manager                      21
 Section 11.10 Indemnification by Owner                        22
 Section 11.11 Selection of Counsel/Conduct of Litigation      22

ARTICLE 12. CASUALTY                                           23

ARTICLE 13. TAKING OF THE PROJECT                              23
 Section 13.01 Definitions.                                    23
 Section 13.02 Entire Taking of the Support Areas              23
 Section 13.03 Duty to Restore                                 24

ARTICLE 14. DISPOSITION OF INSURANCE PROCEEDS AND AWARDS       24
 Section 14.01 Trustee                                         24
 Section 14.02 Deposits of Insurance Proceeds and Awards       24
 Section 14.03 Procedure for Distribution of Insurance
               Proceeds and Awards                             24

ARTICLE 15. ASSIGNMENT AND SUBLETTING                          26

ARTICLE 16. AFFIRMATIVE COVENANTS OF MANAGER                   26
 Section 16.01 Corporate Status                                26
 Section 16.02 Compliance with Laws                            26
 Section 16.03 Gaming Approvals                                27
 Section 16.04 Confidential Information                        27
 Section 16.05 Gaming Applications                             27
 Section 16.06 Compliance With Other Agreement                 27

ARTICLE 17. AFFIRMATIVE COVENANTS OF OWNER                     27
 Section 17.01 Corporate Status                                27
 Section 17.02 Maintenance of Insurance                        28
 Section 17.03 Compliance with Laws                            28
 Section 17.04  Cooperation with Gaming Authorities            28
 Section 17.05 Confidential Information                        28
 Section 17.06 Compliance with Loan Covenants                  29
 Section 17.07 Non-Interference                                29
 Section 17.08 Gaming Applications                             29
 Section 17.09 Title/Quiet Enjoyment                           29

ARTICLE 18. REPRESENTATIONS AND WARRANTIES                     29
 Section 18.01 Owner Corporate Status                          29
 Section 18.02 Manager Corporate Status                        29
 Section 18.03 Authorization/No Conflict                       30
 Section 18.04 Permits/Approvals                               30
 Section 18.05 Accuracy of Representations                     30

 Section 18.06 Maintenance of Gaming and Other Licenses        30
 Section 18.07 Condition of Project During Term                30
 Section 18.09 Impair Reputation                               31

ARTICLE 19. ARBITRATION                                        31
 SECTION 19.01 APPOINTMENT OF ARBITRATORS                      31
 SECTION 19.02 INABILITY TO ACT                                32

ARTICLE 20. DEFAULT/STEP-IN RIGHTS                             32
 Section 20.01 Definition                                      32
 Section 20.02 Manager's Defaults                              32
 Section 20.03 Step-In Rights                                  33
 Section 20.04 Owner's Default                                 33
 Section 20.05 Bankruptcy                                      34
 Section 20.06 Reorganization/Receiver                         34
 Section 20.07 Delays and Omissions                            34
 Section 20.08 Disputes in Arbitration                         34

ARTICLE 21. TERMINATION                                        34
 Section 21.01 Terminating Events                              34
 Section 21.02 Notice of Termination                           35
 Section 21.03 Remedies Upon Termination.                      35
 Section 21.04 Delivery of Project                             35

ARTICLE 22. HAZARDOUS MATERIALS                                36
 Section 22.01 No Hazardous Materials                          36
 Section 22.02 Compliance With Laws                            36
 Section 22.03 Indemnification By Owner                        36
 Section 22.05 Hazardous Material Defined                      37

ARTICLE 23. NOTICES                                            37

ARTICLE 24. MISCELLANEOUS                                      38
 Section 24.01 Time of the Essence                             38
 Section 24.02 Heirs, Successors, Assigns                      38
 Section 24.03 Construction                                    38
 Section 24.04 Governing Law                                   38
 Section 24.05 Severability                                    38

 Section 24.06 Relation of the Parties                         38
 Section 24.07 No Broker or Finder                             38
 Section 24.08 Attorneys' Fees                                 39
 Section 24.09 Entire Agreement                                39
 Section 24.10 Counterparts                                    39
 Section 24.11 Force Majeure                                   39
 Section 24.12 No Warranties                                   39
 Section 24.13 Headings                                        39
 Section 24.14 Waiver                                          40

                      MANAGEMENT AGREEMENT


     This Management Agreement ("Agreement") is dated as of July 27, 1995, and is made and entered into by and among Showboat Rockingham Company, L.L.C., a New Hampshire limited liability company or its successors and assigns ("Owner"), whose address is Rockingham Park Boulevard, Salem, New Hampshire 03079, Showboat Operating Company, a Nevada corporation, or its successors and assigns ("Manager"), whose address is 2800 Fremont Street, Las Vegas, Nevada 89104, and Rockingham Venture, Inc., a New Hampshire corporation, whose address is Rockingham Park Boulevard, Salem, New Hampshire 03079.


                            RECITALS

     A. An affiliate of Manager lent $8.85 million to Rockingham Venture, Inc., a New Hampshire corporation ("Rockingham") and a member of Owner, in consideration of, among other things, the ownership of and management of a non-racing gaming business at Rockingham Park ("Rockingham Park").

     B. Rockingham and an Affiliate of Manager have formed, as of the date hereof, Owner.

     C. Upon the enactment of legislation permitting a gaming business Owner shall design and develop the Project (defined in Article 1) in order to conduct a gaming business at Rockingham
Park.

     D. Manager has experience in designing gaming premises, and in starting up and conducting a gaming business.

     E. Owner desires to engage Manager as a consultant to Owner in designing the gaming area, training staff and installing gaming equipment for public use, and, upon completion of the construction of the Project and/or rehabilitation of the area designated for the Project and all ancillary facilities, including the receipt of all gaming and other approvals, to manage and operate the Project.

     F. Manager desires to be engaged as a consultant to assist in the design of the gaming area of the Project and, upon completion of the construction of the Project and/or rehabilitation of the area designated for the Project , to manage and operate the Project.

     G. Owner and Manager desire to set forth their agreements as to the development and management of the Project and the proposed non-racing gaming operations at Rockingham Park in the event and with the expectation that (i) the State of New Hampshire enacts legislation which permits a privately owned non-racing gaming business to operate at a racetrack such as Rockingham Park and (ii) the gaming licensing authority specified in the legislation permitting gaming selects and licenses both Owner and Manager.

     H. Owner and Manager acknowledge their mutual desire to enter into this Agreement despite the numerous uncertainties which must be resolved or clarified to each party's satisfaction. Both parties undertake to negotiate in good faith in a timely fashion such addenda to this Agreement as are necessary to continue the effectiveness of this Agreement and to revise the assumptions and underlying facts upon which this Agreement is based.

     NOW, THEREFORE, in consideration of the mutual promises contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and with the intention of being bound by this Agreement, the parties stipulate and agree as follows:

             ARTICLE 1.     RECITALS AND DEFINITIONS

     The foregoing Recitals are true and correct.

     The following defined terms are used in this Agreement:

     "Affiliate" shall mean a person who, directly or indirectly, or through one or more intermediaries, (i) controls, is controlled by, or is under common control with the Person in question; (ii) is an officer, director, 5% stockholder, partner in or trustee of any Person referred to in the preceding clause; or (iii) is a spouse, father, mother, son, daughter, brother, sister, uncle, aunt, nephew, niece or grandchild of any Person described in clauses (i) and (ii).

     "Agreement"   shall  mean  this  Management   Agreement   as
originally executed and as amended, modified, supplemented, or restated from time to time, as the context may require.

     "Audit Day" is defined in Section 5.03.

     "Audited Statements" is defined in Section 5.03.

     "Award" is defined in Section 13.01.

     "Bad Debts" shall mean the amount equal to gaming accounts receivables which have not been collected for more than 120 days.

     "Bank Accounts" is defined in Section 5.09.

     "Bankroll" shall mean an amount reasonably determined by Manager as funding required to bankroll Gaming Activities, but in no case less than the amount required by New Hampshire gaming law. In no event shall such Bankroll include amounts necessary to cover Operating Expenses or Operating Capital. Bankroll shall include the funds located on the tables, if permitted, in the gaming devices, cages, vault, counting rooms, or in any other location in the Gaming Area where funds may be found and funds in a bank account identified by Owner for any additional amount required by New Hampshire gaming law or such other amount as is reasonably determined by Manager.

     "Business  Days" shall mean all weekdays except  those  that are  official holidays of the state of New Hampshire  or  the  US
government.   Unless  specifically stated as "Business  Days,"  a
reference in this Agreement to "days" means calendar days.

     "Commencement Date" shall mean the first day on which a revenue-paying customer is admitted to the Project.

     "Construction"  shall mean the construction  of  new  stand-
alone   facilities,   construction  of  additions   to   existing
facilities and/or rehabilitation of existing facilities as each, any or all relate to the Project.

     "Control" shall mean, in relation to a Person that is a corporation, the ownership, directly or indirectly, of voting securities of such Person carrying more than 50% of the voting rights attaching to all voting securities of such Person and which are sufficient, if exercised, to elect a majority of its board of directors; "Controls" and "Controlled" shall have similar meanings.

     "Cooperation Agreement" shall mean that certain agreement between Rockingham Venture, Inc. and Owner dated ________, 1995.

     "Default" or "Event of Default" is defined in Section 20.01.

     "Default Interest Rate" shall mean prime rate published in the WALL STREET JOURNAL, Money Rate Section, plus 4% per annum.

     "Development Term" shall mean the period beginning on the date of this Agreement and ending on the Commencement Date.

     "Earnings"   shall  mean  Gross  Revenues   less   Operating
Expenses.

     "Effective Date" is defined in Section 3.02.

     "FF&E" shall mean all furniture, furnishings, equipment, and fixtures, including gaming equipment, computers, housekeeping and maintenance equipment, necessary or convenient to the operations of the Project in conformity with this Agreement and in accordance with applicable law.

     "Full  Gaming"  shall  mean  that the  enabling  legislation permits  privately owned non-racing gaming to (i) more  than  500 electronic games of chance or skill at the Project or (ii) any combination of games, which includes table games.

     "Gaming Activities" shall mean the cage, table games, slot machines, video machines, electronic games of chance, electronic games of skill, or any other form of gaming managed by Manager in the Gaming Area.

     "Gaming Area" shall mean those areas reserved for the operation of electronic games of chance or skill, table games or any other legal forms of gaming permitted under applicable law, which may include reservations and admissions, cage, vault, count room, surveillance room and any other room or area or activities therein regulated or taxed by the Gaming Authority by reason of gaming operations.

     "Gaming Authority" shall mean the New Hampshire gaming commission or other such body or bodies set forth in the enabling legislation or regulations promulgated thereunder.

     "Gaming   Taxes"   shall  mean  any  tax  imposed   by   the
Governmental Authorities on Gross Gaming Revenue.

     "Governmental Authorities" shall mean the United States, the state of New Hampshire, county of Rockingham, Town of Salem, any other political subdivision in which the Project is located or does business, and any court or political subdivision agency, commission, board or instrumentality or officer thereof, whether federal, state or local, having or exercising jurisdiction over Owner, Manager or the Project.

     "Gross Gaming Revenue" shall mean all of the revenue from the operation of the Gaming Area including, but not limited to, table games, if permitted, electronic games of chance, and electronic games of skill and admission fees.

     "Gross Revenue" shall mean Gross Gaming Revenues plus all other revenues resulting from the operation of the Project.

     "Hazardous Material" is defined in Section 22.04.

     "Impositions" is defined in Section 8.01.

     "Incentive Management Fee" shall mean Three Percent (3%)  of
Earnings before any interest expense, income taxes, capital lease rentals, depreciation and amortization.

     "Initial   Inventory"  shall  mean  the  list  of  operating
supplies required for the operation of the Project for the initial 30-day period following the Commencement Date.

     "Initial Inventory Price" shall mean the cost of purchasing the Initial Inventory.

     "Institution" is defined in Section 14.01.

     "Institutional Mortgage" is defined in Section 14.01.

     "Limited Gaming" shall mean gaming where the enabling legislation limits the Project to no more than 500 electronic games of chance and prohibits other games (e.g. a prohibition against any variety of table game).

     "Limited Gaming Adjustment" shall mean an adjustment in the scope of the Project, reduction in fees, adjustment in income sharing and the like, in the event the enabling legislation provides only for Limited Gaming, and such Limited Gaming Adjustment shall be in effect until the enabling legislation permits Full Gaming unless otherwise agreed in writing by the equity holders of Owner.

     "Limited  Liability  Company  Agreement"   shall   mean  the
Limited  Liability Company Agreement dated _______________,  1995 by and between Rockingham and an Affiliate of Manager governing the operations of Owner.

     "Loan Documents" shall mean all of the documents evidencing, securing and relating to any indebtedness owing by Owner to any person, including, without limitation, all promissory notes, loan agreements, mortgages, pledges, assignments, certificates, indemnities and other instruments or agreements.

     "Management Fee" shall mean that sum which is equal to  1.5%
of  Gross Gaming Revenue up to One Million and no/100ths  Dollars
($1,000,000.00) per year, plus the Incentive Management Fee.

     "Management   Fee  Account"  shall  be  the   bank   account
established by Manager into which the Management Fee shall be deposited.

     "Manager Pre-Opening Expenses" are those expenses incurred during the Development Term including, but not limited to, travel by Manager employees, officers and directors, rent, regulatory fees, salaries, wages and benefits, and other costs of Manager employees which are operational in nature.

     "Manager's Management Team" is defined in Section 5.06(d).

     "Nevada  Gaming  Authorities" shall mean the  Nevada  Gaming
Commission and the Nevada Gaming Control Board.

     "New Hampshire Gaming Act" shall mean such statutes enacted by the State of New Hampshire which permit Gaming Activities.

     "Operating Budget"  shall  mean the budget for the Operating
Expenses of the Project.

     "Operating Capital" shall mean such amount in the Bank Accounts as will be reasonably sufficient to assure the timely payment of all current liabilities of the Project, including its operations, during the term of this Agreement, and to permit Manager to perform its management responsibilities and obligations hereunder, with reasonable reserves for unanticipated contingencies and for short term business fluctuations resulting from monthly variations from the Operating Budget.

     "Operating Expenses" shall mean actual expenses incurred following the Commencement Date in operating the Project, including, but not limited to, the Management Fee, gaming supplies, maintenance of the Gaming Area, marketing and promotions, uniforms, complimentaries, employee training, employee compensation and entitlements, restaurant equipment and supplies, gift shop fixtures and stock, and Gaming Taxes, employee compensation and entitlements, including Manager's employees assigned to the Project, Operating Supplies, common area expenses, maintenance costs, fuel costs, utilities and taxes.

     "Operating Supplies" shall mean gaming supplies, paper supplies, cleaning materials, marketing materials, maintenance supplies, uniforms and all other materials used in the operation of the Project.

     "Owner's Advances" is defined in Section 5.11.

     "Person"  shall  mean  any individual, partnership,  limited
partnership,     limited    liability    company,    corporation,
unincorporated association, joint venture, trust generated entity or other entity.

     "Pre-enactment Period" shall mean the period commencing as of the Effective Date and ending upon the date upon which either
Full  Gaming or Limited Gaming is permitted by the state  of  New
Hampshire.

     "Pre-Opening  Budget" shall mean the budget  of  anticipated
Pre-Opening Expenses.

     "Pre-Opening Expenses" shall mean all costs and expenses incurred by Owner and Owner's Affiliates and Manager and/or Manager's Affiliates in implementing the Pre-Opening Plan, including, without limitation, the Manager's Pre-Opening Expenses, the costs of recruitment and training for all employees of the Project, costs of licensing or other qualification of employees prior to the Commencement Date, the cost of pre-opening sales, marketing, advertising, promotion and publicity, the cost of obtaining all operating permits, and permits for employees, and the fees and expenses of lawyers and other professionals and consultants retained by Owner and Manager in connection therewith.

     "Pre-Opening Plan" shall mean the plan and schedule for implementing and performing the Pre-Opening Services.

     "Pre-Opening Services" is defined in Section 4.07.

     "Project" shall mean a gaming establishment and related improvements which may include restaurants, entertainment facilities, retail outlets and other ancillary facilities, including shared facilities, administrative offices, parking and easements, ordinarily accompanying a privately owned non-racing gaming establishment to be located at Rockingham Park. The Project shall not include the Race Track Operations

     "Race Track Operations" shall mean any permissable activity permitted by applicable statutes or regulations to be conducted at Rockingham Park, Salem, New Hampshire, excluding all Gaming Activities other than simulcasting, inter-track wagering, sale of lottery tickets and pari-mutuel activities, permitted by Limited Gaming or Full Gaming.

     "Taking" is defined in Section 13.01.

     "Taking Date" is defined in Section 13.01.

     "Term" is defined in Section 3.02.

     "Trustee" is defined in Section 14.01.

               ARTICLE 2.     PRE-ENACTMENT PERIOD

SECTION 2.01   NO CURRENT LEGISLATION

     Manager  and  Owner  acknowledge  that  the  State  of   New
Hampshire has not enacted any legislation as of the date hereof which permits any Person to conduct Gaming Activities.

SECTION 2.02   DUTIES DURING PRE-ENACTMENT PERIOD

     Until  such  time  as  legislation is  enacted  by  the  New
Hampshire State Legislature and such legislation becomes effective Manager agrees to provide to Owner such services as may be necessary, appropriate and legally permissible for lobbying for the passage of such legislation which would authorize Gaming Activities at Rockingham Park as may be reasonably requested by Owner.

      ARTICLE 3.     APPOINTMENT/TERM/OPTION TO EXTEND TERM

SECTION 3.01   APPOINTMENT

     Owner  hereby  appoints and employs Manager to  act  as  its agent for the supervision and control of the management of the Project on Owner's behalf, upon the terms and conditions set forth herein. Manager hereby accepts such appointment and undertakes to manage the Project upon the terms and conditions hereinafter set forth.

SECTION 3.02   TERM

     This Agreement shall be effective upon execution ("Effective Date"). The terms of this Agreement (the "Term") shall commence upon the date on which all of the conditions specified in Article 2 have been satisfied and shall continue for a period which is coterminous to the Limited Liability Company Agreement or for such period that an Affiliate of Manager owns an equity interest in Owner. Notwithstanding the foregoing, Owner and Manager acknowledge that enabling legislation for Gaming Activities has not been enacted in the state of New Hampshire. Owner and Manager agree to make any necessary changes to this Agreement upon enactment of such enabling legislation so that this Agreement fully complies with the enabling legislation.

SECTION 3.03   OPENING THE PROJECT

     The Commencement Date shall be a date established by Owner upon giving written notice thereof to Manager and shall be a date no earlier than 10 days after, and no later than 15 days after, the satisfaction of all the following conditions: (i) the Project architect has issued to Owner a certificate of substantial completion confirming that the Project has been substantially completed in accordance with the plans and specifications, (ii) the Project interior designer has issued to Owner a certificate of substantial completion confirming that the FF&E has been substantially installed in the Project in accordance with the FF&E specifications contained in the plans and specifications,
(iii) all operating permits for the Project and its operations (including, without limitation, a certificate of occupancy or local equivalent, gaming, liquor and restaurant licenses) have been obtained, (iv) the Operating Capital and the Bankroll for the Gaming Area has been furnished by Owner, (v) Manager shall have given written notice to Owner that all operational systems have been tested on a "dry-run" basis to the satisfaction of Manager and, to the extent required by applicable law, the Gaming Authority, and (vi) all other material state and federal governmental requirements necessary to open, occupy and operate the Project, have been satisfied. Manager shall use its best efforts in the performance of its duties under this Agreement to assist Owner in achieving the satisfaction of all of the foregoing requirements.

    ARTICLE 4.     OWNER AND MANAGER DEVELOPMENT OBLIGATIONS
                   DURING DEVELOPMENT TERM

SECTION 4.01   CONSTRUCTION OF PROJECT/COMPLIANCE WITH LAW

     Owner, at its sole cost and expense, shall construct the Project and install the FF&E. The Project and its systems (including but not limited to plumbing, heating, air conditioning, electrical, and life safety systems, if applicable) shall comply with the New Hampshire Gaming Act, and all regulations promulgated thereunder, all appropriate building, fire and zoning codes and the Americans With Disabilities Act.

SECTION 4.02   ENGAGEMENT OF MANAGER AS CONSULTANT

     Owner engages Manager to be Owner's consultant in the Construction, configuration, layout, interior design and landscape design associated with the Project. Additionally, Manager shall recommend to Owner and advise Owner as to the suggested placement of all gaming equipment and ancillary furnishings and the configuration of ancillary areas within the Project.

SECTION 4.03   PRELIMINARY PLANS AND SPECIFICATIONS

     Owner shall prepare preliminary design plans, working drawings, and specifications of the Project. Manager shall evaluate the preliminary design plans, working drawings and assist Owner in designing the Project including the plans prepared pursuant to the Consulting Services Agreement. Owner shall have the sole and exclusive right to manage, direct, control, coordinate and prosecute the Construction and the installation of the FF&E.

SECTION 4.04   PRE-OPENING COMMITTEE

     Owner and Manager shall form a Pre-Opening Committee which shall consist of four persons, two persons appointed by Rockingham and two persons appointed by Manager immediately upon passage of enabling legislation permitting Gaming Activities. Within six (6) weeks of the date thereof, Manager shall prepare and submit to the Pre-Opening Committee the Pre-Opening Budget for the Pre-Opening Committee's approval. The Pre-Opening
Committee  shall  also  prepare  promptly  the  Pre-Opening  Plan detailing each party's responsibilities (including those set forth in Section 4.07) and the time frame for the performance of such responsibilities during the Development Term. Each party agrees to use its best efforts to timely complete each task, in accordance with the Pre-Opening Plan and the Pre-Opening Budget. Manager agrees not to exceed the Pre-Opening Budget without the prior approval of Owner.

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SECTION 4.05   OBLIGATIONS DURING DEVELOPMENT TERM.

     (a) Owner represents that it will commence Construction and agrees to diligently complete same following the passage of the enabling legislation permitting Gaming Activities.

     (b) Owner and Manager shall file all applications necessary to obtain all required permits and other approvals necessary to operate the Project as contemplated by this Agreement.

SECTION 4.06   CONSTRUCTION

     The construction of the Project shall be in accordance with appropriate laws, regulations and ordinances of any kind and nature.

SECTION 4.07   PRE-OPENING SERVICES BY MANAGER.

     (a) Prior to the Commencement Date, Manager, as agent of Owner, shall perform or arrange for others to perform the following services on behalf of and for the account of Owner pursuant to the Pre-Opening Plan and Pre-Opening Budget (the "Pre-Opening Services").

     (b) Manager shall implement the marketing portion of the approved Pre-Opening Plan, including, but not limited to, direct sales, media and direct mail advertising, promotion, publicity and public relations designed to attract customers to the Project from and after the Commencement Date.

     (c) Manager shall recruit, hire, provide orientation to and train all executive and general staff of the Project, including all personnel to be utilized during the period from the date hereof until the Commencement Date in accordance with the Pre-Opening Plan.

     (d) Manager shall prepare and deliver to Owner a list of all Operating Supplies necessary to operate the Project no later than 10 days prior to the anticipated Commencement Date and Owner shall purchase the initial inventories for the Project no later than 10 days prior to the Commencement Date.

SECTION 4.08   PAYMENT OF PRE-OPENING EXPENSES

     The cost of the Pre-Opening Expenses shall be paid by Owner. Pre-Opening Expenses and the time schedule for incurring such expense shall be established in the Pre-Opening Budget and Pre-
Opening  Plan.   Owner shall deposit such sums to fund  the  Pre-
Opening Expenses in accordance with the schedules as shall be established by the parties in the Pre-Opening Plan and Pre-Opening Budget and Owner shall maintain sufficient funds therein to timely provide for any and all Pre-Opening Expenses.

                    ARTICLE 5.     OPERATIONS

SECTION  5.01    ACCOUNTING PROCEDURES  AND  SERVICES  BOOKS  AND
                 RECORDS

     Manager shall cause Owner's employees to maintain a complete accounting system in connection with the operation of the Project. The books and records shall be kept in accordance with generally accepted accounting principles consistently applied and in accordance with federal

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tax  laws.   Such books and records shall be kept on  a  calendar
year  basis.   Books  and accounts shall  be  maintained  at  the
Project.   Manager shall use its best efforts to cause  Owner  to
comply with all requirements with respect to internal controls in accounting and Owner shall prepare and provide all required reports under the rules and regulations of the Gaming Authority regarding the operations of the Project. The cost of preparing such reports shall be an Operating Expense. All operating bank accounts shall be maintained in the state of New Hampshire.

SECTION 5.02   MANAGER'S ACCESS TO GAMING FINANCIAL RECORDS

     Manager, at its option and at its sole cost and expense, may engage and appoint a representative to review, examine, and copy the gaming books and records, including all daily reports, prepared by Owner detailing the results of operations of Owner's business conducted from the Project during regular business hours. Any representative's review, examination and copying shall be conducted in such a manner so as to not be disruptive to Owner's operations. Such representative shall at all times be bound by Manager's confidentiality covenant contained in Section
17.05 hereof.

SECTION 5.03   AUDITS

     Owner shall engage a certified public accountant to audit the operations of the Project as of and at the end of each calendar year (or portion thereof) occurring after the date of this Agreement (the "Audited Statements") by a nationally recognized reputable accounting firm ("Regular Auditor"), and a sufficient number of copies of the Audited Statements shall be furnished to Owner and Manager as soon as available to permit Owner and Manager to meet any public reporting requirements as may be applicable to them, but in no event later than seventy-five (75) days following the end of such fiscal period (such 75th day to be the "Audit Day"). All costs and expenses incurred in connection with the preparation of the Audited Statements shall be an Operating Expense. Nothing herein contained shall prevent either party from designating an additional reputable accounting firm ("Special Auditor") to conduct an audit of the Project as of the end of the calendar year during regular business hours at the requesting party's expense; provided, however, that if the additional audit shall reveal a discrepancy within the control of Manager in the computation of Gross Gaming Revenue of more than 5% from the audit performed by the Regular Auditor, then the special audit shall be paid for by Manager. In the event of any dispute between the Regular Auditor and the Special Auditor as to any item subject to audit, the Regular Auditor and the Special Auditor shall select a third national, reputable accounting firm whose resolution of such dispute shall bind the parties.

SECTION 5.04   MONTHLY FINANCIAL STATEMENTS

     On or before the last day of each month, Owner shall prepare under the supervision of Manager an unaudited operating statement for the preceding calendar month detailing the Gross Revenue and expenses incurred in the operation of the Project and an unaudited balance sheet (the "Monthly Financial Statements"). The Monthly Financial Statements shall include a statement detailing drop figure accounts on all Gross Gaming Revenue.

                               10

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SECTION 5.05   EXPENSES

     All costs, expenses, funding or operating deficits and Operating Capital, real property and personal property taxes, insurance premiums and other liabilities incurred due to the gaming and nongaming operations of the Project shall be the sole and exclusive financial responsibility of Owner, except for those instances herein where it is expressly and specifically stated that such costs and expenses shall be the responsibility of Manager. It is understood that statements herein indicating that Manager shall furnish, provide or otherwise supply, present or contribute items or services hereunder shall not be interpreted or construed to mean that Manager is liable or responsible to fund or pay for such items or services, except in those instances specifically mentioned herein.

SECTION 5.06   STANDARDS.

     (a) Manager shall exclusively manage and maintain the Project in a manner utilizing standards and procedures which is comparable to the management of privately-owned non-racing gaming businesses of the same or similar type, class and quality, located in New Hampshire subject to such adjustments as Manager in its reasonable discretion deems necessary to adjust to the Salem, New Hampshire gaming market. Manager shall establish such standards and procedures in its sole discretion, subject only to standards and procedures required by law.

     (b) Owner hereby agrees that Manager shall have uninterrupted control of and the exclusive responsibility for the operation of the Project during the Term of this Agreement. Owner will not interfere or involve itself with the day-to-day operation of the Project, and Manager shall operate the Project free of eviction or disturbance by Owner or any third party claiming by, through or under Owner. Manager acknowledges that it is a fiduciary with respect to Owner, and agrees that it will discharge its fiduciary duties and responsibilities in the control and operation of the Project in good faith and for the purposes of maximizing Gross Revenue; provided, however, that in no event shall Owner make any claim against Manager on account of any alleged errors of judgment made in good faith in connection with the operation of the Project. Manager agrees that, notwithstanding the foregoing, it shall not alter the interior and exterior design and architecture, including color schemes of the Project, nor make any structural engineering modifications without the prior written consent of Owner.

     (c) All persons employed in connection with the operations of the Project, including the Gaming Area located therein, shall be employees of Owner or a subsidiary of Owner, except for Manager's Management Team. Manager shall determine the fitness and qualifications of all employees, whether Owner employees or Manager's Management Team, subject only to New Hampshire gaming licensing standards. Manager shall hire, supervise, direct the work of, and discharge all personnel working in the Project. Manager shall determine the wages and conditions of employment of all employees, all of which shall be comparable to the existing standards therefor in New Hampshire for employees of gaming operations. Manager and Owner shall consult, and if Owner approves, Manager may hire at Owner's expense consultants or independent contractors for surveillance, security and other matters. All wages, bonuses, compensation and entitlements of employees of the Project and the Manager's Management Team (although not employees of the Project), shall be an expense of Owner.

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     (d)   Manager shall assign experienced gaming executives  to
direct and supervise the management of the Project on a full time basis (the "Manager's Management Team"). Manager shall solely select individuals who shall collectively represent Manager's Management Team.

     (e) Manager shall formulate, coordinate and implement promotions and sales programs for Project operations and Owner shall cause the Project to participate in such sales and promotional campaigns and, as appropriate, activities involving complimentary food, beverages and other items or services to patrons of the Project in Manager's sole discretion in the exercise of good management practice. All such promotion and sales programs shall be an expense of Owner.

SECTION 5.07   PLANS AND BUDGETS.

     (a) Manager shall furnish Owner with the Operating Budget on or before ninety (90) calendar days prior to the opening of the Project and 60 days prior to the end of each calendar year thereafter.. Manager shall use its best efforts to comply with the Operating Budget to meet or exceed the goals set forth therein.

     (b)  Owner shall consider the Operating Budget within thirty
(30) days of receipt of the budget, provided that if Owner does not give written notice to Manager of its approval or failure to approve within such time period, the Operating Budget shall be deemed approved. Owner's approval of the Operating Budget cannot be unreasonably withheld or delayed. Owner may hire a consultant to evaluate the Operating Budget. In the event that Owner disagrees with any line item contained in the Operating Budget, Owner shall discuss its disagreement with Manager. Manager will, within 10 days of notice of Owner's disagreement, offer constructive corrections to resolve Owner's concerns. A representative of Owner and Manager shall meet within five (5) business days thereafter to discuss the constructive corrections, if necessary. If the representatives are unable to resolve Owner's concerns the matter(s) shall be resolved in an arbitration pursuant to Article 19. During any period that Owner disapproves or fails to approve of the Operating Budget, Manager will continue to manage the Project in accordance with the Operating Budget for the preceding year as the same may be adjusted for increases year-to-year in the Consumer Price Index applicable to the Salem, New Hampshire area and as long as the assumptions underlying the preceding year's Operating Budget remain substantially true.

     (c) The Operating Budget may be amended from time to time with Owner's and Manager's approval, which approvals shall not be unreasonably withheld or delayed, after submission by Manager or Owner, as applicable, of the amendments to such budget and the rationale for such amendments.

     (d)  Manager  and  Owner  make  no  guaranty,  warranty   or
representation whatsoever in regard to the Operating Budget, same being intended as reasonable estimates only.

     (e) Manager shall use its best efforts to not underperform the Operating Budget, as amended and supplemented, by 15% of the budgeted earnings before taxes, interest, depreciation and amortization.. Additionally, Manager shall prepare a capital expenditure budget. The budget shall set forth the assumptions and qualifications underlying its preparation. In the event that Manager's operation of the Project underperforms budgeted earnings before taxes, interest, depreciation and amortization by more than 15% of the agreed to Operating Budget for three consecutive years commencing with the fourth full calendar year of operations then Owner

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may  terminate this Agreement.  Owner shall, in addition  to  all other amounts due and payable hereunder, pay to Manager the Termination Fee provided below, as liquidated damages for the early termination of the Agreement. Owner's obligation to pay for all indemnification and defense claims, to maintain insurance
after   termination   (with   respect   to   occurrences   before
termination) and to pay for all costs of operating the Project prior to termination shall be in addition to and shall survive termination of this Agreement and payment of the Termination Fee. The Termination Fee that shall be payable by Owner to Manager in the event of, and at the time of, termination of this Agreement due to the above described failure to meet Operating Budget is an amount equal to three (3) times the average amount of annual management fees earned in the twelve months preceding the termination.

     OWNER RECOGNIZES AND AGREES THAT, IF THIS AGREEMENT IS TERMINATED FOR THE REASONS SPECIFIED ABOVE AS ENTITLING MANAGER TO RECEIVE THE TERMINATION FEE, MANAGER WOULD SUFFER AN ECONOMIC LOSS BY VIRTUE OF THE RESULTING LOSS OF THE MANAGEMENT FEES WHICH WOULD OTHERWISE HAVE BEEN EARNED UNDER THIS AGREEMENT. BECAUSE SUCH FEES VARY IN AMOUNT DEPENDING ON THE REVENUES AND EXPENSES OF THE PROJECT AND ACCORDINGLY WOULD BE EXTREMELY DIFFICULT AND IMPRACTICABLE TO ASCERTAIN WITH CERTAINTY, THE PARTIES AGREE THAT THE TERMINATION FEE PROVIDED IN THIS AGREEMENT HAS BEEN DETERMINED TO CONSTITUTE A REASONABLE ESTIMATE OF LIQUIDATED DAMAGES TO MANAGER. IT IS AGREED THAT MANAGER SHALL NOT BE ENTITLED TO MAINTAIN A CAUSE OF ACTION AGAINST OWNER FOR SPECIFIC PERFORMANCE OF THIS AGREEMENT OR ACTUAL DAMAGES IN EXCESS OF THE TERMINATION FEE IN ANY CONTEXT WHERE THE TERMINATION FEE IS TO BE MANAGER'S REMEDY, AND RECEIPT OF SUCH FEE (TOGETHER WITH ALL OTHER AMOUNTS DUE AND PAYABLE BY OWNER TO MANAGER WITH RESPECT TO EVENTS OCCURRING PRIOR TO OR IN CONNECTION WITH THE TERMINATION OF THIS AGREEMENT AND MANAGER'S CONTINUING RIGHT TO INSURANCE COVERAGE, INDEMNIFICATION FOR PRE AND POST TERMINATION OCCURRENCES, AND PROTECTION OF THE SHOWBOAT TRADEMARKS BY INJUNCTIVE AND OTHER APPROPRIATE RELIEF) SHALL BE MANAGER'S SOLE REMEDY AGAINST OWNER IN SUCH CASE.

SECTION 5.08   MANAGEMENT

     Manager shall have the discretion and authority to determine operating policies and procedures, standards of operating, staffing levels and organization, win-payment arrangements, standards of service and maintenance, food and beverage quality and service, pricing, and other policies affecting the Project, or the operation thereof, including but not limited to admissions and parking, to implement all such policies and procedures, and to perform any act on behalf of Owner which Manager deems necessary or desirable in its reasonable business judgment for the operation and maintenance of the Project on behalf of, for the account of, and at the expense of Owner.

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SECTION 5.09   BANK ACCOUNTS

     Immediately upon giving written notice to Manager of the Commencement Date, Owner shall have established bank accounts that are necessary for the operation of the Project, including an account for the Bankroll, and to effect the Pre-Opening Plan at various banking institutions chosen by Owner and reasonably acceptable to Manager (such accounts are hereinafter collectively referred to as the "Bank Accounts"). The Bank Accounts shall be in Owner's name. Checks drawn on the Bank Accounts shall be signed only by representatives of Manager who are covered by the fidelity insurance described in Section 11.01 and Manager may be the only signatures on checks drawn on the Bank Accounts which are not payable to Affiliates of Manager or do not exceed Fifty Thousand and no/100ths Dollars ($50,000). Any checks payable to an Affiliate of Manager or checks exceeding Fifty Thousand and no/100ths Dollars ($50,000) shall be executed by a representative of Owner and a representative of Manager. The Bank Accounts shall be interest bearing accounts if such accounts are reasonably available and all interest thereon shall be credited to the Bank Accounts. All Gross Revenue shall be deposited in the Bank Accounts and Manager shall use its best efforts to cause Owner to pay out of the Bank Accounts, to the extent of the funds therein, from time to time, all Operating Expenses and other amounts required by Manager to perform its obligations under this Agreement. All funds in the Bank Accounts shall be separate from any other funds of any of Owner's Affiliates and Owner may not commingle any of Owner's funds with the funds of any of Owner's Affiliates in the Bank Accounts. Owner shall bear the risk of the insolvency of any financial institutions holding such Bank Accounts.

SECTION 5.10   OWNER'S ADVANCES

     Owner shall advance to Manager on a timely and prompt basis immediately available funds to conduct the affairs of the Project and maintain the Gaming Area (hereinafter referred to as "Owner's Advances") as set forth in this Agreement and as otherwise provided hereunder.

     (a) Pre-Opening Budget. Owner shall timely deposit in the Bank Accounts the amounts set forth in the Pre-Opening Plan and Pre-Opening Budget or any revisions thereof approved by Owner in accordance with such Plan or budget.

     (b) Initial Cash Needs. Two (2) weeks prior to the Commencement Date, Owner shall fund the Operating Capital necessary to commence operating the Project, in an amount not to exceed the estimated operating expenses for eight (8) weeks, as set forth in the Operating Budget, and an amount equal to the Bankroll.

     (c) Operating Capital. During the Term of this Agreement, within five (5) Business Days after receipt of written notice from Manager, Owner shall fund Owner's Advances in such a fashion so as to adequately insure that the Operating Capital set forth in the Operating Budget as revised is sufficient to support the uninterrupted and efficient ongoing operation of the Project. The written request for any additional Operating Capital shall be submitted by Manager to Owner on a monthly basis based on the interim statements and the Operating Budget as revised.

     (d)   Payment of Expenses.  Owner shall pay from  the  Gross
Revenue the following items in the order of priority listed below, subject to the laws of the state of New Hampshire, on or

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before   their  applicable  due  date:   (i)  Operating  Expenses
(including taxes and Management Fee), (ii) emergency expenditures
to   correct  a  condition  of  an  emergency  nature,  including structural repairs, which require immediate repairs to preserve and protect the Project, (iii) required payments to the state of New Hampshire, or the Town of Salem, and (iv) principal, interest and other payments due the holder of any Institutional Mortgage. In the event that funds are not available for payment of the Operating Expenses in their entirety all state and local taxes shall be paid first from the available funds.

SECTION 5.11   COOPERATION OF OWNER AND MANAGER

     Owner and Manager shall cooperate fully with each other during the Term of this Agreement to facilitate the performance by Manager of Manager's obligations and responsibilities set forth in this Agreement and to procure and maintain all construction and operating permits. Owner shall provide Manager with such information pertaining to the Project necessary to the performance by Manager of its obligations hereunder as may be reasonably and specifically requested by Manager from time to time.

SECTION 5.12   FINANCING MATTERS.

     (a) If Owner, or any Affiliate of Owner shall, at any time, sell or offer to sell any securities issued by Owner or any Affiliate of Owner through the medium of any prospectus or otherwise and which relates to the Project or its operation, it shall do so only in compliance with all applicable laws, and shall clearly disclose to all purchasers and offerees that, except to the extent of Manager or its Affiliates' interest in Owner, (i) neither Manager nor any of its Affiliates, officers, directors, agents or employees shall in any way be deemed to be an issuer or underwriter of such securities, and (ii) Manager and its Affiliates, officers, directors, agents and employees have not assumed and shall not have any liability arising out of or related to the sale or offer of such securities, including without limitation, any liability or responsibility for any financial statements, projections or other information contained in any prospectus or similar written or oral communication.
Manager shall have the right to approve any description of Manager or its Affiliates, or any description of this Agreement or of Owner's relationship with Manager hereunder, which may be contained in any prospectus or other communications, and Owner agrees to furnish copies of all such materials to Manager for such purposes not less than twenty (20) days prior to the delivery thereof to any prospective purchaser or offeree. Owner agrees to indemnify, defend or hold Manager and its Affiliates, officers, directors, agents and employees, free and harmless from any and all liabilities, costs, damages, claims or expenses arising out of or related to the breach of Owner's obligations under this Section 5.12. Manager agrees to reasonably cooperate with Owner in the preparation of such agreements and offerings.

     (b) Notwithstanding the above restrictions, subject to Manager's right of review set forth in Section 5.12(a), Owner may represent that the Project shall be managed by Manager and Manager may represent that it manages the Project and both may describe the terms of this Agreement and the physical characteristics of the Project in regulatory filings and public or private offerings. Moreover, nothing in this Section shall preclude the disclosure of (i) already public information, or
(ii) audited or unaudited financial statements from the Project required by the terms of this Agreement or (iii) any information or documents required to be disclosed to or filed with the Governmental Authorities, or (iv) the amount of the Management Fees earned in any period. Both parties shall use their best efforts to consult with the other concerning disclosures as to the Project. Owner and

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

Manager shall cooperate with each other in providing financial information concerning the Project and Manager that may be required by any lender or required by any Governmental Authority.

     (c) In the event that the holder of any Institutional Mortgage requires the collateral assignment of this Agreement as further security for its loan, Manager shall consent to such assignment; provided, however, that such collateral assignment shall contain non-disturbance provisions satisfactory to Manager and provided further that in no event shall Manager be required to accept any reduction or subordination of its Management Fee or to diminish any right which it may have under this Agreement.

SECTION 5.13   CONFLICT OF INTEREST/NON-COMPETITION

     Owner acknowledges that Manager and/or its Affiliates operate other casinos and may in the future operate additional casinos in different areas of the world, and that marketing efforts may cross over in the same markets and with respect to the same potential customer base. Manager, in the course of managing the Project, may refer customers of the Project and other parties to other facilities operated by Affiliates of Manager to utilize gaming, entertainment and other amenities, without payment of any fees to Owner. Owner consents to such activities and agrees that such activities will not constitute a conflict of interest. Owner acknowledges and agrees that Manager may distribute promotional materials for Manager's Affiliates and facilities, including casinos, at the Project. Either Manager or Owner and/or their Affiliates in the future may acquire an interest or operate other casinos, including, without limitation, any similar or competitive gaming operation, so long as such operation is not within a thirty (30) mile radius of the boundaries of Rockingham Park, Salem, New Hampshire, surrounding Salem, New Hampshire, without the written approval of the members of Owner, except for activities by the Manager and/or its Affiliates at Seabrook, a New Hampshire greyhound racing facility with Yankee Greyhound Racing, Inc. or its successors or assigns which requires no further approval of Owner or any of its Affiliates.

                  ARTICLE 6.     MANAGEMENT FEE

SECTION 6.01   PAYMENTS TO MANAGER.

     (a) The Management Fee shall be paid monthly. Manager shall deposit the Management Fee into the Management Fee Account for any calendar month in which the Project conducts gaming operations by the twentieth (20th) day of the following month. The Management Fee shall be deemed paid upon deposit in the Management Fee Account. Contemporaneously with the payment of the Management Fee Manager shall deliver to Owner the calculation of the Management Fee to Owner.

     (b) In the event of Limited Gaming, pursuant to the Limited Gaming Adjustment, the Management Fee shall be suspended. Upon commencement of Full Gaming, the payment of the Management Fee shall recommence. Notwithstanding the foregoing, in the event of Limited Gaming and if Rockingham and Manager agree to build a gaming facility outside of the existing facility at Rockingham Park, the payment of the Management Fee shall recommence even though Full Gaming is not permitted in the operation of the Project.

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          ARTICLE 7.     CONCESSIONS AT ROCKINGHAM PARK

     After licensing and during the term of this Agreement, in the event that Rockingham obtains the right to provide concession services at Rockingham Park, and Rockingham elects not to provide such concession services, Rockingham will provide to
Manager the non-exclusive opportunity to bid to manage the concessions at Rockingham Park. Notwithstanding the foregoing, Showboat shall manage the concessions of the Project to the extent possible. Upon such occurrence, Rockingham shall notify Manager of Manager's opportunity to bid on the concessions at Rockingham Park. Manager shall have a period of thirty (30) days to submit to Rockingham, as applicable, its offer to manage the concessions. If Rockingham accepts such offer of Manager, Manager and Rockingham shall immediately prepare a management agreement for such concessions. Manager acknowledges that concession services at Rockingham Park are currently provided pursuant to a contract with Servomation Corporation, Rockingham and Rockingham Ventures dated August 22,1983, as amended by that First Amendment Concession Agreement among Service Corporation, Rockingham and Rockingham Ventures, dated January 11, 1989 and said contract includes such portions of the Project which are common with Rockingham Park. Rockingham covenants and agrees that the Concession Agreement shall not be amended, modified or extended as it applies, if at all, to the Project without the written approval of Manager.

     ARTICLE 8.     REAL PROPERTY TAXES AND ASSESSMENTS, AND
                PAYMENTS TO THE GAMING AUTHORITY

SECTION 8.01   PAYMENT OF REAL ESTATE TAXES AND ASSESSMENTS

     Owner shall be responsible for the payment when due, if any, of all property taxes and assessments, including, without limitation, assessments for benefits from public works or improvements, levies, fees, and all other governmental charges, general or special, ordinary or extraordinary, foreseen or unforeseen, together with interest and penalties thereon, which may heretofore or hereafter be levied upon or assessed against the Project. All charges set forth in this Section 8.01 are herein called "Impositions." If any Impositions are levied or assessed against the Project which may be legally paid in installments, Owner shall have the option to pay such Impositions in installments except that each installment thereof, and any interest thereon, must be paid by the final date fixed for the payment thereof.

     In the event of the enactment, adoption or enforcement by any governmental authority (including the United States, any state and any political or governmental subdivision) of any assessment, levy or tax, whether sales, use or otherwise, on or in respect of the Management Fee and charges set forth herein, Manager shall pay such assessment, levy or tax.

SECTION 8.02   EXCEPTIONS

     Nothing contained in this Agreement shall be construed to require Owner to pay any estate, inheritance or succession tax, any capital levy, corporate franchise tax, business enterprise tax, business profits tax, any net income or excess profits tax or other similar tax of Manager.

         ARTICLE 9.     USE AND OCCUPANCY OF THE PROJECT

SECTION 9.01   USES

     Manager agrees to manage the Project continuously during the Term hereof only for the purpose of legally operating a gaming establishment and related ancillary services. Manager and Owner shall not use or allow the Project or any part thereof to be used or occupied for any unlawful purpose or for any dangerous or other  trade  or  business not customarily deemed  acceptable  to relevant gaming or pari-mutuel operations. In no event may Manager or Owner conduct ancillary uses which violate the New Hampshire Gaming Act. In addition, Manager shall not knowingly permit any unlawful occupation, business or trade to be conducted on the Project or any use to be made of the Project contrary to any law, ordinance or regulation as aforesaid with respect thereto.

SECTION 9.02   SHOWBOAT MARKS

     Manager or its Affiliates (excluding Owner) are the owners of the trademark "Showboat," its logos, trademarks, tradenames, service marks, and any variation or extension of such name (collectively "Showboat Trademark.") Manager shall operate the Project under the Showboat Trademark, and shall grant to Owner a non-exclusive personal and non-transferable right to use the
Showboat Trademark at the Rockingham Race Track, Salem, New Hampshire in connection with the operation of the Project, pursuant to a trademark license agreement satisfactory to Manager. Notwithstanding the foregoing, Owner acknowledges that its use of the Showboat Trademark shall not create in Owner's favor any right, title, or interest in or to the Showboat
Trademark, but all rights of ownership and control of the Showboat Trademark shall reside solely in Manager.

SECTION 9.03   ROCKINGHAM MARKS

     Rockingham or its Affiliates (excluding Owner) are the owners of the trademark "Rockingham," its logos, trademarks, tradenames, service marks, and any variation or extension of such name (collectively "Rockingham Trademark"). Rockingham shall permit the Project to use the Rockingham Trademark, and shall grant to Owner a non-exclusive personal and non-transferable right to use the Rockingham Trademark at the Rockingham Race Track, Salem, New Hampshire in connection with the operation of the Project, pursuant to a trademark license agreement satisfactory to Rockingham. Notwithstanding the foregoing, Owner acknowledges that its use of the Rockingham Trademark shall not create in Owner's favor any right, title, or interest in or to the Rockingham Trademark, but all rights of ownership and control of the Rockingham Trademark shall reside solely in Rockingham.

             ARTICLE 10.    MAINTENANCE AND REPAIRS

SECTION 10.01  OWNER'S MAINTENANCE AND REPAIRS

     Owner, at its cost, shall maintain, in good condition and repair, the following:

     (a)  The structural parts of the Project;

     (b) The electrical, plumbing, and sewage systems of the Project;

     (c) Heating, ventilating, and air conditioning systems servicing the Project.

     Owner  shall  have  ten (10) days after notice  pursuant  to
Article 22 from Manager to commence to perform its obligations under Section 10.01, except that (i) Owner shall perform its obligations immediately upon receipt of oral notice from Manager if the nature of the problem presents a hazard or emergency; or
(ii) Owner shall perform and complete its obligations within twelve (12) hours after receipt of written or oral notice from Manager if the nature of the problem interferes with gaming operations in the Project. If Owner does not perform its obligations within the time limitations in this Section, Manager may perform the obligations of Owner and have the right to be reimbursed for the sum it actually expends in the performance of Owner's obligations. Any amounts paid by Manager shall be due from Owner on the first (1st) day of the month occurring after any such payment, with interest paid at the Default Rate of Interest from the date of payment thereof by Manager until repayment thereof by Owner.

             ARTICLE 11.    INSURANCE AND INDEMNITY

SECTION 11.01  OWNER INSURANCE OBLIGATIONS

     Owner covenants and agrees that it will at all times stated herein, at its sole cost and expense, of this Agreement, keep the Project insured, with:

     (a) full repair and replacement coverage endorsements, against all risks including, but not limited to, fire, ice, floods and earthquakes, and against loss or damage by such other, further and additional risks as now are or hereafter may be available by standard extended coverage forms or endorsements in an amount sufficient to prevent Manager or Owner from becoming a co-insurer of any loss, but in no event in an amount less than one hundred percent (100%) of the full insurable replacement value of the Project. So long as Owner is not in default under this Agreement, all proceeds of insurance not otherwise applied for the purpose of repairing, replacing or restoring the damage insured against or applied to an Institutional Mortgage shall be paid over to Owner. Owner shall obtain such insurance coverage at the time that it obtains possession of the Project, and Owner shall maintain such insurance thereafter until the termination of this Agreement.

     (b) general comprehensive public liability insurance including Broad Form Liability coverage (including coverage for false arrest, wrongful detention and invasion of privacy, and coverage for elevators, if any, on the Project) against claims for bodily injury, death or property damage occurring on, in or about the Project, the ancillary facilities and the adjoining streets, sidewalks and passageways, such insurance to afford protection, with respect to any one occurrence, of not less than $1,000,000 and no less than $5,000,000 in the aggregate or such higher amount as Owner and Manager may from time to time reasonably agree to be maintained, which insurance shall also cover Owner's liability under any indemnity contained herein, it being understood that the standard of reasonableness shall be that amount of insurance which a prudent owner of a comparable property would maintain. Owner shall also obtain and maintain a $40,000,000 umbrella liability policy in excess of the general comprehensive public liability policy. Owner shall obtain such general comprehensive public liability insurance at the time that Owner employs its first employee, and Owner shall maintain such insurance until the termination of this Agreement.

     (c) adequate boiler and pressure vessel insurance on all equipment, parts thereof and appurtenances attached or connected to the Project which by reason of their use or existence are capable of bursting, erupting, collapsing or exploding.

     (d) such other insurance as Owner and Manager may from time to time reasonably agree to be maintained or as may be required by lenders of Owner in such amounts and against such insurable hazards which at the time is customary in the case of businesses similarly situated.

     (e) for the mutual benefit of Owner and Manager, maintain liquor liability insurance in an amount to be determined by Owner, covering Manager and Owner under any liquor liability laws which may currently be in existence or which may hereafter be enacted as they would be applicable to Manager's operations of the Project. Owner shall obtain such insurance on or before the Commencement Date, and Owner shall maintain such insurance until the termination of the Agreement.

     (f) all required workmen's compensation insurance or equivalent New Hampshire industrial accident coverage. Owner shall obtain such insurance at the time that Owner employs its first employee, and Owner shall maintain such insurance until the termination of this Agreement.

     (g) business interruption resulting from losses covered under policies covering buildings will be required in an amount sufficient to protect losses for a period of six (6) months. Owner shall obtain such insurance on or before the Commencement Date, and Owner shall maintain such insurance until the termination of this Agreement.

     (h) crime insurance which includes fidelity and such other crime coverages as may be desired in the amount of $5,000,000. Owner shall obtain such insurance at the time that Owner employs its first employee, and Owner shall maintain such insurance until the termination of this Agreement.

SECTION 11.02  PARTIES INSURED

     The policies with respect to such insurance as described  in
Section 11.01 shall name Owner and Manager as parties insured thereby and such policies shall require all insurance proceeds except for liability and third party insurance to be paid to a Trustee as designated pursuant to Article 14. Such policies shall also contain, when requested by Owner or Manager, a mortgagee clause or clauses naming the mortgagee or mortgagees involved and/or the holder or such mortgage or mortgages as parties insured thereby (in the form required by such mortgagee or mortgagees) all as their respective interests may appear and with loss payable provisions accordingly.

SECTION 11.03  APPROVED INSURANCE COMPANIES

     Insurance procured under this Article 11 shall be placed with reputable, financially sound insurance companies, with a Best guide rating of A-10 admitted in the state of New Hampshire, acceptable to Owner and Manager, as the parties may mutually agree.

SECTION 11.04  APPROVAL OF INSURANCE COVERAGE

     Each year, Owner shall submit to Manager a summary of the insurance coverage maintained by Owner (including deductibles) with respect to the Project and each party shall have thirty (30) days thereafter to give its comments thereon to the other. If a submitting party receives no written comments from the other party within said period, the insurance program shall be deemed approved for that year.

SECTION 11.05  FAILURE TO OBTAIN REQUIRED INSURANCE

     In the event Owner fails, neglects, or refuses to maintain any of the insurance required under the provisions of this
Article 11, then Manager may procure or renew such insurance, and any amounts paid therefor by Manager shall be due from Owner on the first day of the month occurring after any such payment, with interest at the Default Interest Rate from the date of payment thereof by Manager until repayment thereof to Manager by Owner.

SECTION 11.06  WAIVER OF SUBROGATION

     As long as the insurer of a party is willing to include a waiver of subrogation in the policies insuring against the loss or damages referred to in this Article 11 without an extra charge, the parties shall cause the waiver of subrogation to be included in the policies. If an insurer of a party is willing to include a waiver of subrogation in an insurance policy only if an extra charge is paid, the party carrying the insurance shall be required to cause the waiver of subrogation to be included in the policy only if the other party pays the extra charge.

SECTION 11.07  MUTUAL COOPERATION

     Owner shall cooperate with Manager to the extent Manager may reasonably require, and Manager shall cooperate with Owner to the extent Owner may reasonably require in connection with the prosecution or defense of any action or proceeding arising out of, or for the collection of any insurance proceeds and will execute and deliver to Owner or Manager, as the case may be, such instruments as may be properly required to facilitate the recovery of any insurance proceeds (including the endorsement by Owner or Manager over to the Trustee of all checks evidencing said insurance proceeds).

SECTION 11.08  DELIVERY OF INSURANCE POLICIES

     Owner shall deliver promptly the original or duplicate policies or certificates of insurers satisfactory to Manager evidencing all the insurance which is then required to be maintained by Owner hereunder. Owner shall, within thirty (30) days prior to the expiration of any such insurance, deliver to Manager original or duplicate policies or other certificates of the insurers evidencing the renewal of such insurance.

SECTION 11.09  INDEMNIFICATION BY MANAGER

     Manager covenants and agrees that it will protect, keep and defend Owner forever harmless and indemnified against and from any penalty or damage or charges imposed for any violation of any laws or ordinances including, but not limited to, gaming statutes and regulations, whether occasioned by the neglect of Manager or those holding under Manager, and that

Manager will at all times protect, indemnify and save and keep Owner harmless against and from any and all claims and against and from any and all loss, cost, damage or expense, including reasonable attorneys' fees, arising out of any failure of Manager in any respect to comply with and perform all the requirements and provisions hereof except where any penalty, damage, charges, loss, cost or expense is caused by the sole or negligent or the wanton or willful acts of Owner's directors, officers, employees, agents or stockholders. Without limiting the generality of the foregoing and with the inclusion of the same exceptions as set forth above, Manager covenants and agrees that it will protect, keep and defend Owner forever harmless and indemnified against any and all debt, claim, demand, suit or obligation of every kind, character and description which may be asserted, claimed, filed or brought against Owner where such claim arises out of or is asserted in connection with Manager's management of the Project, including any claim by any subtenant, guest, licensee or invitee of Manager. This indemnity does not apply to loss or damage occasioned by defects in the Project.

SECTION 11.10  INDEMNIFICATION BY OWNER

     Owner covenants and agrees that it will protect, keep and defend Manager forever harmless and indemnified against and from any penalty or damage or charges imposed for any violation of any laws or ordinances including, but not limited to, gaming statutes and regulations, whether occasioned by the neglect of Owner or those holding under Owner, and that Owner will at all times protect, indemnify, defend and save and keep harmless Manager against and from any and all claims and against and from any and all loss, cost, damage or expense, including reasonable attorneys' fees, arising out of any failure of Owner in any respect to comply with and perform all of the requirements and provisions hereof except where any penalty, damage, charges, loss, cost or expense is caused by the negligent or the wanton or willful acts of Manager's officers, agents, employees or stockholders. Without limiting the generality of the foregoing, and with the inclusion of the same exceptions as set forth above, Owner covenants and agrees it will protect, keep and defend Manager forever harmless and indemnified against any and all debt, claim, demand, suit or obligation of every kind, character and description which may be asserted, claimed, filed or brought against Manager where such claim arises out of or is asserted in connection with Owner's ownership of the Project. This indemnity does not apply to loss or damage occasioned by defects in the Project.

SECTION 11.11  SELECTION OF COUNSEL/CONDUCT OF LITIGATION

     Defense counsel engaged by Manager or Owner, as indemnitor, shall be reasonably acceptable to Manager and Owner, as indemnitee. Without limiting the generality of the foregoing, indemnitee shall be promptly provided with copies of all claims and pleadings (as well as correspondence, memos, documents and discovery with respect thereto, unless within the scope of any applicable privilege) relating to any such matters. Indemnitee shall be given prior written notice of all meetings, conferences and judicial proceedings and shall be afforded an opportunity to attend and participate in same. Indemnitee shall have the right to engage independent counsel, at its sole expense, to represent indemnitee as additional and/or co-counsel in all such proceedings, trials, appeals and meetings with respect thereto.

                     ARTICLE 12.    CASUALTY

     In case of any damage or loss to the Project by reason of fire or otherwise, Manager shall give immediate notice thereof to Owner. If the Project shall at any time be damaged or destroyed by fire or otherwise, Owner shall at its sole option promptly repair or rebuild same at Owner's expense, so as to make the Project at least equal to the Project existing immediately prior to such occurrence and as nearly similar to it in quality and character as shall be practicable and reasonable. Owner shall submit for Manager's approval, which approval Manager shall not unreasonably withhold or delay, complete detailed plans and specifications for such rebuilding or construction. Promptly after receiving Manager's approval of said plans and specifications, Owner shall begin such repairs and rebuilding and shall prosecute the same to completion with diligence, subject, however, to strikes, lockouts, acts of God, embargoes, governmental restrictions, and other foreseeable causes beyond the reasonable control of Owner. Insofar as a certificate of occupancy may be necessary with respect to such repairs or construction, Owner shall obtain a temporary or final certificate of occupancy or similar certificate before the Project shall be occupied by Manager. Such repairs, rebuilding or construction shall be completed free and clear of mechanics' or other liens, in accordance with the building code and all applicable laws, ordinances, regulations or orders of any state, municipal or other public authority affecting the same.

              ARTICLE 13.    TAKING OF THE PROJECT

SECTION 13.01  DEFINITIONS.

     (a) "Permanent Taking" means the permanent taking (more than one year) of, or permanent damage to, property as a result of the exercise of a power of eminent domain or purchase under the threat of the exercise where such taking cannot be corrected by contribution of additional land for relocation of the Project.

     (b) "Temporary Taking" means the temporary taking (one year or less) of, or temporary damage to, property as a result of the exercise of a power of eminent domain or purchase under the threat of the exercise.

     (c) "Taking Date" means the date on which a condemning authority shall have the right of possession of property pursuant to a Permanent Taking or a Temporary Taking.

     (d) "Award" means the award for, or proceeds of, a taking less all fees and expenses incurred in connection with collecting the award or proceeds including the reasonable fees and disbursements of attorneys, appraisers, and expert witnesses.

SECTION 13.02  ENTIRE TAKING OF THE SUPPORT AREAS

     The following shall apply if all or a part of the Project are taken pursuant to a Permanent Taking or a Temporary Taking:

     (a)  Owner shall be entitled to any Award.

     (b)   If all of the Project is taken pursuant to a Permanent
Taking, this Agreement shall be terminated as of the Taking Date.

     (c) If a portion of the Project is taken pursuant to a Permanent Taking which renders it uneconomic to continue operation of the Project in Manager's reasonable judgment, Manager shall have the option to terminate this Agreement by giving Owner notice of termination within ten (10) days after Owner gives Manager notice of the Permanent Taking. This Agreement will terminate five (5) days after Manager delivers its written termination notice to Owner.

SECTION 13.03  DUTY TO RESTORE

     If part of the Project is taken pursuant to a Permanent Taking and this Agreement is not terminated, then Owner shall restore the Project to an architectural unit as near as possible to its function and condition immediately prior to the Permanent Taking. The restoration shall begin promptly after the Taking Date and shall be prosecuted diligently. If a party shall have an option to terminate with respect to the Permanent Taking, then Owner may delay the beginning of the restoration until the option is waived or until the time within which the option may be exercised expires.

   ARTICLE 14.    DISPOSITION OF INSURANCE PROCEEDS AND AWARDS

SECTION 14.01  TRUSTEE

     Other than the lien created by the 13.5% Senior New Hampshire Development Authority Bonds or permitted replacement financing, if the Project is encumbered by an Institutional Mortgage, the "Trustee" shall be the Institutional Mortgagee or a national bank designated by such mortgagee. If the Project is not encumbered by a Mortgage, the "Trustee" shall be a commercial bank which maintains an office in New Hampshire and the total assets of which exceed $1 billion, and the Trustee shall be selected by Owner subject to the reasonable approval of Manager. An "Institutional Mortgage" is a Mortgage granted to an Institution. An "Institution" is a bank, insurance company, trust company, savings and loan association, real estate investment trust, pension trust, governmental entity or similar institution. An "Institutional Mortgagee" is the holder of Mortgage of Owner's interest in the Project.

SECTION 14.02  DEPOSITS OF INSURANCE PROCEEDS AND AWARDS

     In the event this Agreement is not terminated all insurance proceeds and Awards shall be paid to the Trustee. If this Agreement is terminated, all Insurance Proceeds and Awards shall be paid to Owner and Manager as their interests may apply. All funds paid to the Trustee shall be held by the Trustee, and the Trustee shall disburse them solely in accordance with this Article.

SECTION  14.03  PROCEDURE FOR DISTRIBUTION OF INSURANCE  PROCEEDS
                AND AWARDS

     The   following  shall  apply  unless  this   Agreement   is
terminated and the termination is not nullified.

     (a) The Trustee shall make payments to Owner or Manager, as appropriate, out of the insurance proceeds or Awards to be applied to the cost of repair or restoration. The payments shall be made as the repair or restoration progresses.

     (b)    The   Trustee   shall  comply  with   the   following
requirements which shall be contained in escrow instructions, if required by the Trustee, with respect to the payments:

           (i)    The  Trustee   shall  not  make  payments  more
frequently than once each month.

           (ii) Until the repair or restoration is complete, the Trustee shall make no payment unless the sum of the payment requested and all previous payments shall be less than ninety percent (90%) of the cost of the repair or restoration to date.

           (iii) The Trustee shall make no payment unless the balance of the insurance proceeds or Awards shall be at least sufficient to complete the repair or restoration.

           (iv) The Trustee shall make no payment unless it receives a certificate of Owner or Manager, as appropriate, and a certificate of Owner's or Manager's architect or engineer, as appropriate, in accordance with part (c) of this subsection.

           (v) The Trustee shall receive, prior to any payment, a certificate from the Title Insurance Company stating that there are no liens filed of record.

     (c) The certificate of Owner or Manager shall be certified as true and correct by an officer of Owner or Manager and shall set forth the following information:

           (i)  The estimated cost of the repair or restoration.

           (ii) The nature of the work to be done and the materials furnished which form the basis for the requested payments.

           (iii) That the requested payment does not exceed the reasonable cost of the work and materials.

           (iv) That none of the work or materials has been made the basis for any previous payment.

           (v) That, insofar as the work has been completed, the work complies with the requirements of this Agreement, applicable legal requirements, and insurance requirements.

           (vi) That all contractors, laborers, suppliers and subcontractors that have performed work shall have been paid any amount then payable to them.

     (d) The architect's or engineer's certificates shall be certified by an architect or engineer familiar with the work. The certificate shall be certified as true and correct to the best of the knowledge, information and belief of the architect or engineer and shall be based upon periodic on-site inspections of, and testing by, the architect or engineer. The architect or engineer selected by one party shall be reasonably satisfactory to the other party. The architect or engineer shall certify that, in the opinion of the architect or engineer, the Trustee shall have complied with the requirements of clauses (ii) and (iii) of part (b) of this subsection; shall verify that the statements set forth in clauses (iii), (iv) and (v) of part (c) of this subsection are true; and shall set forth the information required by clauses (i) and (ii) of part (c) of this subsection.

     (e) Any balance of insurance proceeds or Awards after the cost of any repair or restoration shall have been paid in full shall be paid to Owner or Manager, as their interests appear, and shall be the sole property of such party.

            ARTICLE 15.    ASSIGNMENT AND SUBLETTING

     Except as provided in Section 5.12(c), neither Owner or Manager shall assign this Agreement or any interest therein without the express prior written consent of the other party, which consent shall not be unreasonably withheld. However, Manager may assign or transfer this Agreement to any Affiliate which Affiliate is beneficially owned entirely by Showboat, Inc., provided, that a counterpart original of such assignment is delivered to Owner on or before the effective date of such assignment, and provided further that such Affiliate expressly assumes and agrees to be bound by all of the terms and conditions of this Agreement.

         ARTICLE 16.    AFFIRMATIVE COVENANTS OF MANAGER

     Manager hereby covenants and agrees that so long as this Agreement remains in effect:

SECTION 16.01  CORPORATE STATUS

          Manager shall preserve and maintain its corporate rights, franchises and privileges in Nevada and New Hampshire.

SECTION 16.02  COMPLIANCE WITH LAWS

     Manager shall comply in all material respects with all applicable laws, rules, regulations and orders of all states, counties, and municipalities in which such party conducts business related to the Project, including, without limitation, any laws, rules, regulations, orders and requests for information of the Gaming Authority, the Nevada Gaming Authorities, the New Jersey Casino Control Commission, and the New South Wales Casino Control Authority. Manager shall also follow applicable federal laws, rules, and regulations.

     In connection with this Agreement, Manager acknowledges that certain casino gaming licenses are currently issued to and held by Owner's Affiliates, and Owner's Affiliates may in the future apply for gaming licenses in additional states or foreign countries. The laws of such jurisdictions may require Owner's
Affiliates to disclose private or otherwise confidential information about Manager and its respective principals, lenders and Affiliates. Manager agrees to refrain from all conduct that may negatively affect such licenses or license applications. Manager further agrees that this Agreement shall terminate immediately at Owner's option if any representative, agent or Affiliate of Manager is required to be licensed, qualified or found suitable by any gaming authority where it is currently licensed and is denied such status by such gaming authority; provided, however, that upon the termination of any such agreement, Owner shall be obligated to reimburse Manager immediately for any Management Fees and all other amounts due to Manager under this Agreement.

SECTION 16.03  GAMING APPROVALS

     Manager shall use its best efforts to obtain the approval of the Nevada Gaming Authorities, the New Jersey Casino Control Commission, and the New South Wales Casino Control Authority to permit it to conduct gaming operations in the state of New Hampshire and shall use its best efforts to secure and maintain such approvals necessary for the conduct of gaming operations at the Project.

SECTION 16.04  CONFIDENTIAL INFORMATION

     Manager  agrees  for  itself  and  its  Affiliates,  agents, representatives and consultants to hold in the strictest confidence and not to disclose to any person, entity, party, firm or corporation (other than agents or representatives of Manager who are also bound by this section) without the prior express written consent of Owner (except as such disclosures are required in applications or by applicable securities or gaming laws) any of Owner's confidential data, whether related to the Project or to general business matters, which shall come into their possession or knowledge. In addition, Manager agrees that it shall cause all documents, drawings, plans or other materials developed by Owner in connection with the Project to be returned to the Owner in the event of termination of this Agreement and that Manager shall not make use of such information in connection with the Project or any other undertaking by Manager without the prior express written consent of Owner.

SECTION 16.05  GAMING APPLICATIONS

     Manager agrees to use its best efforts to expeditiously prepare and file all gaming license applications necessary for it to perform its obligations under this Agreement.

SECTION 16.06  COMPLIANCE WITH OTHER AGREEMENT

     Manager  agrees  to comply with all terms of  the  Agreement between Owner and Rockingham, the Administrative Agreement Between Owner and Manager, and the Trademark Services Agreement between Showboat, Inc., and Owner, each dated as of the date hereof.

          ARTICLE 17.    AFFIRMATIVE COVENANTS OF OWNER

     Owner hereby covenants and agrees that so long as this Agreement remains in effect:

SECTION 17.01  CORPORATE STATUS

     Owner shall preserve and maintain its corporate rights, franchises and privileges as a limited liability company in New
Hampshire, including without limitation its right to own a gaming establishment.

SECTION 17.02  MAINTENANCE OF INSURANCE

     Owner shall, in accordance with the provisions of Article 11 of this Agreement, maintain insurance with responsible and reputable insurance companies or associations in such amounts and covering such risks as are usually carried by companies engaged in similar business and owning similar properties in the same general area in which Owner operates, and which may be necessary to satisfy the requirements of Owner's lenders, as well as the mutual approvals and agreements of the parties hereto as is specified in Article 11 hereof.

SECTION 17.03  COMPLIANCE WITH LAWS

     Owner shall comply in all material respects with all applicable laws, rules, regulations and orders of all states, counties, and municipalities in which such party conducts business related to the Project, including, without limitation, any laws, rules, regulations, orders and requests for information of the Gaming Authority, the Nevada Gaming Authorities, Gaming Authorities, the New Jersey Casino Control Commission, and the New South Wales Casino Control Authority. Owner shall also follow applicable federal laws, rules, and regulations.

     In  connection with this Agreement, Owner acknowledges  that certain casino gaming licenses are currently issued to and held by Manager's Affiliates by the States of Nevada and New Jersey, and the State of New South Wales, Australia, and Manager or its Affiliates may in the future apply for gaming licenses in additional states or foreign countries. The laws of such jurisdictions may require Manager to disclose private or otherwise confidential information about Owner and its respective principals, lenders and Affiliates. Owner agrees to refrain from all conduct that may negatively affect such licenses or license applications. Owner further agrees that this Agreement shall terminate immediately at Manager's option if any representative, agent or Affiliate of Owner is required to be licensed, qualified or found suitable by Nevada, New Jersey, New South Wales or other gaming authority and is denied such status by such gaming authority; provided, however, that upon the termination of any such agreement, Owner shall be obligated to reimburse Manager immediately for any Management Fees and all other amounts due to Manager under this Agreement.

SECTION 17.04  COOPERATION WITH GAMING AUTHORITIES

     Owner shall use its best efforts to cause its officers, directors, employees and stockholders to provide any gaming authority which governs or may govern gaming facilities of Affiliates of Manager with necessary documents and information.

SECTION 17.05  CONFIDENTIAL INFORMATION

     Owner agrees for itself and its Affiliates, agents, representatives and consultants to hold in the strictest confidence and not to disclose to any person, entity, party, firm or corporation (other than agents or representatives of Owner who are also bound by this section) without the prior express written consent of Manager (except as such disclosures are required in applications or by applicable securities or gaming laws) any of Manager's confidential data, whether related to the Project or to general business matters, which shall come into their possession or knowledge. In addition, Owner agrees that it shall cause all documents, drawings, plans or other materials developed by Manager in connection with the Project to be returned to the Manager in the event of termination of this Agreement and that Owner shall not make use of such information in connection with the Project or any other undertaking by Owner without the prior express written consent of Manager.

SECTION 17.06  COMPLIANCE WITH LOAN COVENANTS

     Owner shall comply with and be bound by and shall not breach or default under any of the terms, covenants or provisions of any mortgage, loan, financing or debt covenant applicable to it.

SECTION 17.07  NON-INTERFERENCE

     Owner agrees and shall use its best efforts to cause its shareholders, directors, officers, and employees to not interfere with or attempt to influence day-to-day operations of the Project
(except in accordance with this Agreement).

SECTION 17.08  GAMING APPLICATIONS

     Owner agrees to use its best efforts to expeditiously prepare and file all gaming license applications necessary for it to perform its obligations under this Agreement.

SECTION 17.09  TITLE/QUIET ENJOYMENT

     Owner represents and covenants that it has acquired, or will acquire before the commencement of any construction of the Project and thereafter, and will maintain a valid and continuing fee estate for the Project subject to the Cooperation Agreement and the exceptions permitted in the Limited Liability Company Agreement. Owner covenants, during the Term that Manger shall and may peaceably possess and quietly enjoy the Project in accordance with the terms of this Agreement, free from molestation, eviction and disturbance by Owner or by any other Person. Owner shall, at Owner's expense, undertake and prosecute all actions, judicially or otherwise, required to assure such quiet enjoyment and peaceable possession by Manager.

          ARTICLE 18.    REPRESENTATIONS AND WARRANTIES

SECTION 18.01  OWNER CORPORATE STATUS

     Owner represents and warrants that it is a limited liability company duly organized, validly existing and in good standing under the laws of the state of New Hampshire, that Owner has full corporate power and authority to enter into this Agreement and perform its obligations hereunder, and that the officers of Owner who executed this Agreement on behalf of Owner are in fact officers of Owner and have been duly authorized by Owner to execute this Agreement on its behalf.

SECTION 18.02  MANAGER CORPORATE STATUS

     Manager represents and warrants that it is a corporation duly organized, validly existing and in good standing under the laws of the state of Nevada, and qualified to do business in the State of New Hampshire, that Manager has full corporate power and authority to enter into this Agreement and perform its obligations hereunder, and that the officers of Manager who executed this Agreement on behalf of Manager are in fact officers of Manager and have been duly authorized by Manager to execute this Agreement on its behalf.

SECTION 18.03  AUTHORIZATION/NO CONFLICT

     The   execution,  delivery  and  performance  by  Owner  and
Manager, as applicable, of this Agreement has been duly authorized by all necessary corporate action (including any necessary stockholder action) on the part of Owner and Manager, as applicable, and no further action or approval is required in order to constitute this Agreement as the valid and binding obligations of Owner and Manager, enforceable in accordance with its terms. The execution, delivery and performance of this Agreement by Owner and Manager, as applicable, does not and will not (a) violate or conflict with any provisions of their respective articles of incorporation or bylaws, or of any law, rule, regulation of the Gaming Authorities, or any order, writ, judgment, decree, determination, or award presently in effect having applicability to Owner or Manager; (b) result in a breach of any condition or provision of, or constitute a default under, any indenture, loan or credit agreement or any other agreement or instrument to which Owner or Manager is a party or by which Owner or Manager may be bound or affected; or (c) result in, or require, the creation or imposition of any lien, claim, charge or encumbrance of any nature upon or with respect to any of the properties now owned or hereafter acquired by Owner or Manager.

SECTION 18.04  PERMITS/APPROVALS

     Owner and Manager possess adequate franchises, licenses, permits, orders and approvals of all federal, state and local governmental or regulatory bodies required for them to carry on their businesses as presently conducted; all of such franchises, licenses, permits, orders and approvals are in full force and effect, and no suspension or cancellation of any of them is threatened;  and  none  of  such franchises,  licenses,  permits, orders or approvals will be adversely affected by the consummation of the transactions contemplated by this Agreement.

SECTION 18.05  ACCURACY OF REPRESENTATIONS

     No representation or warranty of Owner or Manager in this Agreement nor any information, exhibit, memorandum, schedule or report furnished by Owner or Manager in connection with this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements of fact contained therein not misleading.

SECTION 18.06  MAINTENANCE OF GAMING AND OTHER LICENSES

     Owner and Manager agree to provide the other party with copies of all applications, reports, letters, and other documents filed or provided to the Gaming Authorities. Both parties agree to use their best efforts to secure and maintain any license needed for the operation of the Project.

SECTION 18.07  CONDITION OF PROJECT DURING TERM

     During the Term of this Agreement, Owner shall maintain the Project in first-class condition and repair. All areas of the Project shall be adequately illuminated and adequately patrolled by security guards.

SECTION 18.09  IMPAIR REPUTATION

     Owner will do nothing to embarrass or impair Manager's good name and reputation. Manager will do nothing to embarrass or impair Owner's good name and reputation.

                   ARTICLE 19.    ARBITRATION

SECTION 19.01  APPOINTMENT OF ARBITRATORS

     IF ANY DISPUTE SHALL ARISE OR IF ANY ISSUE LEFT OPEN HEREUNDER CANNOT BE RESOLVED BETWEEN THE PARTIES HERETO, SUCH DISPUTE IS TO BE REFERRED FIRST TO A COMMITTEE OF FOUR PERSONS WHO SHALL MEET IN AN ATTEMPT TO RESOLVE SAID DISPUTE OR OPEN ISSUE. THE COMMITTEE SHALL CONSIST OF TWO PERSONS APPOINTED BY ROCKINGHAM AND TWO PERSONS APPOINTED BY MANAGER. IF AN AGREEMENT CANNOT BE REACHED TO RESOLVE THE DISPUTE BY THE COMMITTEE, THE DISPUTE OR OPEN ISSUE WILL BE RESOLVED BY BINDING ARBITRATION BEFORE ARBITRATORS HAVING NOT LESS THAN 10 YEARS EXPERIENCE IN THE GAMING INDUSTRY. ANY AWARD OF THE ARBITRATORS MAY BE FILED IN A COURT OF LAW AS A FINAL JUDGMENT. ANY SUCH ARBITRATION SHALL BE IN ACCORDANCE WITH THE RULES AND REGULATIONS ADOPTED BY THE AMERICAN ARBITRATION ASSOCIATION OR AS THE PARTIES OTHERWISE AGREE. EITHER PARTY MAY SERVE UPON THE OTHER PARTY A WRITTEN NOTICE OF THE DEMAND DISPUTE OR APPRAISAL TO BE RESOLVED PURSUANT TO THIS ARTICLE. WITHIN THIRTY (30) DAYS AFTER THE GIVING OF SUCH NOTICE, EACH OF THE PARTIES HERETO SHALL NOMINATE AND APPOINT AN ARBITRATOR (OR APPRAISER, AS THE CASE MAY BE) AND SHALL NOTIFY THE OTHER PARTY IN WRITING OF THE NAME AND ADDRESS OF THE ARBITRATOR SO CHOSEN. UPON THE APPOINTMENT OF THE TWO ARBITRATORS AS HEREINABOVE PROVIDED, SAID TWO ARBITRATORS SHALL FORTHWITH, WITHIN FIFTEEN (15) DAYS AFTER THE APPOINTMENT OF THE SECOND ARBITRATOR, AND BEFORE EXCHANGING VIEWS AS TO THE QUESTION AT ISSUE, APPOINT IN WRITING A THIRD ARBITRATOR ("SELECTED ARBITRATOR") AND GIVE WRITTEN NOTICE OF SUCH APPOINTMENT TO EACH OF THE PARTIES HERETO. IN THE EVENT THAT THE TWO ARBITRATORS SHALL FAIL TO APPOINT OR AGREE UPON THE SELECTED ARBITRATOR
WITHIN SAID FIFTEEN (15) DAY PERIOD, THE SELECTED ARBITRATOR SHALL BE SELECTED BY THE PARTIES THEMSELVES IF THEY SO AGREE UPON SUCH SELECTED ARBITRATOR WITHIN A FURTHER PERIOD OF TEN (10) DAYS. IF A SELECTED ARBITRATOR SHALL NOT BE APPOINTED OR AGREED UPON WITHIN THE TIME HEREIN PROVIDED, THEN EITHER PARTY ON BEHALF OF BOTH MAY REQUEST SUCH APPOINTMENT BY THE AMERICAN ARBITRATION ASSOCIATION (OR ITS SUCCESSOR OR SIMILAR ORGANIZATION IF THE AMERICAN ARBITRATION ASSOCIATION IS NO LONGER IN EXISTENCE). OWNER AND MANAGER SHALL SHARE EQUALLY THE COST OF THE SELECTED ARBITRATOR. SAID ARBITRATORS SHALL BE

SWORN FAITHFULLY AND FAIRLY TO DETERMINE THE QUESTION AT ISSUE. THE ARBITRATORS SHALL AFFORD TO OWNER AND MANAGER A HEARING AND THE RIGHT TO SUBMIT EVIDENCE, WITH THE PRIVILEGE OF CROSS-EXAMINATION, ON THE QUESTION AT ISSUE, AND SHALL WITH ALL POSSIBLE SPEED MAKE THEIR DETERMINATION IN WRITING AND SHALL GIVE NOTICE TO THE PARTIES HERETO OF SUCH DETERMINATION. THE CONCURRING DETERMINATION OF ANY TWO OF SAID THREE ARBITRATORS SHALL BE BINDING UPON THE PARTIES, OR, IN CASE OF NO TWO OF THE ARBITRATORS SHALL RENDER A CONCURRING DETERMINATION, THEN THE DETERMINATION OF THE SELECTED ARBITRATOR SHALL BE BINDING UPON THE PARTIES HERETO. EACH PARTY SHALL PAY THE FEES OF THE
ARBITRATOR APPOINTED BY IT, AND THE FEES OF THE SELECTED ARBITRATOR SHALL BE DIVIDED EQUALLY BETWEEN OWNER AND MANAGER.

SECTION 19.02  INABILITY TO ACT

     IN THE EVENT THAT AN ARBITRATOR APPOINTED AS AFORESAID SHALL THEREAFTER DIE OR BECOME UNABLE OR UNWILLING TO ACT, HIS SUCCESSOR SHALL BE APPOINTED IN THE SAME MANNER PROVIDED IN THIS ARTICLE FOR THE APPOINTMENT OF THE ARBITRATOR SO DYING OR BECOMING UNABLE OR UNWILLING TO ACT.

              ARTICLE 20.    DEFAULT/STEP-IN RIGHTS

SECTION 20.01  DEFINITION

     The occurrence of any one or more of the following events which is not cured within the time permitted shall constitute a default under this Agreement (hereinafter referred to as a "Default" or an "Event of Default") as to the party failing in the performance or effecting the breaching act.

SECTION 20.02  MANAGER'S DEFAULTS

     If Manager shall (a) fail to perform or materially comply with any of the covenants, agreements, terms or conditions contained in this Agreement applicable to Manager (other than monetary payments) and such failure shall continue for a period of thirty (30) days after written notice thereof from Owner to Manager specifying in detail the nature of such failure, or, in the case such failure is of a nature that it cannot, with due diligence and good faith, be cured within thirty (30) days, if Manager fails to proceed promptly and with all due diligence and in good faith to cure the same and thereafter to prosecute the curing of such failure to completion with all due diligence within ninety (90) days thereafter, or (b) take or fail to take any action to the extent required of Manager under this Agreement that creates a default under or breach of any loan document, any related contract or any requirement of the Gaming Authorities, unless Manager cures such default or breach prior to the expiration of applicable notice, grace and cure periods, if any; provided, however, that Manager shall only be required to cure any defaults with respect to which Manager has a duty hereunder. If the only result of the failure by Manager to act is a monetary loss to Owner which is not otherwise capable of being cured by Manager, then Manager shall not be in Default if Manager reimburses Owner for such losses within ten (10) Business Days of incurring such loss or otherwise protects Owner against such loss in a manner reasonably acceptable to Owner.

SECTION 20.03  STEP-IN RIGHTS

     (a) If Owner funds are available, and Manager fails to pay when due any amount which it is Manager's responsibility to pay pursuant to this Agreement, then Owner, after five (5) Business Days written notice to Manager with respect to any Operating Expense, and with respect to non-Operating Expense with such notice, if any, as may be reasonable under the circumstances
(except in the event that Manager has exposure to potential liability in connection with making such payments in which case Owner shall give Manager two (2) days written notice), and without waiving or releasing Manager from any responsibility of Manager hereunder, Owner may (but shall not be required to) pay such amounts (including fines, penalty, interest and late payment fees) and take all such action as may be necessary in respect thereof. Manager shall, following such payments by Owner, promptly reimburse Owner from the Bank Accounts to the extent funds are available the amount which Manager failed to pay when due. In addition, unless Manager has not acted with reasonable diligence in failing to make such payments then, to the extent that Manager's lack of reasonable diligence in this connection has resulted in fines, penalty, interest or late payment fees in excess of Twenty-Five Thousand and no/100ths Dollars ($25,000.00) in any twelve (12) month period, then Manager shall immediately disburse to Owner from Gross Revenue, following such payments by Owner, such amounts as may be necessary to reimburse Owner for such payments and Manager shall promptly deposit into the appropriate Bank Accounts, from Manager's own funds, the full amount of any fines, penalty, interest or late payment fees paid in connection therewith.

     (b) If Manager fails to take any action which it is Manager's responsibility under this Agreement to take and the result is to expose the Project to a material loss or patrons to a material risk of physical safety, then Owner, upon five (5) days written notice to Manager (except in any emergency in which case Owner shall give Manager such notice, if any, as is reasonable under the circumstances), without saving or releasing Manager from any obligation of Manager hereunder, may (but shall not be required to) take such actions as may be necessary to preserve Owner's assets from such a material loss and/or to protect the patrons. Manager shall, following any payments by Owner made with respect to such actions, promptly reimburse Owner from the Bank Accounts, to the extent funds are available, the amount which Owner has expended. In addition, unless Manager has acted with reasonable diligence in failing to take such action then, to the extent that Manager's lack of reasonable diligence in this connection has resulted in fines or late payment fees in excess of Twenty-Five Thousand and no/100ths Dollars ($25,000.00) in any twelve month period, then Manager shall immediately disburse to Owner from Gross Revenue, following payment of such amounts by Owner, such amounts as are necessary to reimburse Owner for any fines or late payment fees by Owner in connection with taking such action on Manager's behalf and Manager shall also deposit into the appropriate Bank Account, from Manager's own funds, the full amount of such payment made to Owner.

SECTION 20.04  OWNER'S DEFAULT

     If Owner shall (a) fail to make any monetary payment required under this Agreement, including, but not limited to, debt service, Incentive Management Fee or Owner's Advances, on or before the due date recited herein and said failure continues for five (5) Business Days after written notice from Manager specifying such failure, (b) fail to pay the entire Management Fee for a period of six (6) months, or
(c) fail to perform or materially comply with any of the other covenants, agreements, terms or conditions contained in this Agreement applicable to Owner (other than monetary payments) and such failure shall continue for a period of thirty (30) days after written notice thereof from Manager to Owner specifying in detail the nature of such failure, or, in the case such failure is of a nature that it cannot, with due diligence and good faith, cure within thirty (30) days, if Owner fails to proceed promptly and with all due diligence and in good faith to cure the same and thereafter to prosecute the curing of such failure to completion with all due diligence within ninety (90) days thereafter.

SECTION 20.05  BANKRUPTCY

     If either party (i) applies for or consents to the appointment of a receiver, trustee or liquidator of itself or any of its property, (ii) makes a general assignment for the benefit of creditors, (iii) is adjudicated a bankrupt or insolvent, or
(iv) files a voluntary petition in bankruptcy or a petition or an answer seeking reorganization or an arrangement with creditors, takes advantage of any bankruptcy, reorganization, insolvency, readjustment of debt, dissolution or liquidation Law, or admits the material allegations of a petition filed against it in any proceedings under any such law.

SECTION 20.06  REORGANIZATION/RECEIVER

     If an order, judgment or decree is entered by any court of competent jurisdiction approving a petition seeking reorganization of Manager or Owner, as the case may be, or appointing a receiver, trustee or liquidator of Manager or Owner, as the case may be, or of all or a substantial part of any of the assets of Manager or Owner, as the case may be, and such order, judgment or decree continues unstayed and in effect for a period of sixty (60) days from the date of entry thereof.

SECTION 20.07  DELAYS AND OMISSIONS

     No delay or omission as to the exercise of any right or power accruing upon any Event of Default shall impair the non-defaulting party's exercise of any right or power or shall be construed to be a waiver of any Event of Default or acquiescence therein.

SECTION 20.08  DISPUTES IN ARBITRATION

     Notwithstanding the provisions of this Article 19, any occurrence which would otherwise constitute an Event of Default hereunder shall not constitute an Event of Default for so long as such dispute is subject to arbitration pursuant to the arbitration provisions of Article 19.

                   ARTICLE 21.    TERMINATION

SECTION 21.01  TERMINATING EVENTS

     This Agreement shall terminate upon the occurrence of the following:

     (a) in the event of a terminating event specified in the Limited Liability Company Agreement or the date on which an Affiliate of Manager no longer owns an equity interest in Owner;

     (b) upon the occurrence of an Event of Default under this Agreement and the time to cure has lapsed; or

     (c) upon a change in the ownership of the Manager or its Affiliates resulting in a change in the control of the Manager, unless Owner consents within thirty (30) days prior to the change in control of Manager or its Affiliates, which consent may not be unreasonably withheld, in writing to such change in control. For purposes of this section, "control" means the possession, directly of indirectly, of the power to direct or cause the direction of the management and policies of a person or entity, whether through the ownership of voting securities, by contract or otherwise. Control shall have deemed to occur where a Person owns more than 35% or more of a publicly traded corporation, or more than 50% of a non-publicly traded corporation .

     (d)  upon the occurrence of a taking as specified in Article
13.

SECTION 21.02  NOTICE OF TERMINATION

     In the event of an occurrence specified in Section 21.01(a)-
(b), either Manager or Owner, as appropriate, shall terminate this Agreement by giving five (5) days written notice, and the Term of this Agreement shall expire by limitation at the expiration of said last day specified in the notice as if said date was the date herein originally fixed for the expiration of the Term.

SECTION 21.03  REMEDIES UPON TERMINATION.

     (a) Prior to Commencing Gaming Operations. In the event that this Agreement is terminated prior to commencing gaming operations and if the termination is not the result of an Event of Default caused by Manager, Owner shall reimburse Manager all Manager's Pre-Opening Expenses.

     (b) After Commencement of Gaming Operations. Owner shall pay to Manager all earned Management Fees.

SECTION 21.04  DELIVERY OF PROJECT

     Upon termination of this Agreement for any reason, Manager shall assign and transfer to Owner all of Manager's rights, title, and interest in and to all transferable licenses and permits with respect to the operation of the Project, save and except the "Showboat Trademark" which will and shall remain the property of Manager. Manager shall peacefully vacate the Project. No signs or personalized property bearing the "Showboat Trademark" shall be purchased or used by Owner without prior written arrangements between Owner and Manager, which may need a license from its parent company, Showboat, Inc. Upon surrender, any exterior signs inscribed with the "Showboat Trademark" shall be removed as soon as is practicable, and in any event within fifteen (15) days of the date of termination. Additionally, any personalized property bearing a "Showboat Trademark" (including without limitation, ashtrays, office supplies, linen, glassware, paper goods, promotional items, guest checks, uniforms, carpets, and upholstery) shall also be removed as soon as practicable, and in any event within thirty (30) days of the date of termination.

               ARTICLE 22.    HAZARDOUS MATERIALS

SECTION 22.01  NO HAZARDOUS MATERIALS

     Prior to Construction, Owner will provide Manager with an Environmental Site Assessment Phase I Investigation relating to the Project. Owner will represent and warrant after inquiry and investigation prior to the completion of Construction, that: (i) any handling, removing, transportation, storage, treatment or usage of Hazardous Materials or toxic substances that has occurred in the Project to date has been in compliance with all applicable federal, state and local laws, regulations and ordinances; (ii) no leak, spill, release, discharge, emission or disposal of Hazardous Materials or toxic substances has occurred in the Project to date; and (iii) the Project is free of asbestos, toxic or Hazardous Materials as of the date that the term of this Agreement commences.

SECTION 22.02  COMPLIANCE WITH LAWS

     Owner agrees to comply with all federal, state and local environmental and real estate laws, including the Americans With Disabilities Act relating to Owner's construction, ownership, management and operation of the Project. Manager agrees to comply with all federal, state and local environmental and real estate laws, including the Americans With Disabilities Act relating to Manager's management and operation of the Project. All expenses incurred in such compliance shall be Operating Expenses.

SECTION 22.03  INDEMNIFICATION BY OWNER

     Owner agrees to indemnify, defend and hold Manager and its officers, employees and agents harmless from any claims, judgments, damages, penalties, fines, costs, liabilities (including sums paid in settlements of claims) or loss including reasonable attorneys' fees, consultant fees, and expert fees (consultants and experts to be selected by Manager) which arise during or after the Term as a result of any breach of Owner's representation and warranty contained in Section 22.01 or as a result of Owner's failure to perform its covenant contained in
Section 22.02. Without limiting the generality of the foregoing, the indemnification provided by this Section shall specifically cover costs incurred in connection with any investigation of site conditions or any clean-up, remedial, removal or restoration work required by any federal, state or local governmental agency or political subdivision because of the presence or suspected presence of asbestos, other toxic or Hazardous Material in the Project, or the soil, groundwater or soil vapor on or under the Project, unless the Hazardous Materials are present solely as a result of the actions of Manager, its officers, shareholders, employees or agents. The foregoing indemnity shall survive the expiration or earlier termination of this Agreement.

Section 22.04  Indemnification by Manager

     Manager agrees to indemnify, defend and hold Owner and its officers, employees and agents harmless from any claims, judgments, damages, penalties, fines, costs, liabilities (including sums paid in settlements of claims) or loss including reasonable attorneys' fees, consultant fees, and expert fees (consultants and experts to be selected by Owner) which arise during or after the Term as a result of any breach of Manager's representation and warranty contained in Section 22.02. Without limiting the generality of the foregoing, the indemnification provided by this

Section shall specifically cover costs incurred in connection with any investigation of site conditions or any clean-up, remedial, removal or restoration work required by any federal, state or local governmental agency or political subdivision because of the presence or suspected presence of asbestos, other toxic or Hazardous Material in the Project, or the soil, groundwater or soil vapor on or under the Project, unless the Hazardous Materials are present solely as a result of the actions of Owner, its officers, shareholders, employees or agents. The foregoing indemnity shall survive the expiration or earlier termination of this Agreement.

SECTION 22.05  HAZARDOUS MATERIAL DEFINED

     "Hazardous Material," as used in this Agreement, shall be any substance or material if defined or designated as a hazardous or toxic substance, or other similar term, by any federal, state or local law, statute, regulation, or ordinance affecting the Project.

                     ARTICLE 23.    NOTICES

     All notices provided for in this Agreement or related to this Agreement, which either party desires to serve on the other, shall be in writing, and any and all notices or other papers or instruments related to this Agreement shall be deemed sufficiently served or delivered on the date of mailing if sent
(i) by United States registered or certified mail (return receipt requested), postage prepaid, in an envelope properly sealed, (ii) by a facsimile transmission where written acknowledgment of receipt of such transmission is received and a copy of the transmission is mailed with postage prepaid, or (iii) by a nationally recognized overnight delivery service provided for receipted delivery, addressed as follows:

     Owner:                          Manager:
      Showboat Rockingham Company,    Showboat Operating Company
       L.L.C.                         Vice President Finance and
      c/o President and Chief          Chief Financial Officer
       Executive Officer              2800 Fremont Street
      Showboat New Hampshire Inc.     Las Vegas, NV  89104
      6601 Ventnor Avenue
      Ventnor, NJ  08046

     Rockingham:                     with a copy to:
      Joseph E. Carney, Jr.           John N. Brewer, Esq.
      President                       Kummer Kaempfer Bonner &
      Rockingham Venture, Inc.         Renshaw
      Rockingham Park                 3800 Howard Hughes Parkway
      Rockingham Park Boulevard       Seventh Floor
      Salem, NH  03079                Las Vegas, NV  89109



     Either Owner or Manager may change the address or name of addressee applicable to subsequent notices (including copies of said notices as hereinafter provided) or instruments or other papers to be served upon or delivered to the other party, by giving notice to the other party as aforesaid, provided that notice of such change shall not be effective until the fifth
(5th) day after mailing or facsimile transmission.

                  ARTICLE 24.    MISCELLANEOUS

SECTION 24.01  TIME OF THE ESSENCE

     Time is of the essence with respect to all time periods set forth in this Agreement.

SECTION 24.02  HEIRS, SUCCESSORS, ASSIGNS

     Except as otherwise provided herein, each provision hereof shall extend to and shall, as the case may require, bind and inure to the benefit of the parties' heirs, executors, administrators, permitted successors, permitted assigns and legal representatives.

SECTION 24.03  CONSTRUCTION

     All of the provisions of this Agreement shall be deemed and construed to be conditions as well as covenants as though in words specifically expressing or importing covenants and conditions for use in each separate provision hereof. The language in all parts of this Agreement shall be in all cases construed simply according to its fair meaning, and not strictly for or against Owner or Manager. This Agreement shall be construed without regard to any presumption or other rule requiring construction against the party causing the same to be drafted.

SECTION 24.04  GOVERNING LAW

     This Agreement shall be governed by, construed and enforced in accordance with the laws of the State of New Hampshire without reference to its choice of law provisions.

SECTION 24.05  SEVERABILITY

     Should any portion of this Agreement be declared invalid or unenforceable, then such portion shall be deemed to be severed from this Agreement and shall not affect the remainder thereof.

SECTION 24.06  RELATION OF THE PARTIES

     Nothing in this Agreement shall be construed as creating a tenancy, ownership, limited partnership, joint venture, or any other relationship between the parties hereto other than as principal and agent. All debts and liabilities incurred by Manager within the scope of the authority granted and permitted hereunder in the course of its management and operation of the Project shall be the debts and liabilities of Owner only, and Manager shall not be liable for such debts and liabilities except as specifically stated to the contrary herein.

SECTION 24.07  NO BROKER OR FINDER

     Each party represents to the other that it has not engaged any finder, broker or agent for whose commission or fee the other party could be liable. Each party covenants and agrees to indemnify and hold the other party free and harmless at all times in respect of any and all liabilities, actions, suits, proceedings, demands, assessments, judgments, costs and expenses, including attorneys fees, arising from, by reason of, or in connection with any fees, commissions or other compensation which shall be alleged to be due to any finder, broker, agent or other similar representative in connection with this transaction, if the person is found to have been engaged by either party or if such services are found to have been provided at the request of either party.

SECTION 24.08  ATTORNEYS' FEES

     Should either party institute an arbitration, action or proceeding to enforce any provisions hereof or for other relief due to an alleged breach of any provision of this Agreement, the prevailing party shall be entitled to receive from the other party all costs of the action or proceeding and reasonable attorneys fees.

SECTION 24.09  ENTIRE AGREEMENT

     This Agreement covers in full each and every agreement of every kind or nature whatsoever between the parties hereto concerning this Agreement, and all preliminary negotiations and agreements, whether verbal or written, of whatsoever kind or nature are merged herein. No oral agreement or implied covenant shall be held to vary the provisions hereof, any statute, law or custom to the contrary notwithstanding.

SECTION 24.10  COUNTERPARTS

     This Agreement may be executed in two or more counterparts and shall be deemed to have become effective when and only when all parties hereto have executed this Agreement, although it shall not be necessary that any single counterpart be signed by or on behalf of each of the parties hereto, and all such counterparts shall be deemed to constitute but one and the same instrument.

SECTION 24.11  FORCE MAJEURE

     Whenever this Agreement requires an act to be performed within a specified time period or to be completed diligently, such periods are subject to "unavoidable delays." Unavoidable delays include delays caused by acts of God, acts of war, civil commotions, riots, strikes, lockouts, acts of government in either its sovereign or contractual capacity, perturbation in telecommunications transmissions, inability to obtain suitable labor or materials, accident, fire, water damages, flood, earthquake, or other natural catastrophes.

SECTION 24.12  NO WARRANTIES

     Manager shall use its best efforts to render the services contemplated by this Agreement in good faith to Owner, but hereby explicitly disclaims any and all warranties, express or implied, including but not limited to the success or profitability of the Project.

SECTION 24.13  HEADINGS

     Headings or captions have been inserted for convenience of reference only and are not to be construed or considered to be a part hereof and shall not in an way modify, restrict or amend any of the terms or provisions hereof.

SECTION 24.14  WAIVER

     The waiver by one party of any default or breach of any of the provisions, covenants or conditions hereof of the part of the other party to be kept and performed shall not be a waiver of any preceding or subsequent breach or any other provisions, covenants or conditions contained herein.

     DATED as of the day first above written.

"Manager"                        "Owner"

SHOWBOAT OPERATING COMPANY,      SHOWBOAT ROCKINGHAM COMPANY,
a Nevada corporation             L.L.C., a limited liability
                                  company, by Showboat
                                 New Hampshire, Inc., its Manager


By: /s/ Leann Schneider          By:_____________________________
   Treasurer

    ACKNOWLEDGED AND AGREEDTO
    WITH RESPECT TO ARTICLE 7 ONLY:

ROCKINGHAM VENTURE, INC.,
a New Hampshire corporation


By:_________________________

                ADMINISTRATIVE SERVICES AGREEMENT


     This Administrative Services Agreement ("Agreement"), dated as of the 27th day of July, 1995, between Showboat Operating Company, a Nevada corporation whose principal office is located at 2800 Fremont Street, Las Vegas, Nevada 89104 ("Showboat"), and Showboat Rockingham Company, LLC, a New Hampshire limited liability company whose principal office is located at Rockingham Park Boulevard, Salem, New Hampshire 03079 ("Owner").

                      W I T N E S S E T H:

     WHEREAS,  Showboat  and its management  are  experienced  in
providing  corporate  administrative  services  to  casinos   and
restaurant operations; and

     WHEREAS, Owner contemplates that the state of New Hampshire may enact gaming legislation and, if permitted by such legislation and licensed by the appropriate licensing authority, construct a gaming facility at Rockingham Park (the "Project"); and

     WHEREAS, Owner has appointed Showboat as the manager and operator of the Project; and

     WHEREAS, Owner desires to engage Showboat to render certain corporate administrative services to Owner in order for Owner to manage and operate the Project all as more fully described herein; and

     WHEREAS, Showboat desires to render such services to  Owner;
and

     WHEREAS, the parties hereto are desirous of setting forth the terms of compensation for the services to be rendered by Showboat hereunder; and

     NOW, THEREFORE, in consideration of the mutual covenants and agreements of the parties herein contained, the parties agree as follows:

              ARTICLE 1.0 - SERVICES TO BE PROVIDED

     1.1.  THE SERVICES.  Upon the terms and conditions described
herein,   Showboat   shall  provide  to   Owner   the   corporate
administrative services (the "Services") set forth in Exhibit A, which is attached hereto and made a part hereof.

     1.2. CONTINUED OWNER PERFORMANCE. Any Services to be performed by Showboat hereunder shall not be performed as a substitute for Owner performance, but shall assist, support or supplement the routine functions and responsibilities of the employees, officers and Managers of Owner.

     1.3. SHOWBOAT PERSONNEL. All Showboat personnel engaged to render the Services shall remain the employees of Showboat, and Showboat shall be responsible for their compensation and for withholding federal or state income taxes. The costs and expenses incurred by Showboat for consultants, agents and independent contractors selected and engaged to perform Services for Owner shall be engaged directly by Owner and paid directly by Owner or reimbursed to Showboat upon demand. Any such consultants, agents and independent subcontractors shall separately invoice and account for Services to Owner. To the extent that Showboat itself or any Showboat personnel, other than consultants, agents and independent contractors, must be licensed or approved by the authorized gaming authority in the State of New Hampshire, however, Owner shall bear the expense of obtaining such regulatory approvals and Showboat shall cooperate fully in order to obtain all necessary regulatory approvals.

     1.4. SHOWBOAT PERFORMANCE/RESPONSIBILITY. Showboat undertakes to provide the Services hereunder with the same degree of care and diligence it uses in providing such Services for its own operations. In providing the Services hereunder, Showboat shall not be liable to Owner for errors or omissions hereunder except to the extent that such errors and omissions constitute gross negligence or willful misconduct. Under no circumstances shall any of Showboat's employees, officers, agents, directors, or stockholders be liable to Owner for any errors or omissions by Showboat hereunder.

              ARTICLE 2.0 - PAYMENT OF COMPENSATION

     2.1. FEES. Owner shall pay to Showboat fees for the Services rendered hereunder equal to one percent (1%) of Owner's Earnings before any interest expense, income taxes, capital lease rentals, depreciation and amortization. Earnings shall have the meaning specified in that certain Management Agreement among Showboat, Owner and Rockingham Venture, Inc. dated as of the date hereof (the "Management Agreement"). Showboat and owner agree that the fees provided for by this Section 2.1 constitute their good faith determination of the fair market value of such services.

     2.2. PARTIAL YEARS. Fees for partial fiscal years and months hereunder shall be prorated.

     2.3. TAXES. Showboat and Owner agree that in the event any tax or assessment (other than any such tax or assessment on income) is required to be paid as a result of the performance of the Services by Showboat hereunder, Owner shall be solely responsible for the payment of such tax or assessment.

     2.4. FISCAL YEAR: BOOKS AND RECORDS. Owner shall keep at its usual place of business books and records relating to gross revenues and the payment to be made hereunder containing such true entries as may be necessary or proper to ascertain the amount of payments to be made to Showboat hereunder. Owner shall produce, during normal business hours, said books and records and make them available for inspection or audit by duly authorized agents of Showboat, shall permit such agents to make copies thereof, and shall give such information as may be necessary or proper to enable the amount of payment due hereunder to be ascertained and verified.

               ARTICLE 3.0 - TERM AND TERMINATION

     3.1. TERM. The term of this Agreement shall begin as of the date hereof and shall continue for a term of the earlier to occur of (i) 50 years or (ii) the termination of the Management
Agreement.

     3.2. FORCE MAJEURE. Neither party shall be liable in any manner for failure or delay of performance of all or any part of this Agreement, directly or indirectly, owing to an act of God, governmental orders or restrictions, strikes or other labor disturbances, riots, embargoes, revolutions, wars (declared or undeclared), sabotage, fires, floods, or any other causes or circumstances beyond the control of the parties. The party suffering such delay or failure shall give prompt notice to the other party and shall exert its best efforts to remove the causes or circumstances of nonperformance with all possible dispatch. If any of the causes or circumstances above continue for more than six (6) months, either party hereto may elect to terminate this Agreement by written notice to the other party.

     3.3.    ACCRUED  PAYMENTS.   Termination  of  the  Agreement
pursuant to Section 3.2 hereof shall not affect the right of Showboat to any fees accrued hereunder prior to the date of such termination.

     3.4. REMEDIES. In the event that either party commits a material default of its obligations hereunder, the nondefaulting party may notify the defaulting party of such default. In the event that such default is not cured within thirty (30) days thereafter, the nondefaulting party shall be entitled to pursue any remedies available to it, including but not limited to, the termination of the Agreement upon notice to the defaulting party.

                ARTICLE 4.0 - GENERAL PROVISIONS

     4.1. OTHER SERVICES. Nothing in this Agreement shall be construed to prohibit Showboat from undertaking to provide additional services to Owner not described in this Agreement or in the exhibits hereto on terms and conditions (including the fees therefore) satisfactory to each of Showboat and Owner.

     4.2. INDEPENDENT PARTIES. Nothing in this Agreement shall be construed as creating a partnership or a joint venture between Showboat and Owner, or making either party an agent or employee of the other party, but in all of its operations hereunder Showboat shall be an independent contractor for Owner. No employee of Showboat who renders any service hereunder shall be considered, construed, or deemed to be an employee of Owner as a result thereof.

     4.3. INTEGRATION, MODIFICATION AND WAIVER. This Agreement constitutes the entire agreement between Showboat and Owner pertaining to the subject matter hereof and supersedes all prior understandings of the parties. No supplement, modifications or amendment of this Agreement shall be binding upon either Showboat or Owner unless executed in writing by each of them. No waiver of any of the provisions of this Agreement shall be deemed to be or shall constitute a continuing waiver. No waiver shall be binding unless executed in writing by the party making the waiver.

     4.4. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the internal laws of the state of New Hampshire without giving effect to the conflict of laws principles thereof.

     4.5. NOTICES. Any notice or other communication required or permitted under this Agreement shall be deemed given when: (a) it is personally delivered; (b) it is transmitted by telecopy, telex, or telegram with confirmation of receipt and a copy of the document transmitted is also mailed, to the recipient, postage prepaid; (c) the day after it is sent by a nationally recognized overnight courier service; or (d) five (5) days after it is sent by United States mail with postage prepaid, addressed to the respective party at its address set forth in the first paragraph of this Agreement, attention: President if for Showboat or General Manager if for Owner. Either party may change the address or telecopy number to which notices or other communications are to be given under this Agreement by furnishing the other party with written notice of such change in accordance with this
Section 4.5.

     4.6. BINDING EFFECT; ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. Neither party may assign this Agreement or any of its rights or obligations under this Agreement without the prior written consent of the other party.

     4.7. HEADINGS. The headings used in this Agreement are for convenience of reference only and are not intended to affect the interpretation of this Agreement.

     4.8. SEVERABILITY. If any provision of this Agreement or the application of any provision to any party or circumstance shall, to any extent, be adjudged invalid or unenforceable, the application of the remainder of such provision to such party or circumstance, the application of such provision to other parties or circumstances, and the application of the remainder of this Agreement shall not be affected thereby. Each provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

     4.9. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

     4.10. NO THIRD PARTY BENEFICIARIES. Nothing expressed or implied in this Agreement is intended, or shall be construed, to confer upon or give any person or entity, other than the parties hereto, any rights or remedies under or by the reason of the Agreement.

     4.11. NO WARRANTIES. Showboat shall use its best efforts to provide the services in good faith to Owner, but disclaims any and all warranties, express or implied, including, but not limited to, the success or profitability of the business conducted by Owner. Nothing contained herein shall be deemed to confer on Showboat the right or ability to manage Owner's business. Management of Owner's business shall solely be the function and responsibility of Owner.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their representatives thereunto duly authorized.

                         SHOWBOAT OPERATING COMPANY
                         a Nevada corporation

                         By: /s/ Leann Schneider
                            Name:
                            Title: Treasurer

                         SHOWBOAT ROCKINGHAM COMPANY, LLC,

                         By:______________________________
                            Name:

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                            EXHIBIT A

                     SERVICES TO BE PROVIDED


     Pursuant to the Administrative Services Agreement entered into by the Parties, Owner engages Showboat to render, or cause to be rendered, the following corporate administrative services in connection with Owner's operations.

     1. Human Resource services, including: provision of policy development and operating guidelines for standardization of operation philosophy and principles for employee management; and establishment of uniform controls for selection and licensing of key management personnel, compensation and benefits.

     2. Accounting and financial services, including: development of standards and procedures for internal audits and supervision; review and evaluation of internal audits; assistance with the development of policies, standards and procedures for accounting and supervision; and, provision of technical accounting advisory services and review of financial statements and other accounting records maintained by Owner.

     3. Data processing services, including: development of policies, standards and procedures governing data processing operations: assistance in the acquisition of software programs; coordination of hardware acquisitions; and, review and evaluation of data processing systems and operations.

     4. Tax planning and compliance, including: review of federal and state income tax returns; review of estimated tax payments; and assistance in the coordination of Internal Revenue
Service and state agency examinations.

     5. General administrative services, including: consultation on selection of consultants for strategic planning efforts; assistance in the evaluation and acquisition of insurance policies and establishment of standards and policies related to all insurance-related matters; assistance in the development of standards and policies related to safety programs and supervision of such programs; and such other administrative services as may be appropriate.

                   TRADEMARK LICENSE AGREEMENT


           THIS TRADEMARK LICENSE AGREEMENT (this "Agreement") made as of July 27, 1995, by and between Showboat, Inc., a Nevada corporation ("Licensor"), and Showboat Rockingham Company, LLC, a
New Hampshire limited liability company ("Licensee").

                            RECITALS

           A.  Licensor is the owner of the trademark "Showboat",
its   logos,  trademarks,  tradenames,  service  marks,  and  any variation or extension of such name ("Trademark").

           B. Licensor and Licensee desire that the Licensee be permitted to use the Trademark in connection with the operation of a privately-owned non-racing gaming establishment (the "Project") located at Rockingham Park, Salem, New Hampshire (the "Territory").

                      OPERATIVE PROVISIONS

           In  consideration  of  the  recitals,   covenants  and
conditions contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Licensor and Licensee agree as follows:

           1. LICENSE. The Licensor grants to the Licensee the non-exclusive, personal and nontransferable right to use the Trademark in the Territory in connection with the operation of the Project.

           2. OPERATION OF PROJECT. The Licensee shall operate the Project in a first-rate manner, consistent with the quality of other gaming operations on the eastern seaboard of the United States, and shall use the Trademark only in connection with the operations of the Project, and the quality of the operations of the Project shall be satisfactory to the Licensor, as determined in its sole discretion.

           3.    INSPECTION.    The  Licensee  will  permit  only
authorized representatives of the Licensor to inspect, at all reasonable times, the operations of the Project.

           4. USE OF TRADEMARK. Whenever the Licensee uses the Trademark in advertising or in any other manner in connection with the Project, the Licensee shall clearly indicate the Licensor's ownership of the Trademark. The Licensee shall provide the Licensor with samples of all signs, advertising, promotional material, literature, packages and labels prepared by or for the Licensee and intended to be used by Licensee. When using the Trademark under this Agreement, the Licensee undertakes to comply with all laws pertaining to trademarks in force at any time in the Territory.

           5. REGISTRATION OF LICENSEE. If the law requires, or if requested by the Licensor or its duly authorized representative, the Licensee shall execute any such documents and to take such action as may be necessary to implement an application to register the Licensee as a Permitted User or to retain, enforce or defend the Trademark.

           6. ASSIGNMENT OF LICENSEE. The right granted in Paragraph 1 hereof shall not be transferable without the Licensor's prior written consent, which consent may be granted or withheld in Licensor's sole discretion, PROVIDED, HOWEVER, that the Licensee shall have the right to use the Trademark in the Territory for the purpose of exercising the rights granted hereunder.

           7. INDEMNITY. The Licensor assumes no liability to the Licensee or to third parties with respect to the operations of the Project or to the use of the Trademark in the Territory, and the Licensee hereby defends, indemnifies and holds harmless the Licensor against all losses, damages and expenses, including attorneys' fees, incurred as a result of or related to claims of third persons involving the operations of the Project or use of the Trademark.

           8. COMPENSATION. Licensee shall pay to Showboat monthly fees for the Services rendered hereunder equal to three percent (3%) of Licensee's Earnings before any interest expense, income taxes, capital lease rentals, depreciation and amortization. Earnings shall have the meaning specified in that certain Management Agreement among Showboat, Licensee and Rockingham Venture, Inc. dated as of the date hereof (the "Management Agreement"). Payment of the fee payable hereunder shall be paid in the manner and at the times as the Management Fee is paid to Showboat under the Mangement Agreement. Showboat and Licensee agree that the fees provided for by this Section 2.1 constitute their good faith determination of the fair market value of such services.

           9.   TERM.

                (a) The term of this Agreement shall commence on the enactment of privately owned non-racing gaming legislation and shall continue in effect for a term of 50 years thereafter or upon the earlier termination of the Management Agreement.

                (b) If the Licensee or any sublicensee makes any assignment of assets or business for the benefit of creditors, or if a trustee or receiver is appointed to administer or conduct its business or affairs, or if it is adjudged in any legal proceeding to be either voluntary or involuntary bankrupt, then all the rights granted herein shall forthwith cease and terminate without prior notice or legal action by the Licensor and without any further obligation or liability to Licensor.

                (c) Should the Licensee fail to comply with any provision of this Agreement, the Licensor may terminate this Agreement without prior notice or legal action and without any further obligation or liability to Licensor. The Licensor shall have the right to determine unilaterally whether or not the conditions envisioned by this subparagraph exist, and the Licensor's determination shall be final.

           10. OWNERSHIP OF TRADEMARK. The Licensee acknowledges the Licensor's exclusive right, title and interest in and to the Trademark including its trademarks, logos, service marks, and any variation or extensions thereof (collectively, "Showboat Intellectual Property" and will not at any time do or cause to be done any act or thing contesting or in any way impairing or tending to impair any part of such right, title, and interest. In connection with the use of the Trademark, the Licensee shall not in connection with the use of the Trademark, the Licensee shall not in any manner represent that it has any ownership in the Trademark or registration hereof, and the Licensee acknowledges that use of the Trademark shall not create in the
Licensee's favor any right, title, or interest in or to the Trademark, but all uses of the Trademark by the Licensee shall insure to the benefit of the Licensor. Upon termination of this Agreement in any manner provided herein, the Licensee will cease and desist from all use of the Trademark in any way (and will deliver up to the Licensor, or its duly authorized representatives, all material and papers upon which the Trademark appears), and the Licensee shall at no time adopt or use, without the Licensor's prior written consent, any word or mark which is likely to be similar to or confusing with the Trademark.

           11. NOTICES. Any notices required or permitted to be given under this Agreement shall be deemed sufficiently given if mailed by certified mail, postage prepaid, addressed to the party to be notified at its address shown at the beginning of this Agreement, or at such other address as may be furnished in writing to the notifying party.

           IN WITNESS WHEREOF this Agreement has been executed as of the day and year first above written.


"Licensor"                         "Licensee"

SHOWBOAT, INC.                     SHOWBOAT ROCKINGHAM
                                      COMPANY, LLC



By: /S/ J.K. Houssels III          By:___________________________


                                3
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